UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HUNTINGTON INGALLS INDUSTRIES, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 3, 2012

Dear Fellow Stockholders:

On behalf of your Board of Directors and management team, I would like to invite you to attend the 2012 Annual Meeting of Stockholders. We will meet on Wednesday, May 2, 2012 at 1:00 p.m. Eastern Daylight Time at the Newport News Marriott at City Center, 740 Town Center Drive, Newport News, Virginia 23606. This will be our first stockholders meeting since we became an independent public company, and we are looking forward to receiving the feedback of our stockholders on the proposals included in the accompanying proxy statement. We are also enthusiastic about providing you with an update on our operations.

The accompanying Notice of 2012 Annual Meeting and Proxy Statement describe the matters on which you, as a stockholder, may vote at the annual meeting, and gives details of the business to be conducted at the meeting.

Your vote is very important to us. I encourage you to vote your shares by returning the enclosed proxy card, or by following the instructions for Internet or telephone voting printed on the proxy card. Even if you plan to attend the meeting in person, I encourage you to vote your shares in advance.

Thank you for your support of Huntington Ingalls Industries. I look forward to seeing you at the annual meeting.

Sincerely,

Thomas B. Fargo

Chairman of the Board

Notice of 2012 Annual Meeting of Stockholders

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, Virginia 23607

DATE AND TIME	Wednesday, May 2, 2012, at 1:00 p.m. Eastern Daylight Time

PLACE	Newport News Marriott at City Center, 740 Town Center Drive, Newport News, Virginia 23606

ITEMS OF BUSINESS

•    Elect three directors

•    Ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2012

•    Advisory approval of executive compensation

•    Advisory vote on the frequency of future advisory approvals of executive compensation

•    Approve the 2012 Long-Term Incentive Stock Plan

•    Approve the Performance-Based Compensation Policy to preserve the tax deductibility of performance-based payments

•    Transact any other business that properly comes before the annual meeting

RECORD DATE	Stockholders of record at the close of business on March 13, 2012 are entitled to vote at the annual meeting.

PROXY VOTING	It is important that you vote your shares so that they are counted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card, or by following the instructions printed on the proxy card or contained in the proxy statement for Internet or telephone voting.

Bruce N. Hawthorne

Corporate Vice President,

General Counsel and Secretary

April 3, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 2, 2012: The Notice of 2012 Annual Meeting and Proxy Statement and 2011 Annual Report are available at www.envisionreports.com/HII.

Proxy Statement—Table of Contents

i

Proxy Statement—Table of Contents (Continued)

ii

2012 Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

•	Date and Time: May 2, 2012, at 1:00 p.m. Eastern Daylight Time

•	Place: Newport News Marriott at City Center, 740 Town Center Drive, Newport News, Virginia 23606

•	Record Date: March 13, 2012

•	Voting: Holders of our common stock are entitled to one vote per share

•	Admission: To attend the meeting in person, you will need to follow the instructions included on page 85

Items to be Voted at the Annual Meeting

	Board Vote Recommendation	Page Reference (for more information)
1. Elect three directors	FOR	72
2. Ratify the appointment of our independent auditors	FOR	73
3. Advisory approval of executive compensation	FOR	74
4. Advisory vote on the frequency of future advisory approvals of executive compensation	EVERY YEAR	75
5. Approve the 2012 Long-Term Incentive Stock Plan	FOR	76
6. Approve the Performance-Based Compensation Policy to preserve the tax deductibility of performance-based payments	FOR	81

Director Nominees

Your Board is asking you to elect, for terms ending in 2015, the three nominees for director named below, each of whom is currently serving as a director of our company. The table provides summary information about the nominees for director, including their names, ages, occupations, whether they are independent directors under New York Stock Exchange (“NYSE”) listing rules, and the Board committees on which they currently serve. The directors will be elected by a plurality vote.

Name	Age	Occupation	Independent Director	Board Committees
Paul D. Miller	70	Retired Chairman of Alliant Techsystems, Inc.	Yes	Compensation Committee (Chair)

C. Michael Petters	52	President and Chief Executive Officer of Huntington Ingalls Industries, Inc.	No	—

Karl M. von der Heyden	75	Chairman Emeritus of The American Academy in Berlin; Trustee of New York City Global Partners	Yes	Audit Committee (Chair)

2012 Proxy Statement Summary (Continued)

Continuing Directors

The following table provides summary information about the five directors of our company whose terms will continue after the annual meeting, including their names, ages, occupations, whether they are independent directors under NYSE listing rules, and the Board committees on which they currently serve.

Name	Age	Occupation	Independent Director	Board Committees	End of Term
Robert F. Bruner	62	Dean of the Darden Graduate School of Business Administration at the University of Virginia	Yes	Audit Committee	2013

Artur G. Davis	44	Resident fellow at Harvard University’s Institute of Politics	Yes	Governance and Policy Committee	2013

Thomas B. Fargo	63	Chairman of the Board of Directors of Huntington Ingalls Industries, Inc.	Yes	Compensation Committee and Governance and Policy Committee	2013

Anastasia D. Kelly	62	Partner in DLA Piper LLP	Yes	Governance and Policy Committee (Chair)	2014

Thomas C. Schievelbein	58	Director and Interim President and Chief Executive Officer of The Brink’s Company	Yes	Audit Committee	2014

Ratify the Appointment of our Independent Auditors

Your Board is asking you to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2012. Set forth below is summary information with respect to the fees of Deloitte & Touche for services provided to us in 2011.

2011
Fees Billed:
Audit Fees	$4,702,000
Audit-Related Fees	42,030
Tax Fees	—

Total	$4,744,030

Advisory Approval of Executive Compensation

Your Board is asking you to approve, on an advisory basis, the compensation of our named executive officers. This vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and is often referred to as a “say on pay.”

2012 Proxy Statement Summary (Continued)

Advisory Vote on the Frequency of Future Advisory Approvals of Executive Compensation

Your Board is asking you to vote in favor of our having future advisory approvals of executive compensation every year. This vote is also required by the Dodd-Frank Act, and is often referred to as a “say when on pay.” Your Board believes that a vote on the compensation of our named executive officers should be conducted every year so that stockholders may annually express their views on our executive compensation program.

Approval of the 2012 Long-Term Incentive Stock Plan

Your Board is asking you to approve the 2012 Long-Term Incentive Stock Plan. We are asking for your approval in accordance with the requirements of the NYSE.

Approval of the Performance-Based Compensation Policy to Preserve the Tax Deductibility of Performance-Based Payments

Your Board is asking you to approve the Performance-Based Compensation Policy to preserve the tax deductibility of performance-based payments. We are asking for your approval in accordance with the requirements of the Internal Revenue Code in order to ensure that certain payments to certain of our officers will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code and therefore be fully deductible by us as a business expense in the year of payment.

Executive Compensation Elements for 2011

Key compensation elements for 2011 for our Named Executive Officers (as defined below) consist of base salaries, annual incentive awards and long-term incentive awards.

•	Base salary provides a fixed level of compensation that is competitive within the relevant market and helps attract and retain highly qualified executives.

•

Annual incentive awards are provided in cash and intended to provide motivation to our executives to achieve pre-determined financial and operational targets that are clearly aligned with our strategic goals. Under our Annual Incentive Plan, and based on achievement of the performance goals under the plan, awards were approved by the Compensation Committee for our named executive officers ranging from 162% to 200% of target.

•

Long-term incentive awards are equity-based and intended to promote attainment of pre-determined performance goals aligned with long-term stockholder interests. The Compensation Committee approved the grant of restricted performance stock rights to our named executive officers under our Long-Term Incentive Stock Plan that vest at the end of a three-year performance period if the performance criteria set by the Compensation Committee have been achieved.

•

In addition, at the time of our spin-off from Northrop Grumman Corporation in March 2011, one-time retention grants were made to each of our named executive officers in the form of restricted stock rights that vest on the third anniversary of the grant to ensure overall business continuity and our successful transition as an independent public company.

Compensation Best Practices

Our compensation practices are designed to reinforce our culture and pay for performance philosophy.

•

Under our compensation program in 2011, 86% of our CEO’s target compensation was at risk, and a range of 71% to 74% of the target compensation of our other Named Executive Officers’ compensation was at risk.

2012 Proxy Statement Summary (Continued)

•

We assess the risk of our compensation programs both internally and with the engagement of the Compensation Committee’s independent consultant on an annual basis. For 2011, we concluded that there was no undue risk associated with the design or delivery of the compensation programs.

•

Our Compensation Committee has established stock ownership guidelines, which provide that each named executive officer must own a multiple of his or her annual base salary in our common stock. The Compensation Committee also approved stock holding requirements that require that our named executive officers hold their HII stock until the stock ownership guidelines have been met and also include subsequent holding requirements.

•

Our Compensation Committee has adopted an executive compensation recoupment policy, which allows us to seek reimbursement of all or a portion of any performance-based short or long-term cash or equity incentive compensation paid or awarded to named executive officers in certain circumstances.

2011 Compensation Summary

The following table summarizes the compensation of our Named Executive Officers, which include our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers for 2011.

Name and Title	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
C. Michael Petters	856,731	6,999,930	2,250,000	2,462,070	339,746	12,908,477
President and Chief Executive Officer
Barbara A. Niland	488,874	2,209,958	770,000	1,652,129	57,532	5,178,493
Corporate Vice President, Business Management and Chief Financial Officer
Irwin F. Edenzon	463,800	1,874,970	568,750	594,887	73,632	3,576,039
Corporate Vice President and President, Ingalls Shipbuilding division
Matthew J. Mulherin	463,800	1,874,970	647,500	942,941	51,036	3,980,247
Corporate Vice President and President, Newport News Shipbuilding division
Bruce N. Hawthorne	359,615	1,874,970	700,000	—	148,936	3,083,521
Corporate Vice President, General Counsel and Secretary

2013 Annual Meeting

Stockholder proposals submitted for potential inclusion in the proxy statement for our 2013 annual meeting must be received by us by December 4, 2012.

General Information About the Annual Meeting and Voting

Your Board of Directors is providing you with these proxy materials in connection with the solicitation of proxies to be voted at our 2012 Annual Meeting of Stockholders and at any postponement or adjournment of the annual meeting. In this proxy statement, Huntington Ingalls Industries, Inc. may also be referred to as “we,” “our,” “us,” “HII” or “the company.”

ITEMS OF BUSINESS TO BE CONSIDERED AT THE ANNUAL MEETING

Your Board is asking you to vote on the following items at the annual meeting:

•	Elect three directors;

•	Ratify the appointment of our independent auditors;

•	Advisory approval of executive compensation;

•	Advisory vote on the frequency of future advisory approvals of executive compensation;

•	Approve the 2012 Long-Term Incentive Stock Plan; and

•	Approve the Performance-Based Compensation Policy to preserve the tax deductibility of performance-based payments.

APPOINTMENT OF PROXY HOLDERS

Your Board asks you to appoint Bruce N. Hawthorne, George M. Simmerman, Jr. and Charles R. Monroe, Jr. as your proxy holders to vote your shares at the annual meeting. You make this appointment by completing and returning the proxy card provided to you or using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you complete and return a proxy card, but do not provide voting directions, they will vote your shares as recommended by your Board.

RECORD DATE AND VOTING

Stockholders owning our common stock at the close of business on March 13, 2012, the record date, or their legal proxy holders are entitled to vote at the annual meeting. Your Board strongly encourages you to vote. Your vote is important. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting. Many stockholders do not vote, so the stockholders who do vote influence the outcome of the matters on which they vote in greater proportion than their percentage ownership of HII.

There are two types of stockholders: stockholders of record and “street name” stockholders. Stockholders of record are stockholders who own their shares in their own names on the company’s books. Stockholders of record can vote by telephone, on the Internet or by mail as described below. Street name stockholders are stockholders who own their shares through a bank, broker or other holder of record. Street name stockholders can vote by the methods explained on the voting instruction card or other information you receive from the bank, broker or other holder of record through which you hold your shares.

General Information About the Annual Meeting and Voting (Continued)

We encourage stockholders of record to vote on the Internet or by telephone. Both are convenient and save us significant postage and processing costs. In addition, when you vote on the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. The Internet and telephone voting procedures are designed to verify that you are a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by Internet or telephone, you do not need to return your proxy card. Internet and telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time on Tuesday, May 1, 2012.

Voting on the Internet. Stockholders of record may vote by proxy on the Internet at www.envisionreports.com/HII. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

Voting by Telephone. Stockholders of record may vote by proxy by using the toll-free number listed on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting by Mail. Stockholders of record may vote by proxy by completing, signing, dating and returning your proxy card in the preaddressed, postage-paid envelope provided.

Voting in Person at the Annual Meeting. If you are a stockholder of record, you may vote in person at the annual meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the bank, broker or other holder of record through which you hold your shares to be able to vote in person at the annual meeting. Your Board recommends that you vote using one of the other voting methods, since it is not practical for most stockholders to attend the annual meeting. However, the method by which you vote your proxy will not limit your right to vote at the annual meeting if you decide to attend in person.

Revoking Your Voting Instructions to Your Proxy Holders. If you are a stockholder of record and you vote by proxy using any method, you may later revoke your proxy instructions by:

•	sending a written statement to that effect to Huntington Ingalls Industries, Inc., Attn: Corporate Secretary, 4101 Washington Avenue, Newport News, Virginia 23607;

•	submitting a proxy card with a later date and signed as your name appears on the stock account;

•	voting at a later time by Internet or telephone; or

•	voting in person at the annual meeting.

If you are a street name stockholder, you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Confidential Voting. We treat your vote as confidential in order to protect the privacy of our stockholders’ votes. Ballots, proxy cards and voting instructions returned to banks, brokers and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator and the inspector of election have access to the ballots, proxy cards and voting instructions.

General Information About the Annual Meeting and Voting (Continued)

QUORUM, VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the record date, there were 48,837,489 shares of our common stock outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the record date, must be present to hold the annual meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but will not be voted on any matter.

If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion only on Items 2 and 6 on the proxy card. If you do not give your bank, broker or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 5, your shares will not be voted on those matters.

If you have shares in an employee benefit plan and do not vote those shares, your trustee may vote your shares in accordance with the terms of the plan.

The required vote and method of calculation for the various business matters to be considered at the annual meeting are as follows:

Item 1—Election of Directors

Directors will be elected by a plurality of the shares present in person or by proxy at the annual meeting or any adjournment thereof and entitled to vote on the election of directors. Plurality voting means the three director nominees receiving the most votes will be elected to the Board. If you do not want your shares to be voted with respect to a particular director nominee, you may “withhold” your vote with respect to that nominee. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares on the election of directors.

Item 2—Proposal to Ratify Appointment of our Independent Auditors

This item will be approved if the number of shares voted in favor exceeds the number of shares voted against. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.

Item 3—Proposal Regarding Advisory Approval of Executive Compensation

This item will be approved as an advisory recommendation to the Board if the number of shares voted in favor exceeds the number of shares voted against. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares on this item. Although the vote on this item is non-binding, as provided by law, your Board will review the results of the vote and will consider it in making future decisions concerning executive compensation.

Item 4—Proposal Regarding Frequency of Future Advisory Approvals of Executive Compensation

The frequency (every year, every two years or every three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. If you are a street name

General Information About the Annual Meeting and Voting (Continued)

stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares on this item. Although the vote on this item is non-binding, as provided by law, your Board will review the results of the vote and will consider it in adopting a policy concerning the frequency of such advisory votes.

Item 5—Proposal to Approve the 2012 Long-Term Incentive Stock Plan

This item will be approved if the number of shares voted in favor exceeds the number of shares voted against, provided that the total votes cast on the item represent over 50% in interest of all shares entitled to vote on the item. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares on this item.

Item 6—Proposal to Approve the Performance-Based Compensation Policy to Preserve the Tax Deductibility of Performance-Based Payments

This item will be approved if the number of shares voted in favor exceeds the number of shares voted against. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record can vote your shares at its discretion on this item.

IMPORTANT REMINDER OF EFFECT OF NOT CASTING YOUR VOTE IF YOU ARE A STREET NAME STOCKHOLDER

If you are a street name stockholder, it is critical that you vote your shares if you want your vote to count on Items 1, 3, 4 and 5. Your bank, broker or other holder of record will not be able to vote your shares on Items 1, 3, 4 and 5 unless you instruct them how you wish to vote.

SOLICITING AND TABULATING VOTES

We will bear the costs of soliciting and tabulating your votes. Our employees, personally, by telephone, by email or otherwise, may solicit your votes without additional compensation. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the 2012 annual meeting for a fee of $12,500 plus associated costs and expenses.

We will reimburse banks, brokers and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, according to certain regulatory fee schedules. See “Electronic Access to Proxy Statement and Annual Report” below for information on how you can help reduce printing and mailing costs.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

You can elect to receive future proxy materials by email, which will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email with instructions containing a link to the website where those materials are available as well as a link to the proxy voting website.

General Information About the Annual Meeting and Voting (Continued)

If you are a stockholder of record, you may enroll in the electronic delivery service by going directly to www.envisionreports.com/HII. You may revoke your electronic delivery election at this site at any time and request a paper copy of the proxy statement and annual report.

If you are a street name stockholder, you may also have the opportunity to receive copies of the proxy statement and annual report electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other holder of record concerning the availability of this service.

HOUSEHOLDING INFORMATION

We have adopted a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of 2012 Annual Meeting and Proxy Statement and the 2011 Annual Report. This procedure reduces our printing costs and postage fees.

If you or another stockholder of record with whom you share an address are receiving multiple copies of the proxy statement and annual report, you can request to receive a single copy of these materials in the future by calling our transfer agent, Computershare, at 1-888-665-9610, or writing to us at Investor Relations, 4101 Washington Avenue, Newport News, VA 23607. If you or another stockholder of record with whom you share an address wish to receive a separate proxy statement and annual report, we will promptly deliver it to you if you request it by contacting Computershare in the same manner as described above.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are a street name stockholder, you can request householding by contacting your bank, broker or other holder of record through which you hold your shares.

Governance of the Company

OVERVIEW OF CORPORATE GOVERNANCE

Corporate governance addresses the relationships between the board of directors, company management, and its stockholders, with the objectives of fostering the company’s long-term success, improving corporate performance and representing the interests of our stockholders.

In planning for the spin-off from Northrop Grumman, which was effective March 31, 2011, and since HII has been an independent company, corporate governance has been a top priority of the board of directors and senior management. We believe that good governance is important not only to our stockholders, but also to our employees, customers, suppliers and others with whom we do business.

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe the responsibilities of our board of directors, how our directors are selected and some key aspects of our board operations.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS

We believe that the foundation for good corporate governance starts with a board of directors whose independence, experience and judgment will allow the board to oversee the work of management and to engage constructively with management to provide advice and counsel regarding all aspects of our business. Your Board and its committees perform a number of important functions for our company and stockholders, including:

•	Reviewing the corporate strategy developed by management and having input into that strategy;

•	Understanding and assessing the risks that our company is facing and monitoring the management of those risks;

•	Selecting the chief executive officer and evaluating the performance of the chief executive officer and other senior executive officers;

•	Reviewing development and succession plans for our senior executives;

•	Monitoring our company’s financial condition and reviewing and approving significant corporate actions; and

•

Overseeing policies to maintain the integrity of our company, including the integrity of our financial statements, our compliance with law and adherence to ethics and the integrity of our relationships with customers and suppliers.

Board oversight of management is also effected through the Board’s three standing committees—the Audit Committee, the Compensation Committee and the Governance and Policy Committee. Each of these committees operates under a separate written charter to promote clarity in their responsibilities and to ensure that the committees will work in a coordinated manner with each other and with the full board of directors. Our committees are discussed in greater detail beginning on page 14 of this proxy statement.

CRITERIA FOR BOARD MEMBERSHIP

Your Board believes that there are certain qualifications that are applicable to all directors, and that there are specific skills and experience that individual directors should bring to the Board. The Board

Governance of the Company (Continued)

and the Governance and Policy Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our company’s current and future needs.

Qualifications for All Directors. Your Board believes that all its members must possess the following qualifications:

•	High personal and professional integrity and ethical standards;

•	Substantial educational, business, military or professional accomplishments in leading organizations;

•	Ability to represent the best interests of all stockholders; and

•	Demonstrated leadership ability and sound judgment.

Prospective directors must also be willing to submit to a background check necessary for obtaining a security clearance (confidential, secret or top secret).

Selection of Individual Candidates. In addition to the qualifications that are applicable to all directors, your Board and the Governance and Policy Committee consider, among other things, an individual’s understanding of and accomplishments in areas such as complex manufacturing, heavy industry and engineering, government procurement and contracting, the defense industry, finance, regulatory compliance, and government and public policy. We also consider whether the individual has the ability to commit sufficient time and attention to the activities of the Board, and the absence of any potential conflicts with our company’s interests. We strive to have a combination of skills, experience and perspectives that will help create an outstanding, dynamic and effective Board, to contribute to the performance of our company and represent the interests of stockholders. All of our non-employee directors are expected to serve on Board committees, further supporting the Board by providing expertise to those committees. The needs of the committees will also be reviewed when considering nominees to the board. In selecting candidates, the Board and the Governance and Policy Committee take diversity into account, seeking to ensure a representation of varied experiences, backgrounds and perspectives.

Service on Other Boards. In accordance with our Corporate Governance Guidelines, the Board considers the number of boards of other public companies and audit committees of those boards on which a prospective director serves. Under our Corporate Governance Guidelines, directors should not serve on more than four other boards of publicly traded companies in addition to our Board, and directors who also serve as chief executive officers or in equivalent positions should not serve on more than two other boards of publicly traded companies, in each case without the approval of the chairman of the Governance and Policy Committee. A director who is a full-time employee of our company may not serve on the board of more than two other publicly traded companies unless approved by the Board. No member of the Audit Committee may serve on the audit committees of more than three publicly traded companies (including our company) without the approval of the Board, which must determine annually that such simultaneous service would not impair the ability of the member to effectively serve on our Audit Committee.

Retirement Policy. Under the retirement policy of our Corporate Governance Guidelines, a director will not be re-nominated at the annual meeting following the earlier of his or her 76th birthday or 15 years of service on the Board. In addition, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board expects that director to tender his or her resignation for consideration by the Governance and Policy Committee and the Board.

Governance of the Company (Continued)

Conclusion. The satisfaction of these criteria for directors is implemented and assessed through ongoing consideration of directors and nominees by the Governance and Policy Committee and the Board, as well as through the Board’s self-evaluation process. The Board and the Governance and Policy Committee believe that, individually and as a whole, our company’s directors possess the necessary qualifications to provide effective oversight of management and our business and valuable advice and counsel to our company’s management.

DIRECTOR NOMINATION PROCESS

The Governance and Policy Committee is responsible for recommending nominees for election to the Board and for identifying one or more candidates to fill any vacancies that may occur on the Board. The Governance and Policy Committee may use a variety of sources in order to identify candidates. Candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board, and stockholder recommendations.

Although our Board has not yet nominated for election any persons who were not then serving on our Board, we expect that evaluations of prospective candidates who will be new to our Board will include a review of the candidate’s background and qualifications by the Governance and Policy Committee, interviews with the Chairman of the Board and the Governance and Policy Committee as a whole, one or more members of the Governance and Policy Committee, or one or more other Board members, and discussions of the Governance and Policy Committee and the full Board. We expect that the Governance and Policy Committee will then recommend candidates to the full Board, with the full Board selecting the candidates to be nominated for election by the stockholders or to be elected by the Board to fill a vacancy.

In determining to recommend to the Board the nominees for election at each annual meeting, the Governance and Policy Committee reviews the size of the Board and the criteria set forth above in order to assemble a group of nominees that, individually and as a group and together with directors who will continue to serve on the Board, the Governance and Policy Committee believes satisfies the needs of the Board. Accordingly, the Governance and Policy Committee will annually review the composition of the Board as a whole and make recommendations, if deemed necessary, to enhance the Board in order to achieve what it believes is the optimal mix of experience, expertise, skills, specialized knowledge, diversity and other criteria.

Stockholders who wish to recommend candidates for director for consideration by the Governance and Policy Committee must submit the name and relevant information about the candidate in writing to the Corporate Secretary. All candidates recommended by stockholders are required to meet the criteria for directors described above. Stockholder-recommended candidates who meet the criteria described above will be evaluated by the Governance and Policy Committee. In accordance with our Corporate Governance Guidelines, the Governance and Policy Committee will evaluate candidates recommended by stockholders in the same manner as candidates identified through other means. Stockholders who wish to nominate a director for election at an annual meeting must follow the procedures set forth in our Bylaws and described beginning on page 18 of this proxy statement.

DIRECTOR INDEPENDENCE

On an annual basis, the Board determines the independence of our directors, following a review and recommendation from the Governance and Policy Committee. Under our Corporate Governance

Governance of the Company (Continued)

Guidelines, the Board determines independence on the basis of the definition of “independence” set forth in the corporate governance listing standards of the NYSE listed company manual.

The Board has reviewed relevant relationships between our company and each non-employee director to determine compliance with NYSE independence requirements. Based on that review, the Board has determined that Dr. Bruner, Mr. Davis, Admiral Fargo, Ms. Kelly, Admiral Miller, Mr. Schievelbein and Mr. von der Heyden, all of the Board’s non-employee directors, are independent. The Board has also determined that each current member of the Audit Committee satisfies the additional independence requirements of the Securities and Exchange Commission (“SEC”) and that each current member of the Compensation Committee satisfies the additional independence requirements of the SEC and the Internal Revenue Code.

BOARD LEADERSHIP STRUCTURE

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure from time to time so that the Board will be able to provide effective oversight of management. Our Bylaws establish the position of Chairman, but our Corporate Governance Guidelines state that the Board believes it is in the best interests of the company and its stockholders for the Board to have the flexibility to determine the best director to serve as Chairman. The independent directors considered the Board’s leadership structure in connection with the spin-off and will consider this matter on at least an annual basis. This consideration includes the pros and cons of a combined chairman and chief executive officer role and separate chairman and chief executive officer roles in light of our operating and governance environment over time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Non-Executive Chairman. Consistent with this analysis, the Board has determined that having an independent, non-executive chairman is optimal for our company at the present time. This structure provides the Board with independent leadership and allows the chief executive officer to focus on our company’s business operations. At the time of the spin-off, the independent directors selected Admiral Fargo as our non-executive Chairman of the Board.

Pursuant to our Corporate Governance Guidelines, our non-executive Chairman has the following responsibilities:

•	Chair all Board and stockholder meetings, including executive sessions of the independent directors;

•	Serve as a liaison between the chief executive officer and the independent directors;

•

Ensure the quality, quantity and timeliness of the flow of information from management sent to the Board; although management is responsible for the preparation of the materials for the Board, the non-executive Chairman may specifically request the inclusion of certain materials;

•

Prepare the agendas of the Board meetings and assist the chairman of each standing committee with preparation of agendas for the respective committee meetings, taking into account the requests of other Board and committee members;

•	Set an appropriate schedule for Board meetings to assure that there is sufficient time for discussion of all agenda items;

Governance of the Company (Continued)

•	Along with the chairman of the Governance and Policy Committee, interview all Board candidates and make recommendations to the Governance and Policy Committee and the Board;

•	Have the authority to call meetings of the Board and meetings of the independent directors; and

•	If requested by the chief executive officer, be available for consultation and direct communication with stockholders.

Conclusion. All of our directors play an active role in overseeing our company’s business both at the Board and committee level. Our Board is comprised of one director who serves as our Chief Executive Officer and seven independent directors. Our independent directors are skilled and experienced leaders in business, education, government, military and public policy. Our independent directors are effective in collaborating with management as well as in thoroughly reviewing proposals made by management, and having an independent Board leader supports this relationship. Overall, we believe that having a non-executive Chairman of the Board along with six other strong independent directors is an appropriate and effective structure to oversee our business and to provide advice and counsel to the Chief Executive Officer and other senior officers of our company.

BOARD COMMITTEE FUNCTIONS AND MEMBERSHIP

Your Board has three standing committees: Audit, Compensation, and Governance and Policy. The Audit, Compensation, and Governance and Policy Committees are each constituted and operated according to the requirements of the SEC and the NYSE listed company manual. Each Board committee is governed by a written charter that can be viewed on our website at www.huntingtoningalls.com and is available in print to any stockholder requesting a copy. All members of each Board committee are independent as determined under the requirements of the NYSE listed company manual.

Audit Committee. The Audit Committee has the responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy of and compliance with our system of internal controls. In addition, the Audit Committee will appoint or discharge our independent auditor, and review and approve auditing services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor. The responsibilities of the Audit Committee are more fully described in our Audit Committee Charter. The members of the Audit Committee are Mr. von der Heyden (chair), Dr. Bruner and Mr. Schievelbein. The Board has determined, in accordance with NYSE requirements, that each member of the Audit Committee is financially literate and that Mr. von der Heyden possesses accounting or related financial management expertise. The Board has also determined that Mr. von der Heyden qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Compensation Committee. The Compensation Committee oversees all compensation and benefit programs and actions that affect our elected officers. The Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs and reviews top-management succession plans. The Compensation Committee reviews and recommends to the board of directors the compensation of directors. The responsibilities of the Compensation Committee are more fully described in the Compensation Committee Charter. The members of the Compensation

Governance of the Company (Continued)

Committee are Admiral Miller (chair) and Admiral Fargo. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee. Accordingly, there were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2011.

Governance and Policy Committee. The Governance and Policy Committee is responsible for developing and recommending to the board of directors criteria for board membership; identifying and reviewing the qualifications of candidates for election to the board of directors; and assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the board of directors. The Governance and Policy Committee also reviews and recommends action to the board of directors on matters concerning transactions with related persons and matters involving corporate governance and, in general, oversees the evaluation of the board of directors. The responsibilities of the Governance and Policy Committee are more fully described in the Governance and Policy Committee Charter. The members of the Governance and Policy Committee are Ms. Kelly (chair), Mr. Davis and Admiral Fargo.

BOARD STRUCTURE

Our Board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office and until their successors are elected. The terms are staggered so the term of only one class of directors expires at each annual meeting.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

In accordance with our Corporate Governance Guidelines, our directors, with no members of management present (including directors who are also officers of our company), have the opportunity to meet in executive session in connection with each regularly scheduled Board meeting. In addition, the Corporate Governance Guidelines provide that at least one executive session of independent directors is held each year. In 2011, all of our directors, other than our Chief Executive Officer, were independent under NYSE listing standards. The independent directors met in executive session at each of the four regular Board meetings during the year. The non-executive Chairman presides over the executive sessions.

In addition, the Audit Committee regularly meets in executive session with management, our independent auditor and the appropriate representatives of our internal audit department. The Compensation Committee also meets in executive session on a regular basis.

THE BOARD’S ROLE IN RISK OVERSIGHT

Your Board’s responsibilities include oversight of risk management, which includes matters such as confirming that management is maintaining the appropriate financial and operational internal controls, that our business is conducted in compliance with applicable laws and regulations and that management has identified and is properly addressing other risks that may affect our business. To discharge these responsibilities, the Board must understand the various risks facing our company. While risks are considered in virtually every business decision and as part of our business strategy, the Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive and profitable. The Board’s objective in overseeing risk management is to satisfy itself that management is appropriately assessing and managing our risks.

Governance of the Company (Continued)

The Board and its committees are responsible for evaluating our company’s risk management processes and determining whether they are functioning adequately. In order to satisfy this responsibility, the Board and its committees facilitate open communication between management and the directors and foster an appropriate culture of integrity and risk awareness. While the Board and its committees oversee risk management, management is charged with managing risk. We have internal processes, policies and procedures and an internal control environment that facilitate the continuous identification, evaluation and management of risks and regular communication with the Board and its committees. Important processes our company uses to identify, evaluate and manage risks include: regular and recurring meetings in which senior management is apprised of and provides guidance to identify, quantify and eliminate, mitigate or otherwise address program, financial or other risks; internal management disclosure committee meetings; a compliance program based on our Code of Ethics and Business Conduct, coupled with compliance education and training to promote compliance and encourage reporting of potential non-compliance; robust quality standards and processes; and a comprehensive internal and external audit process. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board and its committees engage in continuous discussions throughout the year with management regarding risk assessment and risk management, and directors are free to and do communicate directly with senior management.

While the Board, as a whole, has responsibility for the oversight of risk management, Board committees also oversee the company’s risk profile and exposures relating to the matters within the scope of their authority and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. The Audit Committee oversees risks related to the company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee also oversees the internal and external audit functions and our Code of Ethics and Business Conduct. The Audit Committee meets separately with our General Counsel, Corporate Vice President of Internal Audit and representatives of the independent auditing firm and discusses with each of these persons our major risk exposures and the steps that management has taken to monitor and address such exposures.

The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. As discussed in more detail under Compensation Discussion and Analysis beginning on page 30 of this proxy statement, the Compensation Committee evaluates and approves compensation programs with features that mitigate risk associated with compensation without diminishing the incentive nature of the compensation. The Compensation Committee also discusses with management the procedures that have been put in place to identify and mitigate potential compensation risks. At least annually, the Compensation Committee reviews, and reports to the Board on, the steps being taken to ensure the succession of qualified top-management. The Governance and Policy Committee monitors potential risks to the effectiveness of the Board, including director succession and committee composition, and the principal policies that guide our company’s governance. The Governance and Policy Committee also considers risks relating to our company’s policies and practices with respect to significant public policy and corporate responsibility matters.

BOARD AND COMMITTEE EVALUATIONS

In accordance with our Corporate Governance Guidelines, every year the Board and each committee (under the oversight of the Governance and Policy Committee) conducts an assessment of its performance and at the conclusion of the evaluation process discusses its results. The Board is also required to consider the performance of each individual director on a regular basis.

Governance of the Company (Continued)

CODE OF ETHICS AND BUSINESS CONDUCT

Our board of directors has adopted a Code of Ethics and Business Conduct that applies to our directors, officers and employees. This code forms the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a high level of integrity. Our policies and procedures cover all major areas of professional conduct, including employment policies, conflicts of interest, corporate opportunities and the protection of confidential information, as well as strict adherence to laws and regulations applicable to the conduct of our business. The Code of Ethics and Business Conduct includes the provisions that SEC regulations require for our senior financial officers. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code.

The code is available on our website at www.huntingtoningalls.com and is available in print to any stockholder that requests it.

MEETINGS AND ATTENDANCE

After the spin-off on March 31, 2011, the Board held four meetings, with each of these meetings including an executive session of independent directors. In addition, the Board held 16 committee meetings, comprised of six Audit Committee, three Compensation Committee and seven Governance and Policy Committee meetings. Each director attended 75% or more of the meetings of the Board and the committees on which he or she served during 2011.

Our policy regarding directors’ attendance at the annual meeting is that all directors are expected to attend the annual meeting, absent extenuating circumstances.

INDEMNIFICATION

We indemnify our directors and our elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to HII. This is required under our Bylaws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

Communications and Company Documents

We welcome communications from our stockholders, and we make information that we believe is important to our stockholders available on our website. The following sections describe how stockholders can communicate with the Board, the information that we make available to our stockholders and where you can find that information, and the procedures that stockholders need to follow to propose matters for consideration at our annual meetings or to nominate directors for election at our annual meetings.

COMMUNICATIONS AND COMPANY DOCUMENTS

You may write to the Board, any director, any of the committee chairs or the non-employee directors as a group in care of the Corporate Secretary, Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607. At the direction of the Board, all mail received may be opened and screened for security purposes. The mail will then be logged in.

Stockholder communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. The Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; and surveys. In addition, material that is unduly hostile, threatening or similarly unsuitable will be excluded; however, any communication will be made available to any director upon request.

Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Board committee charters and Code of Ethics and Business Conduct and a link to our SEC filings. To view these documents, go to www.huntingtoningalls.com, click on “Investor Relations” and click on “Corporate Governance”. We will post any amendments to our Code of Ethics and Business Conduct on our website. If we waive the Code of Ethics and Business Conduct with respect to our chief executive officer, chief financial officer or principal accounting officer, we will post information about the waiver at the same location on our website. To view our SEC filings and Forms 3, 4 and 5 filed by our directors and executive officers, go to www.huntingtoningalls.com, click on “Investor Relations” and click on “SEC Filings.”

We will promptly deliver free of charge, to any requesting stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2011 (without exhibits, when applicable), Corporate Governance Guidelines, Board committee charters and Code of Ethics and Business Conduct. Requests should be directed to: Corporate Secretary, Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607.

You can also print copies of these documents from our website at www.huntingtoningalls.com. The information on our website is not a part of this proxy statement.

FUTURE STOCKHOLDER PROPOSALS AND NOMINATION OF DIRECTORS

Under SEC Rule 14a-8, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2013 annual meeting of stockholders, the proposal must be received by us by December 4, 2012 at our principal executive offices at Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607. The proposal should be sent to the attention of the Corporate Secretary.

Article II, Section 2.05 of our Bylaws contains the procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of

Communications and Company Documents (Continued)

stockholders. Assuming that our 2013 annual meeting is held within 30 days before or after the anniversary of the 2012 annual meeting (May 2, 2012), to be timely we must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2013 annual meeting not less than 90 days nor more than 120 days in advance of the anniversary of the date on which we first mailed the proxy materials (April 3, 2012), or between December 4, 2012 and January 3, 2013.

The notice must be submitted in writing to our principal executive offices at Huntington Ingalls Industries, Inc., 4101 Washington Avenue, Newport News, Virginia 23607. The notice should be sent to the attention of the Corporate Secretary. Our Bylaws specify the information that must be contained in the notice. Our Bylaws are posted on our website, www.huntingtoningalls.com, and can be accessed by clicking “Investor Relations” and “Corporate Governance”. If we do not receive your notice on a timely basis as provided in our Bylaws, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to the 2013 annual meeting will use their discretion in voting the proxies when any such matters are raised at the meeting.

Our Board of Directors

We believe that our directors have qualifications, skills and experience that are consistent with our criteria for the selection of directors and that, since the spin-off, our directors as a group have functioned effectively together in overseeing our business.

Our Board of Directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office and until their successors are elected. The terms are staggered so the term of only one class of directors expires at each annual meeting.

ROBERT F. BRUNER

Director since 2011

Term will expire at 2013 annual meeting

Dr. Bruner, age 62, currently serves as the dean of the Darden Graduate School of Business Administration at the University of Virginia, where he has been a faculty member since 1982.

Positions Held: Dr. Bruner is a financial economist whose research focuses in the areas of mergers and acquisitions, capital structure management, commercial and investment banking and corporate finance, and he has worked as a consultant for leading banks and professional services firms to train employees on these subjects. Dr. Bruner was the founding co-editor of the Emerging Markets Review. From 1996 to 2010, he served as Co-Editor of Educator: Courses, Cases, and Teaching, which is a successor to Finance Teaching and Case Abstracts, founded by Dr. Bruner in 1996. Dr. Bruner served as a Director of the Graduate Management Admission Council from 2006 to 2009, and chaired a Task Force on the Globalization of Management for AACSB International. From 2009 to 2011 he was Chairman of the Board of the Consortium for Graduate Study in Management. Prior to his time in academia, Dr. Bruner was an investment analyst and loan officer at First Chicago Corporation for three years, and also served in the U.S. Army Reserve from 1971 to 1977.

Other Directorships and Memberships and Education: Dr. Bruner received a B.A. from Yale University and an M.B.A. and a D.B.A. from Harvard University.

Qualifications, Experience, Attributes and Skills: We believe that Dr. Bruner is qualified to serve as a director based on his extensive experience as a financial economist, his long academic career, including his experience as the dean of a graduate school of business, his experience serving as a director of several educational organizations and his previous banking and finance experience.

ARTUR G. DAVIS

Director since 2011

Term will expire at 2013 annual meeting

Mr. Davis, age 44, is a resident fellow at Harvard University’s Institute of Politics.

Positions Held: Prior to joining Harvard University’s Institute of Politics as a resident fellow, Mr. Davis was a partner with the law firm SNR Denton. Prior to that, he served four terms as a member of the United States House of Representatives, representing Alabama’s Seventh Congressional District. He served for four years as a member of the Ways and Means Committee, which has exclusive jurisdiction over tax-writing policy, and served during his tenure on the Committee on House Administration, the Judiciary Committee, the Budget Committee and the House Financial Services Committee (formerly the Banking Committee). Mr. Davis served as co-chair of the House New Democrat Caucus for four years.

Our Board of Directors (Continued)

Other Directorships and Memberships and Education: Mr. Davis is a director of the Points of Light Foundation. He received both a B.A., magna cum laude, and a J.D., cum laude, from Harvard University.

Qualifications, Experience, Attributes and Skills: We believe that Mr. Davis is qualified to serve as a director based on his experience in and knowledge of the government and the public sector, including his service in the U.S. House of Representatives and on the Ways and Means Committee, the Budget Committee and the House Financial Services Committee, and his legal experience.

THOMAS B. FARGO

Director since 2011

Term will expire at 2013 annual meeting

Admiral Fargo, age 63, is Chairman of the Board of Directors of Huntington Ingalls Industries, Inc.

Positions Held: Admiral Fargo has led companies in both the transportation and research and development sectors. He served as Commander of the U.S. Pacific Command, leading the largest unified command while directing the joint operations of the Army, Navy, Marine Corps and Air Force from May 2002 until his retirement from the U.S. Navy in March 2005. His 35 years of service included six tours in Washington, D.C. and five commands in the Pacific, Indian Ocean, and Middle East, which included Commander-in-Chief of the U.S. Pacific Fleet, Commander Fifth Fleet and Naval Forces of the Central Command.

Current Public Company Directorships: Admiral Fargo serves on the boards of directors of Alexander & Baldwin, Inc., Hawaiian Electric Industries, Inc. (Hawaiian Electric Company) and United Services Automobile Association (USAA).

Prior Public Company Directorships (within the last five years): Admiral Fargo served on the board of directors of Northrop Grumman Corporation prior to the spin-off, and has served on the board of Hawaiian Holdings, Inc. (Hawaiian Airlines, Inc.), including as Chairman of its Compensation Committee.

Other Directorships and Memberships and Education: Admiral Fargo currently holds the John M. Shalikashvili Chair at the National Bureau of Asian Research. He also serves on the boards of directors of the Japan-America Society of Hawaii, the Iolani School Board of Governors, and the Friends of Hawaii Charities. Admiral Fargo is a graduate of the United States Naval Academy.

Qualifications, Experience, Attributes and Skills: We believe that Admiral Fargo is qualified to serve as a director based on his service as Commander of the largest military command in the world and his senior military, government and operations expertise. His public company board experience has given him expertise in corporate governance, aerospace and defense, transportation and finance. Admiral Fargo has received formal training in board service at Harvard University and Stanford University. He also possesses specialized knowledge in both national and homeland security that is directly relevant to our core business and customers.

ANASTASIA D. KELLY

Director since 2011

Term will expire at 2014 annual meeting

Ms. Kelly, age 62, is a partner with the law firm of DLA Piper.

Our Board of Directors (Continued)

Positions Held: Prior to joining DLA Piper, Ms. Kelly was an executive officer of American International Group, Inc. from 2006 to 2010, serving as Executive Vice President and General Counsel from 2006 to January 2009 and as Vice Chairman until December 2009, positions for which she was responsible for addressing legal, regulatory, corporate governance and risk management issues. Prior to joining American International Group, Ms. Kelly was an executive and general counsel of several large, publicly traded companies, including MCI/ WorldCom, Sears, Roebuck and Co., and Fannie Mae.

Current Public Company Directorships: Ms. Kelly serves as a director and member of the Compensation and Risk Committees of Owens-Illinois, Inc., the world’s largest manufacturer of glass containers.

Other Directorships and Memberships and Education: Ms. Kelly serves on the boards of numerous philanthropic organizations. She serves as a director of the Cheney Cardiovascular Institute at George Washington University Hospital, and is a member of the Rock Center for Corporate Governance at Stanford University Law School. Ms. Kelly is also past Chair of Equal Justice Works and a director of Lawyers for Children America and the International Institute for Conflict Prevention & Resolution. She was a director of Saxon Capital from 2005 to 2007. Ms. Kelly received a B.A., cum laude, from Trinity University and a J.D., magna cum laude, from George Washington University Law School. She is a member of the Texas Bar, the District of Columbia Bar and the American Bar Foundation.

Qualifications, Experience, Attributes and Skills: We believe that Ms. Kelly is qualified to serve as a director based on her many years of experience as a senior executive and general counsel of several large, publicly traded companies, her experience as a director of another public company, and her varied business and legal experience.

PAUL D. MILLER

Director since 2011

Nominee for director at this annual meeting

Term will expire at 2015 annual meeting, if elected

Admiral Miller, age 70, served as Chairman and CEO of Alliant Techsystems Inc., an aerospace and defense company, from 1999 until his retirement in 2005.

Positions Held: Admiral Miller was President and CEO of Sperry Marine, Inc. from 1994 to 1998. During his 30-year career with the U.S. Navy, Admiral Miller served as Commander-in-Chief, U.S. Atlantic Command, one of five U.S. theater commands, and served concurrently as NATO Supreme Allied Commander-Atlantic.

Current Public Company Directorships: Since 2001, Admiral Miller has served on the boards of directors and as a member of the audit committees of both Donaldson Company, Inc. and Teledyne Technologies, Incorporated.

Other Directorships and Memberships and Education: Admiral Miller was a director of Atlantic Marine Inc., a private company, from 2009 until the company was sold in 2010. He has a B.A. from Florida State University, completed the U.S. Navy War College, has an M.B.A. from the University of Georgia, and completed the Executive Management Program (PDM) at Harvard Business School.

Qualifications, Experience, Attributes and Skills: We believe that Admiral Miller is qualified to serve as a director based on his 30 years of experience with the U.S. Navy, his experience as the chairman and chief executive officer of an aerospace and defense company, and his experience as a director of other public and private companies.

Our Board of Directors (Continued)

C. MICHAEL PETTERS

Director since 2011

Nominee for director at this annual meeting

Term will expire at 2015 annual meeting, if elected

Mr. Petters, age 52, is the President and Chief Executive Officer of Huntington Ingalls Industries, Inc.

Positions Held: Mr. Petters served as President of Northrop Grumman Shipbuilding from 2008, when it was formed, until 2011, when it was spun off to form HII. Prior to that, he was President of Northrop Grumman Newport News beginning in 2004. Since joining Newport News Shipbuilding and Dry Dock Company, Inc. in 1987, his responsibilities have included oversight of the Virginia-class submarine program, the nuclear-powered aircraft carrier programs, aircraft carrier overhaul and refueling, submarine fleet maintenance, commercial and naval ship repair, human resources and business and technology development. During his stint in the U.S. Navy, Mr. Petters served aboard the nuclear-powered submarine USS Bancroft, and he spent five years in the Naval Reserve.

Other Directorships and Memberships and Education: Mr. Petters serves on the board of directors of the Naval Submarine League, and is a member of both the board of directors and the board of trustees of the Naval Aviation Museum Foundation. He holds a B.S. in physics from the United States Naval Academy and an M.B.A. from the College of William and Mary.

Qualifications, Experience, Attributes and Skills: We believe that Mr. Petters is qualified to serve as a director based on his experience as our President and Chief Executive Officer, his experience as President of our predecessor companies, his experience in operations and in other senior management positions of our predecessor companies, and his military experience as a naval officer.

THOMAS C. SCHIEVELBEIN

Director since 2011

Term will expire at 2014 annual meeting

Mr. Schievelbein, age 58, is the Interim President and Chief Executive Officer of The Brink’s Company, Lead Director of New York Life Insurance Co. and a director of McDermott International Inc.

Positions Held: Mr. Schievelbein served as President of Northrop Grumman Newport News and was a member of the Northrop Grumman Corporate Policy Council from November 2001 until his retirement in November 2004. He served as Chief Operating Officer of Newport News Shipbuilding Inc. from 1995 until 2001 and was responsible for the design, construction and maintenance of nuclear-powered aircraft carriers and submarines. His experience includes the Virginia-class submarine program, CVN-76, CVN-77 and CVN-21 aircraft carrier programs, aircraft carrier overhaul and refueling, submarine fleet maintenance, commercial and naval ship repair and business development.

Current Public Company Directorships: Mr. Schievelbein has served on the board of directors of The Brink’s Company since March 2009 and previously served as a member of its Audit Committee. He has served on the board of directors of New York Life Insurance Co. since 2006 and currently serves as its Lead Director. Mr. Schievelbein has served on the board of directors of McDermott International Inc. since 2004 and currently serves as chairman of its Compensation Committee.

Other Directorships and Memberships and Education: Mr. Schievelbein is a past member of the Secretary of the Navy’s Advisory Panel. He is a director of the U.S. Naval Academy Foundation. Mr. Schievelbein holds a B.S. in Marine Engineering from the United States Naval Academy and a Master’s Degree in Nuclear Engineering from the University of Virginia.

Our Board of Directors (Continued)

Qualifications, Experience, Attributes and Skills: We believe that Mr. Schievelbein is qualified to serve as a director based on his experience as the President and Chief Operating Officer of Northrop Grumman Newport News and Chief Operating Officer of Newport News Shipbuilding Inc., his experience as Interim Chief Executive Officer of a public company and his experience serving as a director of a number of public companies.

KARL M. VON DER HEYDEN

Director since 2011

Nominee for director at this annual meeting

Term will expire at 2015 annual meeting, if elected

Mr. von der Heyden, age 75, is Chairman Emeritus of The American Academy in Berlin and a trustee of New York City Global Partners.

Positions Held: Mr. von der Heyden was vice chairman of the board of directors of PepsiCo, Inc. from 1996 to 2001, where he also served in various senior management capacities, including as chief financial officer. He was previously co-chairman and chief executive officer of RJR Nabisco, Inc., president and chief executive officer of Metallgesellschaft Corp. and senior vice president, chief financial officer and a director of H.J. Heinz Company.

Prior Public Company Directorships (within the last five years): Mr. von der Heyden has served as a director of DreamWorks Animation SKG Inc. (October 2005 to June 2009), Macy’s, Inc. (February 1992 to May 2010), and NYSE Euronext, Inc. (December 2005 to May 2008.)

Other Directorships and Memberships and Education: Mr. von der Heyden is a former director of Aramark Corporation (September 2001 to December 2006) and PanAmSat (March 2005 to May 2006) and a former trustee of Duke University, the YMCA of Greater New York and other non-profit organizations. He served as Chairman of the Financial Accounting Standard Board’s Advisory Council and was a senior adviser to the Clipper Group, a private equity firm. He attended the Free University of Berlin and received a B.A. from Duke University and M.B.A. from the Wharton School of Business at the University of Pennsylvania. He also received a CPA certificate.

Qualifications, Experience, Attributes and Skills: We believe that Mr. von der Heyden is qualified to serve as a director based on his experience as chief executive officer and chief financial officer of several large public companies, his experience as a director of numerous public companies and non-profit entities, and his varied business and finance experience.

Director Compensation

Director compensation elements are designed to:

•	Ensure alignment with long-term stockholder interests;

•	Ensure we can attract and retain outstanding directors who meet the selection criteria outlined in the Governance of the Company section of this proxy statement;

•	Recognize the substantial time commitments necessary to oversee the affairs of our company; and

•	Support the independence of thought and action expected of directors.

Non-employee director compensation levels are reviewed by the Compensation Committee and recommendations are presented to the full Board for approval. Our executive officers are not paid additional compensation for their service on our board of directors.

DIRECTOR COMPENSATION PROGRAM

Our director compensation program for non-employee directors is comprised of both cash retainers and equity awards in the form of restricted stock units granted under our Long-Term Incentive Stock Plan.

The annual cash retainer for non-employee directors is $100,000. The additional annual cash retainer for serving as Non-Executive Chairman of the Board is $250,000. The additional annual cash retainers for serving as chairs of the Board committees are: Audit $20,000; Compensation $15,000; and Governance and Policy $15,000. The additional annual cash retainers for serving as members (but not as chairs) of the Board committees are: Audit $15,000; Compensation $5,000; and Governance and Policy $5,000. All retainer amounts are paid on a quarterly basis at the end of each quarter in arrears.

Non-employee directors receive an annual equity award with a value of $100,000 in the form of restricted stock units. On the first trading day of each quarter, each non-employee director is granted an award of restricted stock units determined by dividing $25,000 by the per share closing price of our common stock on the NYSE on the date of grant, rounded down to the nearest whole unit.

Restricted stock unit awards are fully vested at grant and generally become payable within 30 days following the date a non-employee director ceases to provide services as a member of the Board. Non-employee directors are entitled to receive dividend equivalents with respect to their outstanding and unpaid restricted stock units. Dividend equivalents, if any, are paid in the form of a credit of additional restricted stock units and are subject to the same vesting, payment and other provisions as the underlying restricted stock units.

In addition, at the time we became an independent public company, one-time equity grants were made to each of our non-employee directors to ensure that their long-term interests were aligned with those of our stockholders. The equity grants were in the form of restricted stock unit awards that were fully vested at grant and generally become payable within 30 days following the date a non-employee director ceases to provide services as a member of the Board. The equity grants were made with a value of $300,000 for our Non-Executive Chairman of the Board and $200,000 for our other non-employee directors.

Director Compensation (Continued)

2011 DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation of our non-employee directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert F. Bruner	115,000	275,000	—	390,000
Artur G. Davis	105,000	275,000	—	380,000
Thomas B. Fargo	350,000	375,000	—	725,000
Karl von der Heyden	120,000	275,000	—	395,000
Anastasia D. Kelly	115,000	275,000	—	390,000
Paul D. Miller	115,000	275,000	—	390,000
Thomas C. Schievelbein	115,000	275,000	—	390,000

(1)	The values for stock awards represent the grant date fair value of the restricted stock units granted in 2011, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 19 of the financial statements included in our 2011 Annual Report on Form 10-K. As of December 31, 2011, the non-employee directors held the following number of restricted stock units: Bruner—7,230; Davis—7,230; Fargo—9,639; von der Hayden—7,230; Kelly—7,230; Miller—7,230; and Schievelbein—7,230.

Executive Compensation

INTRODUCTION

This section provides information about our executive compensation program with respect to the 2011 compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were employed by us as of December 31, 2011, whom we refer to as our Named Executive Officers. It begins with biographies of our Named Executive Officers. Next is the Compensation Discussion and Analysis, which explains how and why the Compensation Committee made its compensation decisions for the Named Executive Officers, followed by the Report of our Compensation Committee. Finally, this section includes the detailed executive compensation tables in the format required by the SEC.

NAMED EXECUTIVE OFFICER BIOGRAPHIES

The following biographies provide information regarding the experience of our Named Executive Officers.

C. Michael Petters, President and Chief Executive Officer

Mr. Petters is President and Chief Executive Officer of HII. He assumed this role on March 31, 2011, when Northrop Grumman Shipbuilding began operating as the newly-formed and publicly-owned Huntington Ingalls Industries following a spin-off from Northrop Grumman Corporation. Mr. Petters is also a member of our Board of Directors.

Mr. Petters is responsible for leading the design, construction and overhaul of conventionally-powered surface combatants, amphibious and auxiliary ships and nuclear-powered submarines and aircraft carriers, as well as business opportunities in adjacent markets. Prior to his current position and since 2008, he served as president of Northrop Grumman Shipbuilding. Prior to that, he served as president of the Newport News sector of Northrop Grumman Corporation.

Mr. Petters joined Newport News Shipbuilding in 1987 in the Los Angeles-class submarine construction division. He subsequently held a number of increasingly responsible positions throughout the organization, including production supervisor for submarines, marketing manager for submarines and carriers, vice president for aircraft carrier programs, vice president for contracts and pricing, and vice president for human resources.

A native of Florida, Mr. Petters earned a bachelor’s degree in physics from the U.S. Naval Academy in 1982, served aboard the nuclear-powered submarine USS George Bancroft and spent five years in the Naval Reserve. In 1993, he earned a master’s degree in business administration from the College of William and Mary.

Mr. Petters was appointed by former Virginia Governor Tim Kaine to serve on the Advisory Council on Revenue Estimates. He serves on the board of directors of the Naval Submarine League and is a member of both the board of directors and the board of trustees of the Naval Aviation Museum Foundation. Mr. Petters also serves on the distinguished advisory board for the Dolphin Scholarship Foundation and on the advisory council for the Naval Historical Foundation.

Barbara A. Niland, Corporate Vice President of Business Management and Chief Financial Officer

Ms. Niland is Corporate Vice President, Business Management and Chief Financial Officer of HII. Named to this position at the time of the spin-off, she is responsible for directing our business strategy and processes in support of business growth and profitability goals. Ms. Niland also has responsibility

Executive Compensation (Continued)

for business management functions, such as investor relations, treasury, internal audit, contracts, estimating and pricing, accounting, financial reporting, planning and analysis, rates and budgets and program cost control.

Prior to her current position, Ms. Niland served as sector vice president of business management and chief financial officer of Northrop Grumman Shipbuilding (2008-2011) and the Newport News sector of Northrop Grumman Corporation (2004-2008), positions in which she was responsible for directing the sector’s business strategy and processes in support of business growth and profitability goals. She also had responsibility for sector business management functions, such as contracts, estimating and pricing, accounting, financial reporting, planning and analysis, rates and budgets and program cost control. Before that, Ms. Niland served as vice president of finance and controller for Northrop Grumman’s Electronic Systems sector. In this role, she was responsible for financial planning, financial accounting, government accounting, engineering and manufacturing finance, international finance and the business management functions.

Ms. Niland began her career at Westinghouse (a predecessor of Northrop Grumman Electronic Systems) in 1979, where she held a number of financial and business management positions, serving as business manager for a number of space systems programs and later being named program director of business management for space systems. Ms. Niland was promoted to vice president of finance and controller for Northrop Grumman Electronic Systems in 2002.

Ms. Niland earned a bachelor’s degree in finance from Towson State University and a masters of science degree from the University of Maryland University College.

Matthew J. Mulherin, Corporate Vice President and President, Newport News Shipbuilding Division

Mr. Mulherin is Corporate Vice President of HII and President of the Newport News Shipbuilding division. Named to this position at the time of the spin-off, he is responsible for all Newport News Shipbuilding engineering, operations and programs, including the most complex ships in the world: nuclear-powered aircraft carriers and nuclear-powered submarines. Newport News Shipbuilding generates approximately $3.5 billion in annual revenues and employs nearly 20,000 employees.

Prior to his current position and since 2008, Mr. Mulherin served as sector vice president and general manager of site operations at Newport News as part of Northrop Grumman Shipbuilding. His responsibilities included programs for the company’s Newport News operations, where he successfully led the sector’s aircraft carrier design and construction programs, carrier refueling and overhaul programs, and the submarine program.

Mr. Mulherin earned a bachelor’s degree in civil engineering from Virginia Tech in 1981 and began his career at Newport News Shipbuilding the same year as a nuclear test engineer. Since then, he has held increasingly responsible positions, including nuclear project manager for Los Angeles-class submarines, director of facilities, director of nuclear engineering and refueling and director of carrier refueling and overhaul construction. Mr. Mulherin also served as director and vice president for the next generation of aircraft carriers, the Gerald R. Ford class, and vice president of all programs, including shipbuilding and repair, Department of Energy programs and commercial energy programs.

Mr. Mulherin serves on the board of directors of the United Way of the Virginia Peninsula and on the board of trustees of The Mariners’ Museum. He also serves on the distinguished advisory board for the Grado Department of Industrial and Systems Engineering at Virginia Tech and is a committee member of Greater Peninsula NOW.

Executive Compensation (Continued)

Irwin F. Edenzon, Corporate Vice President and President, Ingalls Shipbuilding Division

Mr. Edenzon is Corporate Vice President of HII and President of the Ingalls Shipbuilding division. Named to this position in 2011, he is responsible for all programs and operations at Ingalls Shipbuilding, including U.S. Navy destroyer, amphibious assault and surface combatant programs and the U.S. Coast Guard cutter program. He also has responsibility for our subsidiaries Continental Maritime, a San Diego shipyard that services and supports U.S. Navy ships stationed on the West Coast, and AMSEC, a full-service provider of engineering, logistics and technical support services.

Prior to his current position and since 2008, Mr. Edenzon served as sector vice president and general manager of Northrop Grumman Shipbuilding-Gulf Coast. Prior to that, he served as the director of future carrier programs and as senior vice president of technology development and fleet support for Northrop Grumman’s Newport News sector. Named to this position in 2007, he successfully led efforts to increase Newport News’ strategic focus on and execution of fleet maintenance business, which included surface ships, submarines and commercial ship repair. Prior to joining Northrop Grumman in 1997 as director of international programs, Mr. Edenzon was vice president of business development for Textron Marine and earlier served as director of product line and contracts management at Sperry Marine. He began his career in Florida with Perry Offshore, a company that developed and built saturation diving systems, service manned submersibles and remotely-controlled underwater vehicles for offshore companies, the U.S. Navy and international navies. During his 10 years with that company, Mr. Edenzon held management positions in business development, contracts and programs.

Mr. Edenzon received a bachelor’s degree in criminal justice, magna cum laude, from Rutgers University and a master’s degree in business administration from Florida Atlantic University.

Mr. Edenzon received the 2009 Outstanding Community Leader of the Year Award for South Mississippi. He is a member of the Gulf Coast Business Council, an advisory board member for the University of Mississippi’s Center for Manufacturing Excellence, and serves on the board of directors of Special Olympics of Mississippi. Mr. Edenzon currently serves as the chairman of the USO Gulf Coast Advisory Council and is a past chairman of the board of directors of USO of Hampton Roads.

Bruce N. Hawthorne, Corporate Vice President, General Counsel and Secretary

Mr. Hawthorne is Corporate Vice President, General Counsel and Secretary of HII. Named to this position at the time of the spin-off, he is the company’s chief legal officer. He has overall leadership responsibility for the company’s law department and outside counsel.

Prior to joining the company in 2011, Mr. Hawthorne served as a partner and practice development chairman for the law firm of Arnall Golden Gregory LLP (“AGG”), facilitating its development of best practices around collaboration and value delivery, client relationships and talent development. From 2008 until joining AGG, he served as co-founder and managing director of Consigliere Group LLC, a consulting and technology services firm.

Mr. Hawthorne’s corporate career includes serving as executive vice president, general counsel and secretary of Electronic Data Systems during a time when the company was pursuing a major transformation. While there, he led a global legal team that provided counsel and support to a population of 110,000 employees. Prior to that, he served as executive vice president and chief staff officer of Sprint Corp. As chief staff officer, he had executive responsibility for multiple functions, including strategy, corporate development, human resources, communications, brand management and security. Until 2003, Mr. Hawthorne was a senior partner of the law firm of King & Spalding LLP, where his practice focused on corporate and securities, corporate governance, mergers and acquisitions, and strategic joint ventures.

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Mr. Hawthorne holds a B.B.A from the University of Michigan, an M.B.A. (Beta Gamma Sigma) from The University of Detroit and a J.D. (Order of the Coif) from Vanderbilt University, where he was the managing editor of the Vanderbilt Law Review. Admitted to the bar in Georgia, he is a member of the American Bar Association, the ABA Business Law Section’s Federal Regulation of Securities Committee, and the Society of Corporate Secretaries and Governance Professionals.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, provides information relevant to understanding the 2011 compensation of our Named Executive Officers.

We design, build and maintain nuclear and non-nuclear ships for the U.S. Navy and U.S. Coast Guard and provide after-market services for military ships around the globe. For more than a century, we have built more ships in more ship classes than any other U.S. naval shipbuilder. Employing nearly 38,000 people in Virginia, Mississippi, Louisiana and California, our primary business divisions are Newport News Shipbuilding and Ingalls Shipbuilding. The goal of our executive compensation program is to support a pay-for-performance culture by implementing compensation programs that are market competitive, customer-focused and fair to the stockholder.

Our 2011 Named Executive Officers (“NEOs”) are:

C. Michael Petters	President and Chief Executive Officer

Barbara A. Niland	Corporate Vice President, Business Management and Chief Financial Officer

Irwin F. Edenzon	Corporate Vice President and President, Ingalls Shipbuilding division

Matthew J. Mulherin	Corporate Vice President and President, Newport News Shipbuilding division

Bruce N. Hawthorne	Corporate Vice President, General Counsel and Secretary

Executive Summary and Commitment to Best Practices

Our executive compensation program is described in detail over the next several pages. This executive summary highlights our overall total compensation philosophy and its strategic alignment with financial performance, best practices in compensation and our pay-for-performance culture.

Our compensation philosophy focuses on providing significant rewards to our NEOs if we achieve our financial and operational goals. Above all, these goals are customer-focused, rewarding safety, quality, cost and schedule goals, and stockholder-friendly, rewarding consistent achievement of strong financial results and building or increasing stockholder value.

This focus on performance can be seen in the compensation mix of our NEOs. For example, 83% of total direct compensation for Mr. Petters for 2011 was linked directly to the company’s performance in the form of his annual and long-term incentive awards. Performance-based compensation also comprised approximately 80% of the total compensation of our other NEOs, with the exception of Mr. Hawthorne, whose performance-based compensation approximated 66%. Unlike the other four

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NEOs, Mr. Hawthorne did not receive a long-term incentive payout for the performance period that ended on December 31, 2011 because he joined the company in 2011. Performance-based awards are balanced over both the short and long-term, mitigating risk taking behaviors and encouraging our NEOs to focus on performance that has a positive impact on our customers and stockholders.

The design of our incentive plans also supports our pay-for-performance philosophy. Exceeding our financial and operational targets can result in a payout of up to 200% of the original award target, while failure to meet our targets can result in no payout of incentive compensation to NEOs under our plans.

In addition to designing our compensation plans and delivering total direct compensation to include a heavy component of incentive-based pay, the company is also committed to a variety of best practices in compensation that enhance our commitment to customer satisfaction and stockholder value. These best practices include:

•

Variable Compensation: In 2011, the Compensation Committee awarded the majority of total direct compensation to NEOs in the form of variable compensation that is performance-based. Variable compensation is tied to the achievement of performance goals and includes elements of annual incentive awards and restricted performance stock rights. These elements are described in detail in this CD&A.

•

Compensation Risk Assessment: We assess the risk of compensation programs on an annual basis both internally and with the engagement of our independent compensation consultant. For 2011, the Compensation Committee agreed with the consultant’s conclusion that there was no undue risk associated with the design or delivery of the programs.

•

Executive Compensation Recoupment (Clawback Policy): In 2011, the Compensation Committee approved our executive compensation recoupment policy, which allows us to seek reimbursement of all or a portion of any performance-based short or long-term cash or equity incentive compensation paid or awarded to executive officers in certain circumstances.

•

Targeted Benchmarking: HII is a unique business with few direct competitors in the marketplace. The Compensation Committee must therefore strike a balance between internal equity and external benchmarking when setting executive pay levels. The Compensation Committee engaged Exequity LLP, an independent compensation consultant, to assess the market for the initial determination of executive compensation elements and targets for 2011. Exequity was subsequently engaged to provide more targeted analysis and recommendations for 2012.

•

Executive Stock Ownership Guidelines and Holding Requirements: In 2011, the Compensation Committee approved our stock ownership guidelines, which provide that each NEO must own a multiple of his or her annual base salary in our common stock. In addition, the Committee approved certain holding requirements, which stipulate that NEOs are prohibited from selling our stock until ownership requirements have been met and include continuing holding restrictions.

•

No Employment Agreements: None of our named executive officers have employment agreements, so that each is employed by the company “at will”. We maintain a severance plan that provides for the payment of severance benefits in limited termination situations.

•	No Change-in-Control Agreements: We do not provide change-in-control agreements or related executive tax gross-up benefits. The only change-in-control provision in our

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compensation plans, which applies to all employees who hold equity awards, is the possible acceleration of equity vesting in certain limited circumstances within the parameters of a change-in-control transaction, as defined in the related plans.

•

Elimination of Executive Medical and Vision Coverage: We made the decision to discontinue differential medical and vision coverage for executives. Beginning July 1, 2011, all executives are offered the same medical benefit plan options as regular non-represented employees. This change provided consistency across the organization.

Executive Compensation Philosophy

The Compensation Committee is comprised exclusively of independent directors, as determined under NYSE listing standards, and oversees all of our compensation and benefit programs that affect the NEOs, as well as all other officers elected by the Board of Directors. The Committee also provides strategic direction for our total compensation and benefits structure and reviews CEO and senior executive succession plans. In its oversight of these programs, the Committee is guided by the compensation philosophy set forth below.

The following compensation principles were approved by the Compensation Committee of the Board of Directors (which we refer to as the Committee in this CD&A) and form the basis of our executive compensation philosophy.

•

Our compensation programs will be primarily customer-focused, rewarding safety, quality, cost and schedule goals, and stockholder friendly, rewarding consistent achievement of strong financial results and building or increasing stockholder value.

•	Compensation programs will be designed to influence outcomes and will provide a balance between short and long-term performance.

•

Compensation programs will be based on clear and measurable financial results and accountabilities, with a bias towards equity-based compensation, and will be formula-based with appropriate levels of discretion.

•

Compensation and benefits will be competitive within the market. Alignment with peer companies will be considered when developing programs and goals; however, measures oriented to strongly improving our own business results will be the predominant factor.

•

Compensation will be disclosed and explained in a transparent and understandable manner. Clear and concise goals will be established to enable the assessment of performance by the Committee and by stockholders through the CD&A.

•

Successful accomplishment of business goals in both annual operating performance and the achievement of increased stockholder value will produce significant individual rewards; failure to attain business goals will negatively affect the pay of our executives.

•

To promote alignment of management and stockholder interests, elected officers will meet common stock ownership guidelines in the following multiples of base salary: CEO and President, seven times; all other elected officers reporting to the CEO, three times. The Committee will monitor attainment of the ownership guidelines on an annual basis. In addition, Board members are required to hold granted stock for the duration of their service on the Board.

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•

The mix of long-term awards, selection of performance criteria and oversight of compensation programs, together with other programs such as our stock ownership guidelines and holding requirements, will be designed to discourage excessive risk taking by emphasizing a long-term focus on compensation and financial performance.

•	Our NEO compensation strategy will be consistent in philosophy for all incentive plan participants to ensure proper alignment, accountability and line-of-sight regarding commitments and priorities.

2011 Financial Highlights

In 2011, in addition to successfully completing our spin-off from Northrop Grumman and beginning operation as an independent naval shipbuilder, we accomplished a number of key milestones. These accomplishments include:

•	Posting sales of $6.58 billion and operating income of $400 million, excluding a $290 million non-cash goodwill impairment charge;

•	Generating $331 million of free cash flow, defined as cash provided by operating activities less capital expenditures;

•	Delivering four ships: DDG-110 USS William P. Lawrence, SSN-781 USS California, NSC-3 Stratton and LPD-22 San Diego;

•	Being awarded $5.6 billion in new contracts, including awards for LPD-26, DDGs 113 and 114, and NSC-5, bringing total backlog to approximately $16.3 billion at year-end; and

•

Achieving several major milestones on other ship construction programs, including 66% completion of structural work on CVN-78 Gerald R. Ford, beginning the two-submarines-per-year phase of the Virginia-class submarine program, and undocking of the CVN-71 Theodore Roosevelt as part of that ship’s refueling and complex overhaul.

Selection of Independent Compensation Consultant

During 2011, the Committee retained an independent compensation consultant, Exequity LLP, to assist in performing its obligations under its charter. Under the terms of the agreement between the Committee and the consultant, the Committee has the exclusive right to select, retain and terminate Exequity as well as to approve any fees, terms or other conditions of Exequity’s service. Exequity reports directly to the Committee. When directed to do so by the Committee, the consultant also works collaboratively with the company’s management to develop analyses and proposals for presentations to the Committee. The Committee reviews the performance of the independent consultant on an annual basis and determines whether to continue the relationship.

Exequity attended several Committee meetings during 2011 and presented analyses and key recommendations for Committee consideration, discussed emerging trends and technical issues and reviewed and commented on management proposals, as appropriate. In addition, the consultant responded to miscellaneous Committee requests.

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Peer Group Development

The Committee believes that our total compensation program (base salary, target annual incentive awards, target long-term incentive award values and benefits) should, in the aggregate, provide compensation at approximately the 50th percentile in the relevant market. When initial compensation levels were determined at the time of the spin-off from Northrop Grumman, Exequity, at the request of the Committee and management, reviewed compensation data from a large peer group made up of 46 manufacturing companies with annual revenues between $4 and $8 billion to approximate Northrop Grumman Shipbuilding division’s annual revenue of approximately $6 billion. (For a list of these 46 peer group companies, see page 45) Based on Exequity’s analysis, it was determined that our NEO base pay generally falls at or below the median and annual and long-term incentive payments are generally in the third or fourth quartile among the peer companies, which is consistent with both management’s and the Committee’s philosophy that a significant portion of an executive’s overall compensation package should be based on the performance of the company.

For 2012, the Committee again engaged Exequity to conduct a benchmarking study using a more focused peer group as the benchmark for our NEOs and a broader manufacturing group for benchmarking positions beyond the NEOs. Data was collected from competitive peers in terms of market cap, strategic interest, workforce similarities and/or business type. The median revenue for peer group companies was $6.3 billion. The Committee concluded that for 2012, the targeted peer group for our NEO compensation analysis will consist of the following 18 companies:

Alliant Techsystems Inc.	NRG Energy Inc.
Babcock & Wilcox Co.	Oshkosh Corp
Federal-Mogul Corp	Precision Castparts Corp
Fluor Corp	Rockwell Collins Inc.
Goodrich Corp	Shaw Group Inc.
Harris Corp	Spirit Aerosystems Holdings
ITT Corp	Teledyne Technologies Inc.
L-3 Communications Holdings Inc.	Triumph Group Inc.
Moog Inc.	URS Corp

Compensation Risk Assessment

The Board actively monitors our overall risk profile, including the potential risk posed by our compensation programs. During the fourth quarter of 2011, a risk assessment and analysis of our executive compensation programs was conducted by Exequity. Their findings confirmed that our executive compensation programs are designed to drive a pay-for-performance culture and do not create risks that are likely to have a material adverse impact on the company. The Compensation Committee reviewed and discussed the analysis with the consultant and is in agreement with the consultant’s conclusions.

Creation of Annual Incentive Plan (“AIP”) and Long-Term Incentive Stock Plan (“LTIP”) Goals

At the time of the spin-off, we adopted many elements of plan design relating to compensation from Northrop Grumman. However, management and the Committee felt it was imperative that performance metrics be established that were specific and meaningful to HII as a stand-alone company. For the AIP, financial metrics were established for our corporate offices, while a combination of financial and operational metrics were established for each of our two major divisions. The guiding principle behind all of our performance metrics is that they drive the necessary outcomes to ensure customer satisfaction and stockholder value.

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Division operational goals based on clear and measurable results were established collaboratively between division and corporate management. Operational goals fall into the categories of safety, quality, cost and schedule, with a fifth area oriented to goals focused on division-specific challenges and opportunities, which may change from year to year. The Committee reviews and approves goals applicable to our NEOs.

For the LTIP, goals were established that were intended to reward performance in three-year increments. Performance metrics for all participants were determined to be operating margin and free cash flow.

2011 Elements of Compensation

Compensation elements for executives consist of base salaries, annual incentives and long-term incentives. Annual base salary provides a fixed level of compensation that is competitive within the relevant market and helps attract and retain highly qualified executives. Annual incentives are generally provided in cash and intended to provide motivation to executives to achieve pre-determined financial and operational targets that are clearly aligned with our strategic goals. Long-term incentives are generally equity-based and intended to promote attainment of pre-determined performance goals set over a three-year period.

At the time of the spin-off, one-time retention grants were made to each of our NEOs in the form of Restricted Stock Rights (“RSRs”). These grants were made to help ensure overall business continuity and our successful transition as an independent company. Our NEOs were granted RSRs with the following approximate values based on our closing stock price on the date of grant: Mr. Petters, $2,500,000; Ms. Niland, $1,000,000; Mr. Edenzon, $1,000,000; Mr. Mulherin, $1,000,000; Mr. Hawthorne $1,000,000. These grants will vest 100% three years after the date of grant.

Base Salaries

Base salaries for our NEOs for 2011 were established at the time of our spin-off based on the increased responsibilities associated with operating as a stand-alone company. Base salaries were determined based on recommendations from Exequity and the Committee’s belief that a significant portion of total direct compensation should be performance-based.

Base salaries for our Named Executive Officers for 2011 are shown below.

Name	2011 Annual Salary ($)
C. Michael Petters	900,000
Barbara A. Niland	550,000
Irwin F. Edenzon	500,000
Matthew J. Mulherin	500,000
Bruce N. Hawthorne	500,000

Executive Compensation (Continued)

Annual Incentives

The Committee approves annual incentive compensation targets for each NEO position. Targets vary with relevant benchmark market levels, individual job level, scope and overall influence on our business results. The Committee considers both the recommendations of its compensation consultant and those of management in determining appropriate annual incentive target levels for our NEOs. The target incentive award (“Target Bonus”) is based on a percentage of each NEO’s base salary and, after the year has ended, provides a basis upon which a final award amount is determined by the Committee based on its assessment of our performance against pre-determined performance criteria. Overall, our NEOs’ target cash bonus opportunities expressed as a percent of base salary tend to fall in the third quartile of the relevant market data.

2011 Annual Incentive Plan

Target Bonuses for Mr. Petters, Ms. Niland and Mr. Hawthorne for 2011 were evaluated based on our overall performance, which includes operating margin and free cash flow, using our company performance factor (“CPF”) as well as an individual performance factor (“IPF”). Achievement of the maximum performance criteria will result in a CPF factor of 2.0. If the CPF is less than 0.5, there is no payout. The IPF can range from 0 to 1.5. No annual incentive bonus can exceed 200% of an individual’s Target Bonus. The annual incentive formula for the 2011 performance period was:

Base Salary x Target % = Target Bonus

Target Bonus x CPF x IPF = Final Bonus Award

Target Bonuses for Mr. Edenzon and Mr. Mulherin for 2011 were evaluated based on their respective division performance factor (“DPF”), which includes operating margin and free cash flow, as well as their respective non-financial goals, which include safety, quality, cost and schedule, and an individual performance factor (“IPF”). Achievement of the maximum performance criteria will result in a factor of 2.0. No bonus will be payable if the overall earnout percentage with reference to the corporate metrics is less than 0.5. The IPF can range from 0 to 1.5. No annual incentive bonus can exceed 200% of an individual’s Target Bonus. The annual incentive formula for the 2011 performance period is:

Base Salary x Target % = Target Bonus

Target Bonus x DPF x IPF = Final Bonus Award

At the conclusion of each calendar year, the CEO conducts an annual performance evaluation for each NEO in order to establish the IPF for those NEOs. These evaluations are reviewed with the Committee. Each NEO’s individual performance is determined based upon consideration of the following factors:

•	Financial performance of our company as a whole and the division(s) where applicable;

•	Performance on non-financial goals, including company-level goals and division-specific operating factors;

•	Strategic leadership and vision;

•	Program execution and performance;

•	Customer relationships; and

•	Peer and employee relationships/engagement.

Executive Compensation (Continued)

At the end of the year, the Committee reviews and considers all performance information, including a comparison to the peer group data. The Committee approves bonus amounts for all NEOs, subject to ratification by the independent members of the Board with respect to the CEO’s compensation.

The 2011 Target Bonuses below were established for our Named Executive Officers:

Executive	Target Incentive as % of Base Salary (%)	2011 Target Bonus ($)
C. Michael Petters	125	1,125,000
Barbara A. Niland	70	385,000
Irwin F. Edenzon	70	350,000
Matthew J. Mulherin	70	350,000
Bruce N. Hawthorne	70	350,000

Plan Funding

Our plan is designed to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended. As such, in order to establish performance-based parameters for the payments of annual incentives, the Committee approved a bonus pool that appropriates an amount (“Tentative Appropriated Incentive Compensation”) not to exceed 2 1/2% of the company’s Economic Earnings for the performance year. “Economic Earnings” is defined as income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report. These terms provide that the maximum potential individual incentive compensation award for a performance year for an officer subject to Section 162(m) will be limited to no more than 30% of the Tentative Appropriated Incentive Compensation for the CEO, and 17.5% for each of the other covered NEOs.

2011 Annual Incentive Plan Goals and Results

For Mr. Petters, Ms. Niland and Mr. Hawthorne, the 2011 Target Bonus calculation was based on overall company performance. For Mr. Edenzon and Mr. Mulherin, the 2011 Target Bonus calculations were based on the performance of the Ingalls division and the Newport News division, respectively.

Executive Compensation (Continued)

The corporate AIP score is based on our overall financial score as outlined below. Division performance is based 75% on the division operational score and 25% on the division financial score. In determining the Earnout Percentage for AIP awards for Messrs. Edenzon and Mulherin, the performance criteria are weighted as follows:

•	75% of the earnout percentage is determined based on achievement of the Operational Division Criteria (the “Operational Division Earnout Percentage”).

The Operational Division Criteria consist of the following five separate performance metrics which are weighted equally (i.e., each sub-metric consists of 20% of the Operational Division Criteria). These criteria are determined at the beginning of the performance year by the CEO and are specific to the respective division.

•	Safety—Measured by a combination of elements such as total case rate, lost total case rate and lost work days rate;

•	Quality—Measured by integrating elements such as defect rates, process quality, planning quality and other appropriate criteria for program type and phase;

•	Schedule—Measured using program-specific objectives related to achievement of quarterly targets;

•	Cost—Measured using program-specific objectives related to achievement of factors such as Cost Performance Index (“CPI”) and overhead rates; and

•

Division Management—These goals are determined at the beginning of the performance year by the CEO and are specific to opportunities and challenges presented to the division. They may be more focused on operational or financial goals or may be focused on environmental, human capital or any other area where the CEO wishes to drive performance.

•	12.5% of the earnout percentage is determined based on the achievement of the Return on Sales (“ROS”) Performance Criteria (the “ROS Earnout Percentage”)

•	ROS Performance Criteria—Operating Margin (“OM”) before other post-employment benefits (“OPEB”) and Financial Accounting Standards/Cost Accounting Standards net pension expense

•	12.5% of the earnout percentage is determined based on the achievement of the FCF Performance Criteria (the “FCF Earnout Percentage”)

•	FCF Performance Criteria—Free Cash Flow (“FCF”) before Discretionary Pension and Excess Cash Flow (“ECF”)

These metrics for our NEOs were approved by the Committee.

Executive Compensation (Continued)

AIP goals are plan-based with minimum and maximum provisions based on clear targets connected to our strategic goals. The focus is on metrics that are customer focused and stockholder friendly with clear line-of-sight financial and operational metrics. Performance metrics for 2011 were as follows:

Corporate 2011 Metrics for Mr. Petters, Ms. Niland and Mr. Hawthorne

Corporate 2011 Metrics	Goals at 0%	Goals at 100%	Goals at 200%	Actual	Points	Weighting	Final AIP Points
OM%—Performance (%)	5.2	5.7	6.2	6.5	200	50%	100
FCF—Performance ($M)	85	135	185	317	200	50%	100

Total Performance							200

Ingalls 2011 Metrics for Mr. Edenzon

Ingalls 2011 Metrics	Goals at 0%	Goals at 100%	Goals at 200%	Actual	Points	Weighting	Final AIP Points
Operational Metrics
Operational Performance (Safety, Quality, Cost, Schedule, Site GM Specific)	0	100	200	122	122	75%	92

Financial Metrics
OM%—Performance (%)	2.6	3.1	4.3	2.7	22	12.5%	3
FCF—Performance ($M)	-33	-7	41	60	200	12.5%	25

Financial Performance					111	25%	28

Total Performance							120

Newport News 2011 Metrics for Mr. Mulherin

Newport News 2011 Metrics	Goals at 0%	Goals at 100%	Goals at 200%	Actual	Points	Weighting	Final AIP Points
Operational Metrics
Operational Performance (Safety, Quality, Cost, Schedule, Site GM Specific)	0	100	200	146	146	75%	110

Financial Metrics
OM%—Performance (%)	8.2	8.7	9.2	9.4	200	12.5%	25
FCF—Performance ($M)	187	212	237	369	200	12.5%	25

Financial Performance					200	25%	50

Total Performance							160

For 2011, the calculated CPF was 200%. The Committee exercised discretion to adjust the financial and operational metrics for both the Ingalls and Newport News divisions based on several non-recurring items. These adjustments took into account items such as goodwill impairment due to market conditions, competitive contract wins, various IT projects and the assistance the divisions provided in the stand up of HII. Based on these adjustments and a review of overall financial and

Executive Compensation (Continued)

operational performance, the CEO recommended a final DPF of 125% and 170% for Ingalls and Newport News, respectively. After reviewing our overall performance and each division’s performance, the Committee approved a CPF of 200% for the corporation and a DPF of 125% and 170% for Ingalls and Newport News, respectively.

Actual payouts under the AIP could have ranged from 0% to 200% of each NEO’s target incentive award based on the results of the performance factors described above, in addition to individual performance, applied and considered at the discretion of the Committee. Actual bonus payouts for 2011 performance are included in the Summary Compensation Table.

Long-Term Incentives

Our long-term incentive goals are intended to reward three-year performance increments based primarily on the achievement of financial metrics. Generally, long-term compensation is provided in the form of Restricted Performance Stock Rights (“RPSRs”).

The Committee determines long-term incentive compensation target award values for our NEOs based on the peer group analysis, applying value-based guidelines that focus on the value awarded versus the number of shares granted (share-based guidelines). The Committee believes that value-based guidelines more effectively allow for the delivery of target opportunities that are consistent with awards given to individuals holding comparable positions at peer companies.

2011 Long-Term Incentive Awards

For 2011, all long-term incentive awards were granted in the form of RPSRs. The RPSRs cover the performance period from 2011 through 2013. The Committee and management review and evaluate RPSR performance requirements to ensure they are aligned with our long-term objectives. For the 2011 grant, the Committee and management determined that, for our NEOs, performance for long-term incentive grants would be measured solely in terms of overall company financial metrics, operating margin (“OM”) and free cash flow (“FCF”), each as defined below. Shares that ultimately are vested and paid out under an RPSR award to an NEO can vary from 0% to 200% of the original number of shares granted. Long-term incentive targets for our NEOs for 2011 were established as follows:

Name	Target Incentive as % of Base Salary (%)	2011 Long Term Incentive Target ($)
C. Michael Petters	500	4,500,000
Barbara A. Niland	220	1,210,000
Irwin F. Edenzon	175	875,000
Matthew J. Mulherin	175	875,000
Bruce N. Hawthorne	175	875,000

The dollar targets are grant date theoretical values, and are not based on any actual calculation or estimate of payout. There is no guarantee that an NEO will receive any payout as a result of the 2011 grant.

Executive Compensation (Continued)

2009-2011 Long-Term Incentive Plan Goals and Results

During the first quarter of each year, the Committee reviews our financial performance against established long-term incentive goals to determine payout multiples for RPSRs with a performance period that ended in the prior year.

With respect to the 2009 through 2011 performance period, performance for January 1, 2009 through December 31, 2010 was determined based on our performance as a subsidiary of Northrop Grumman and evaluated and certified by Northrop Grumman prior to the spin-off. Only 1/3 of the overall three-year performance metric for the 2009 through 2011 performance period was based on our performance as a stand-alone entity. Accordingly, during the February 2012 meeting, the Committee’s performance review was limited to the January 1, 2011 to December 31, 2011 RPSR performance period. As the chart below illustrates, the combination of Northrop Grumman and HII performance metrics used to determine payouts will continue until the payout due in the first quarter of 2014.

Payout in 2012 for the 2009 LTIP equity grants was determined as follows:

	2011 Goals			Actual Performance (Adj.)(1)(2)
	0%	100%	200%	2011	Score	CPF		Weighting		Weighted Score
OM ($M)	345	378	411	425	200%	100%
FCF ($M)	85	135	185	317	200%	100%		(1 yr)

Total						200%	x	33%	=	67%

(1)	Cumulative Operating Margin before other post employment benefits (“OPEB”) and Financial Accounting Standards (“FAS”)/Cost Accounting Standards (“CAS”) net pension expense, adjusted for changes to corporate office expenses, internal work orders and stand-alone expense plan assumptions. This also takes into account goodwill impairment due to adverse equity market conditions and resultant decline in industry market multiples.

(2)	Cumulative Free Cash Flow before discretionary pension and Excess Cash Flow, adjusted for changes to corporate office expenses, internal work orders and stand-alone expense plan assumptions

Cumulative CPF includes a fixed CPF value from 2009 and 2010 plan years based on performance as a sector of Northrop Grumman, utilizing OM and RONA as metrics. This value is 158% and accounts for 2/3 of the overall CPF for the 2009 grant.

Cumulative CPF is derived by combining the 2/3 weight to 158% (105%) and the 1/3 weight to 200% (67%) to arrive at the cumulative CPF of 172%.

Additional Benefits

We provide additional benefits to our NEOs through various plans that are also available to some or all of our other employees. Although these plans are not directly overseen by the Committee, the

Executive Compensation (Continued)

Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components. These benefits are not performance related and are designed to provide a market competitive package for purposes of attracting and retaining the executive talent needed to achieve our business objectives. The plans include broad-based retirement plans as well as supplemental executive benefits provided in addition to those offered to all other employees. These supplemental benefits include supplemental pension plans, enhanced health and welfare benefits (medical and vision plans through June 30, 2011 only) and the Special Officers Retiree Medical Plan (“SORMP”) for our CEO that is offered at retirement.

Defined Benefit Retirement Plans. We maintain tax-qualified defined benefit plans that cover our NEOs and the majority of our workforce. These plans are structured to reward and retain employees for long service and to recognize higher performance levels as evidenced by annual pay increases. Compensation, age and service factor into the amount of the benefits provided under the plans.

We also maintain non-tax-qualified supplemental defined benefit plans that cover our NEOs. These plans provide benefits that would have been provided under the tax-qualified plans if there were no limits set by the Internal Revenue Code. These types of benefits are common in our industry.

Defined Contribution Savings Plans. We maintain a tax-qualified defined contribution savings plan that covers our NEOs and the majority of our workforce. Participating employees contribute amounts from their pay to the plans, and the company generally provides a matching contribution.

We also maintain two non tax-qualified supplemental savings plans that cover all eligible employees, including our NEOs. The Savings Excess Plan (“SEP”) allows eligible employees to defer compensation beyond the limits of the tax-qualified plans and receive a matching contribution. Eligibility begins when annual income, including base pay and bonuses, equals or exceeds $245,000, the plan compensation limit under the Internal Revenue Code. Eligible employees may participate in the plan in the calendar year after their total cash income meets or exceeds this limit.

The Officers Retirement Account Contribution Plan (“ORAC”) covers the company’s elected and appointed officers hired on or after July 1, 2008 who are not eligible for defined benefit retirement plans. Enrollment is automatic and the company contributes an amount equal to 4% of the officer’s eligible compensation. Because he was hired after July 1, 2008, Mr. Hawthorne is not eligible to participate in the company’s qualified and nonqualified pension plans. He is eligible for the SEP and ORAC benefits described above; the other NEOs do not receive ORAC benefits.

Additional information about the Savings Excess Plan and the Officers Retirement Account Contribution Plan is provided in the 2011 Nonqualified Deferred Compensation table.

Special Officer Retiree Medical Plan (“SORMP”). Our President and Chief Executive Officer is a participant in the SORMP and entitled to retiree medical benefits pursuant to the terms of the SORMP. This coverage is essentially a continuation of the medical benefits plus retiree life insurance. Additional information about the SORMP is provided in the Retiree Medical Arrangement section in the Potential Payments upon Termination or Change in Control section and related tables.

Perquisites. Our NEOs are eligible for certain executive perquisites, which include financial planning, dental coverage, physical exams, personal liability insurance and relocation benefits. These perquisites are common within the marketplace and are viewed as an important component of our total compensation package. On an annual basis, we and the Committee review perquisites and benefits to ensure they are appropriate.

Executive Compensation (Continued)

Severance Benefits. We and the Committee believe that severance provisions are appropriate, for a reasonable amount of time, following certain terminations of employment, including a termination without cause. In addition to providing a severance plan for all employees, we maintain The Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries. Benefits provided under this plan for our NEOs include the following:

•	Lump Sum Cash Severance Payment—A lump sum payment equal to one and one half (1.5) times the sum of annual base salary and target bonus

•	Extension of Medical and Dental Benefits—Continue to pay the employer portion of medical and dental premiums for a period of 18 months following the date of termination (concurrent with COBRA)

•

Financial Planning Reimbursement—Reimburse executive for eligible expenses incurred prior to the date of termination and for eligible expenses incurred in the year in which the date of termination occurs up to a maximum of $15,000, and any fees incurred in the year following the year in which the date of termination occurs up to a maximum of $15,000

•	Outplacement Services Reimbursement—Reimburse executive for fees incurred within one year after the date of termination (limited to 15% of base salary as of the date of termination)

Additional Compensation Policies

Total Compensation—Tally Sheet

The company provides the Committee with a total compensation and benefits perspective for each NEO, which includes a tally sheet that captures each element of total compensation and benefits. In conjunction with the Committee’s review of NEO compensation compared to the peer group, this tally sheet ensures that compensation decisions are made within a total compensation framework.

The tally sheet provides a broad perspective that covers normal annual compensation components as well as an annualized value of the benefits and perquisites each NEO receives. Accordingly, the values of nonqualified deferred compensation, outstanding equity awards, health and welfare benefits, pension benefits and perquisites are also included.

Tax Deductibility of Pay—Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits the deductibility of non-performance based compensation to $1,000,000 for a public company’s CEO and its next three highest-paid executive officers (other than the CFO). We intend to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with our best interests and the interests of our stockholders. As such, our compensation decisions will be made, among other considerations, to ensure that we maintain market competitiveness and retain critical executives. There may be times when these decisions result in compensation amounts that are non-deductible under Section 162(m).

Grant Date for Equity Awards

The annual grant cycle for equity awards occurs simultaneously with salary increases and annual incentive awards. We expect this will take place during the first Compensation Committee meeting each year. This timing allows management and the Committee to make decisions on all three compensation components at the same time, thus ensuring a total compensation review.

Executive Compensation (Continued)

Stock Ownership Guidelines

To promote ownership of our common stock and to better align management and stockholder interests, we established stock ownership guidelines effective March 31, 2011. Under these guidelines, certain executives are expected to reach and maintain a pre-determined ownership level, expressed as a multiple of the executive’s base salary.

The stock ownership guidelines are as follows:

•	President and CEO—7 times base salary;

•	Elected officers reporting directly to the President and CEO—3 times base salary; and

•	Other elected, appointed and other officers—1.5 times base salary.

The expected ownership guidelines may be met in one or more of the following methods:

•	Direct ownership of our common stock;

•	Restricted Stock Rights (“RSRs”) (vested or unvested) issued as part of a long-term incentive award; and

•	Value of equivalent shares held in our savings plan (401(k) plan).

As of December 31, 2011, the percentage of target attained by each NEO was as follows:

Name	Target	% of Target Attained (%)
C. Michael Petters	7 x salary	36
Barbara A. Niland	3 x salary	50
Irwin F. Edenzon	3 x salary	53
Matthew J. Mulherin	3 x salary	58
Bruce N. Hawthorne	3 x salary	50

Our NEOs are prohibited from selling shares of our common stock until ownership requirements have been met. The Committee believes our NEOs have made sufficient progress since the adoption of the guidelines towards attaining their respective ownership targets. In addition, following the payout of the 2009 LTIP awards in the first quarter of 2012, as adjusted for actual performance, the percentages of target attained are as follows (using our stock price as of December 30, 2011): Mr. Petters, 65%; Ms. Niland, 119%; Mr. Edenzon, 140%; Mr. Mulherin, 144%; and Mr. Hawthorne, 50%.

Stock Holding Requirement

In connection with the stock ownership guidelines, we have established a common stock holding requirement for our NEOs beginning with grants made in 2010. Subject to this holding period, our NEOs must hold at least 50% of the total number of shares of our common stock received as

Executive Compensation (Continued)

compensation until the earlier of (a) the third anniversary of the date such shares are paid, or (b) the date that employment terminates due to death or disability. The three-year holding requirement continues upon termination or retirement for a one-year period after separation from the company and affects any stock vesting in that one-year period. Stock vesting or options exercised after the one-year anniversary of retirement or termination are not subject to the holding requirement.

Executive Compensation Recoupment

The Committee has adopted the Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments (“clawback” policy) under which it requires reimbursement of all or a portion of any performance-based short or long-term cash or equity incentive payments to an employee at the vice president or more senior position level as required by the provisions of the Dodd-Frank Act or any other “clawback” provision required by law or the listing standards of the NYSE where (i) restatement of financial results is necessitated by noncompliance with any financial reporting requirement under the securities laws and (ii) payment of such amounts was received by the employee during the 12-month period following the first public issuance or filing of the financial results that were subsequently restated. Provisions of this policy are in addition to any rights to repayment we may have under Section 304 of the Sarbanes Oxley Act and other applicable laws and does not limit other available remedies, including dismissing an employee or initiating other disciplinary procedures.

2011 Peer Group

As discussed above, we undergo an annual review and analysis to ensure that the peer group used for benchmarking is appropriate. At the time of the spin-off, 46 manufacturing companies with revenues between $4 billion and $8 billion were chosen to approximate Northrop Grumman Shipbuilding division’s revenue of approximately $6 billion. Compensation data from these companies was reviewed to determine appropriate initial compensation levels for our NEOs. Below are the 46 companies that made up the peer group for 2011.

Advance Auto Parts	Eastman Kodak Company	MeadWestvaco Corporation
Alcon Laboratories, Inc.	Ecolab Inc.	Mohawk Industries
Allergan, Inc.	El Paso Corporation	Newell Rubbermaid Inc.
Alliant Techsystems Inc.	Federal-Mogul Corporation	Oshkosh Truck Corporation
ArwinMeritor, Inc.	Flowserve Corporation	Owens Corning
Avery Dennison Corporation	FMC Technologies	Owens-Illinois, Inc.
Ball Corporation	Fortune Brands, Inc.	Quest Diagnostics Incorporated
Calpine Corporation	Goodrich Corporation	Rockwell Automation
Cameron International Corporation	Graphic Packaging Corporation	Sealed Air Corporation
The Clorox Company Campbell Soup Company Consol Energy Cooper Industries, Inc. Dana Corporation Dole Food Company, Inc. Eastman Chemical Company	Harley-Davidson Motor Company Inc. Hasbro, Inc. The Hershey Company Hormel Foods Corporation Masco Corporation Mattel, Inc.	The Sherwin-Williams Company Stryker Corporation Terex Corporation Visteon Corporation W.W. Grainger, Inc. Weyerhauser Company

Executive Compensation (Continued)

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2011.

Submitted by members of the Compensation Committee:

Paul D. Miller, Chair

Thomas B. Fargo

Executive Compensation (Continued)

EXECUTIVE COMPENSATION TABLES

2011 Summary Compensation Table

The following table summarizes the prior three years’ compensation of our Chief Executive Officer, Chief Financial Officer and our three other highest paid executive officers who were employed by us as of December 31, 2011. We refer to these persons as our Named Executive Officers. No information is provided for Mr. Hawthorne for 2009 and 2010 because he joined our company in 2011.

Our spin-off from Northrop Grumman was effective March 31, 2011. All compensation prior to the spin-off was paid by Northrop Grumman.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value ($)(4)	All Other Compensation ($)(5)	Total ($)
C. Michael Petters, President and Chief Executive Officer	2011 2010 2009	856,731 716,346 572,788	6,999,930 2,208,350 1,490,069	— 1,400,034 861,877	2,250,000 900,000 350,000	2,462,070 434,140 593,065	339,746 64,009 76,872	12,908,477 5,722,879 3,944,671
Barbara A. Niland, Corporate Vice President, Business Management and Chief Financial Officer	2011 2010 2009	488,874 332,875 312,115	2,209,958 1,043,265 920,387	— — —	770,000 267,800 110,000	1,652,129 450,950 545,626	57,532 50,778 70,776	5,178,493 2,145,668 1,958,904
Irwin F. Edenzon, Corporate Vice President and President, Ingalls Shipbuilding division	2011 2010 2009	463,800 368,723 347,115	1,874,970 1,264,864 1,051,902	— — 51,959	568,750 306,798 140,000	594,887 215,018 340,778	73,632 55,167 60,074	3,576,039 2,210,570 1,991,828
Matthew J. Mulherin, Corporate Vice President and President, Newport News Shipbuilding division	2011 2010 2009	463,800 368,723 347,115	1,874,970 1,264,864 1,051,902	— — 51,959	647,500 306,798 140,000	942,941 243,700 273,116	51,036 62,712 73,885	3,980,247 2,246,797 1,937,977
Bruce N. Hawthorne, Corporate Vice President, General Counsel and Secretary	2011	359,615	1,874,970	—	700,000	—	148,936	3,083,521

(1)	The amounts in this column represent salary earned and include amounts deferred under the savings and nonqualified deferred compensation plans.

(2)	The dollar value shown in these columns is equal to the grant date fair value of equity awards made during the year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 19 of the financial statements included in our 2011 Annual Report on Form 10-K

The maximum grant date value of 2011 stock awards for each NEO is listed below:

C. Michael Petters	$11,499,899
Barbara A. Niland	$3,419,932
Irwin F. Edenzon	$2,749,956
Matthew J. Mulherin	$2,749,956
Bruce N. Hawthorne	$2,749,956

(3)	The amounts reported in this column are attributable to the annual incentive awards earned in fiscal years 2009, 2010 and 2011, but paid in 2010, 2011 and 2012, respectively. See the 2011 Grants of Plan Based Awards table for more information regarding the annual incentive awards earned in 2011.

Executive Compensation (Continued)

(4)	The amounts reported in this column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year-end amount to the covered fiscal year-end amount. We do not have any deferred compensation plans that provide for above-market or preferential earnings.

(5)	Detailed information on the amounts reported in this column for 2011 can be seen in the All Other Compensation table.

2011 All Other Compensation.    The following table provides the detail related to the All Other Compensation column reflected in the Summary Compensation Table for 2011.

All Other Compensation

Name	Non-Qualified Plans Company Match ($)	Qualified Plans Company Match ($)	Health and Welfare Contributions ($)	Executive Physical ($)	Financial Planning ($)	Personal Liability ($)	Personal Use of Company Aircraft ($)	Relocation ($)(1)	Consulting ($)(2)	Total All Other Compensation ($)
C. Michael Petters	—	9,800	26,675	—	—	911	—	302,360		339,746
Barbara A. Niland	22,750	7,517	26,415	—	350	500	—			57,532
Irwin F. Edenzon	23,307	7,517	19,256	1,658	1,400	500	19,994			73,632
Matthew J. Mulherin	10,512	9,800	26,224	—	4,000	500	—			51,036
Bruce N. Hawthorne	20,115	21,512	9,073	—	13,715	365	—	45,694	38,462	148,936

(1)	Prior to the spin-off, Mr. Petters headed the shipbuilding division of Northrop Grumman and split his time between the Newport News and the Ingalls shipyards. Northrop Grumman determined prior to the spin-off that Mr. Petters would spend a majority of his time at HII’s Newport News offices and agreed to make Mr. Petters whole for the loss (if any) he incurred on the sale of his Mississippi home located near the Ingalls shipyard. The relocation amount for Mr. Petters of $302,360 represents the cost to Northrop Grumman of the reimbursement for the loss on the sale of his home ($205,000) and the tax gross-up on such amount ($97,360).

(2)	Prior to the spin-off, Mr. Hawthorne was retained as a consultant and paid through a third party to perform work associated with the anticipated spin-off.

Executive Compensation (Continued)

2011 Grants of Plan-Based Awards

The following table provides additional information about stock awards and equity and non-equity incentive plan awards we granted to our Named Executive Officers during the year ended December 31, 2011.

2011 Grants of Plan Based Awards

			Estimated Potential Payouts Under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Michael Petters	Incentive Plan		—	1,125,000	2,250,000
	RPSR	3/31/2011				—	108,433	216,866		4,499,970
	RSR	3/31/2011							60,240	2,499,960
Barbara A. Niland	Incentive Plan		—	385,000	770,000
	RPSR	3/31/2011				—	29,156	58,312		1,209,974
	RSR	3/31/2011							24,096	999,984
Irwin F. Edenzon	Incentive Plan		—	350,000	700,000
	RPSR	3/31/2011				—	21,084	42,168		874,986
	RSR	3/31/2011							24,096	999,984
Matthew J. Mulherin	Incentive Plan		—	350,000	700,000
	RPSR	3/31/2011				—	21,084	42,168		874,986
	RSR	3/31/2011							24,096	999,984
Bruce N. Hawthorne	Incentive Plan		—	350,000	700,000
	RPSR	3/31/2011				—	21,084	42,168		874,986
	RSR	3/31/2011							24,096	999,984

(1)	Amounts in these columns show the range of payouts that was possible under our Annual Incentive Plan based on performance during 2011, as described in the Compensation Discussion and Analysis. The amounts actually earned for 2011 are included in the Summary Compensation Table.

(2)	These amounts relate to RPSRs granted in 2011 under the 2011 Long-Term Incentive Stock Plan. Each RPSR represents the right to receive a share of our common stock upon vesting of the RPSR. RPSRs may be earned based on operating margin and free cash flow performance over a three-year performance period commencing January 1, 2011 and ending December 31, 2013, with a payout occurring in early 2014 ranging from 0% to 200% of the rights awarded. An executive must remain employed through the performance period to earn an award, although vesting will be prorated if employment terminates earlier due to retirement, death or disability.

(3)	The amounts reported in this column represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 19 of the financial statements included in our 2011 Annual Report on Form 10-K.

Executive Compensation (Continued)

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers that were outstanding as of December 31, 2011.

Outstanding Equity Awards at 2011 Year-End

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Grant Date	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
C. Michael Petters			3/31/2011			60,240	1,884,307	108,433	3,391,784
	67,598	135,197	2/16/2010	36.04	2/16/2017			47,930	1,499,250
	131,172	65,590	2/17/2009	27.23	2/17/2016			34,212	1,070,151
	98,422	—	2/27/2008	48.90	2/27/2015
	59,499	—	2/28/2007	43.48	2/28/2017
	66,110	—	2/15/2006	39.39	2/15/2016
	33,055	—	11/1/2004	31.73	11/1/2014
	16,527	—	6/14/2004	31.76	6/14/2014
	13,222	—	8/20/2003	28.51	8/20/2013
	13,222	—	8/20/2002	34.73	8/20/2012
	6,611	—	1/18/2002	29.78	1/18/2012
Barbara A. Niland			3/31/2011			24,096	753,723	29,156	912,000
			2/16/2010					22,269	696,574
			2/17/2009					21,132	661,009
Irwin F. Edenzon			3/31/2011			24,096	753,723	21,084	659,508
			2/16/2010					26,999	844,529
	8,228	4,116	2/17/2009	27.23	2/17/2016			24,151	755,443
Matthew J. Mulherin			3/31/2011			24,096	753,723	21,084	659,508
			2/16/2010					26,999	844,529
	8,228	4,116	2/17/2009	27.23	2/17/2016			24,151	755,443
	13,222	—	6/14/2004	31.76	6/14/2014
	8,263	—	8/20/2003	28.51	8/20/2013
	6,611	—	8/20/2002	34.73	8/20/2012
Bruce N. Hawthorne			3/31/2011			24,096	753,723	21,084	659,508

(1)	Options awarded vest at a rate of 33 1/3% per year on the grant’s anniversary date over the first three years of the seven-year option term.

(2)	These values are based on the closing price of our common stock on December 30, 2011 of $31.28.

(3)	These are target numbers for RPSRs. The first RPSR award for each NEO, if earned, will vest based on performance for the three-year period ending on December 31, 2013; the second, based on performance for the three-year period ending on December 31, 2012; and the third, based on performance for the three-year period ending on December 31, 2011.

Executive Compensation (Continued)

Option Exercises and Stock Vested in 2011

The following table provides additional information about the value realized by our NEOs on exercises of option awards and vesting of stock awards during the year ended December 31, 2011.

2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
C. Michael Petters	—	—	25,500	1,765,320
Barbara A. Niland	—	—	6,213	429,567
Irwin F. Edenzon	—	—	5,790	400,321
Matthew J. Mulherin	—	—	6,213	429,567
Bruce N. Hawthorne	—	—	—	—

(1)	All shares in this column are RPSRs.

Executive Compensation (Continued)

2011 Summary of Realized Pay

The following table supplements the Summary Compensation Table that appears on page 47. This table shows the compensation actually realized in 2011 by each NEO.

The primary difference between this supplemental table and the standard Summary Compensation Table is the method used to value equity awards. SEC rules require that the grant date fair value of all equity awards, including RPSRs, stock options and RSRs, be reported in the Summary Compensation Table for the year that they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table for 2011 relate to RPSRs and RSRs that we awarded in 2011, which have not vested and for which the value is therefore uncertain (and which may end up having no value at all). In contrast, the supplemental table below includes only the equity awards that vested during 2011. There is no assurance that the NEOs will actually realize the value attributed to these awards even in this supplemental table, since the ultimate value of the RPSRs will depend on the sales price when the shares are liquidated, and the ultimate value of the stock options will depend on our stock price when the stock options are exercised and the sales price when the underlying shares are liquidated.

Name	Salary ($)(1)	2011 Annual Incentive Plan ($)(1)	RPSR Awards Vested in 2011 ($)(2)	Stock Options Vested in 2011 ($)(3)	All Other Compen- sation ($)(1)	Total Compensation Realized in 2011 ($)
C. Michael Petters	856,731	2,250,000	1,840,640	1,304,997	339,746	6,592,114
Barbara A. Niland	488,874	770,000	1,136,934	—	57,532	2,453,340
Irwin F. Edenzon	463,800	568,750	1,299,340	58,721	73,632	2,464,243
Matthew J. Mulherin	463,800	647,500	1,299,340	58,721	51,036	2,520,397
Bruce N. Hawthorne	359,615	700,000	—	—	148,936	1,208,551

(1)	Amounts shown equal the amounts reported in the Salary, Non-Equity Incentive Plan Award and All Other Compensation columns of the Summary Compensation Table.

(2)	Amounts shown represent the aggregate value of all RPSRs that vested during 2011. The value of vested RPSRs is calculated by multiplying the number of shares vested, as adjusted for actual performance, by the closing price of our common stock on the date that the shares vested.

(3)	Amounts shown represent the aggregate value of all stock options that vested during 2011. For purposes of this table, the value of vested stock options is calculated by multiplying the number of stock options vested by the difference between the exercise price (converted from Northrop Grumman’s original grant exercise price) and our stock price on March 31, 2011 without regard to actual option exercise activity.

Executive Compensation (Continued)

2011 Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers under the qualified defined benefit pension plans and nonqualified pension plans that we sponsor. Effective July 1, 2008, all HII historical pension plans were closed to new participants.

2011 Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
C. Michael Petters	Special Officer SERP	7.2	2,120,275	—
	HII NNS Inc. Retirement Benefit Restoration Plan	23.5	3,777,517	—
	HII NNS Inc. Retirement Plan	23.5	641,549	—
Barbara A. Niland	OSERP	33.0	2,628,907	—
	HII Supplemental Plan 2 - ERISA 2	8.5	403,566	—
	ES Executive Pension Plan	33.0	1,488,264	—
	HII ES Space Division Consolidated Pension Plan	33.0	709,831	—
Irwin F. Edenzon	OSERP	22.0	1,094,439	—
	HII NNS Inc. Retirement Benefit Restoration Plan	14.2	870,773	—
	HII NNS Inc. Retirement Plan	14.2	550,479	—
Matthew J. Mulherin	OSERP	31.0	887,303	—
	HII NNS Inc. Retirement Benefit Restoration Plan	29.5	1,527,110	—
	HII NNS Inc. Retirement Plan	29.5	716,902	—
Bruce N. Hawthorne (2)	—		—	—

(1)	While benefits may be spread over different plans, it is our policy that an executive’s total benefit under these plans is essentially limited to 60% of such executive’s final average pay. The pension benefits for Mr. Petters under the Special Officer Supplemental Executive Retirement Plan are based on an alternate formula that includes total HII service.

(2)	Because Mr. Hawthorne was hired on March 31, 2011, he is not eligible to participate in any historical pension plans, which were closed to new participants in 2008. Mr. Hawthorne does, however, participate in company-sponsored defined contribution plans, and the values of his interests in those plans can be found in the 2011 Non-Qualified Deferred Compensation table on page 61.

The pension values included in this table are the present values of the benefits expected to be paid in the future. They do not represent actual lump sum values that may be paid from a plan. The amount of future payments is based on the current accrued pension benefit as of December 31, 2011. Pursuant to the SEC disclosure rules: (i) the actuarial assumptions used to calculate amounts for this table are the same as those used for our financial statements and (ii) all pension values are determined assuming the NEO works until the specified retirement age, which is the earliest unreduced retirement age (as defined in each plan).

General Explanation of the Pension Benefits Table

Individual employees may be covered by several different pension plans as a result of our history as a division of Northrop Grumman. However, an executive’s total benefit under these plans is essentially limited to 60% of his or her final average pay. In accordance with applicable law, the accrued pension benefit cannot be reduced or taken away so all historical pension plans have been maintained.

Executive Compensation (Continued)

Pension plans provide income during retirement as well as benefits in special circumstances, including death and disability. In general, the plans are structured to reward and retain employees of long service and recognize higher achievement levels as evidenced by increases in annual pay. The term “qualified plan” generally means a plan that qualifies for favorable tax treatment under Internal Revenue Code (“IRC”) Section 401. Savings plans (also known as 401(k) plans) and traditional pension plans are examples of qualified plans. Qualified plans apply to a broad base of employees. The term “nonqualified plan” generally means a plan that is limited to a specified group of management personnel. The nonqualified plans supplement the qualified plans and (1) provide benefits that would be provided under our qualified plans if there were no limitations imposed by the Internal Revenue Code and (2) provide a minimum level of pension benefits to our executives in recognition of their higher levels of responsibility.

The amounts in the table are based on the specific provisions of each plan, which are described in more detail below. There are two basic types of pension benefits reflected in the Pension Benefits Table: traditional benefits and cash balance benefits. For purposes of the amounts in the table, traditional benefits are determined based on the annual pension earned as of December 31, 2011 and include any supplemental payments. Cash balance benefits are based on the account balance as of December 31, 2011, plus a future interest credit, converted to an annuity using the applicable conversion factors.

Ms. Niland participates in the Huntington Ingalls Industries Pension Plan, the HII Electronic Systems Executive Pension Plan and the Huntington Ingalls Industries Supplemental Plan 2 – ERISA Supplemental Program 2. Mr. Petters, Mr. Edenzon and Mr. Mulherin participate in the HII Newport News Shipbuilding, Inc. Retirement Plan and the HII Newport News Shipbuilding, Inc. Retirement Benefit Restoration Plan. Mr. Hawthorne participates in the Huntington Ingalls Industries Officers Retirement Account Contribution Plan (“ORAC”). Each NEO except Mr. Petters and Mr. Hawthorne also participates in the Officers Supplemental Executive Retirement Program (“OSERP”). Mr. Petters participates in the Special Officer Supplemental Executive Retirement Program.

The change in pension values shown in the Summary Compensation Table includes the effect of:

•	an additional year of service;

•	changes in eligible pension pay;

•	changes in applicable pay cap limits; and

•	changes in actuarial assumptions.

Executive Compensation (Continued)

Description of Qualified Plans

Huntington Ingalls Industries Pension Plan and HII Newport News Shipbuilding, Inc. Retirement Plan. The general benefit structure of these plans is similar except for the historical benefit formulas, the transition benefit formulas and the timing of the transition period, all of which are described below. The plans are qualified under IRC Section 401 and provide up to three component pieces of benefits depending on when a participant is hired and terminates. The following chart illustrates the component pieces (described in more detail after the chart):

Part B (5-Year Transition Benefit) Benefit based on a formula similar to the one under the historical plan formula during the transition period
Part A Benefit under the historical plan formula before the transition period	+	or (if greater)	+	Part D Benefit under the cash balance formula after the transition period	=	Pension Benefit
Part C (5-Year Transition Benefit) Benefit under the cash balance formula during the transition period

The components are the historical benefit (the Part A benefit), the transition benefit (the greater of the Part B benefit or the Part C benefit) and the cash balance benefit (the Part D benefit). Eligible employees who joined a plan after the transition date associated with their pension plan accrue only the cash balance benefit (Part D) from their first date of participation.

The qualified benefit for each NEO is the sum of these three benefits (Part A + Part B or C + Part D). The transition period for the Huntington Ingalls Industries Pension Plan is July 1, 2003 through June 30, 2008, while the transition period for the HII Newport News Shipbuilding, Inc. Retirement Plan is January 1, 2004 through December 31, 2008. During the transition period, each eligible participant earned the greater of (i) the benefit calculated under a formula similar to his or her historical plan (Part B) or (ii) the cash balance formula benefit (Part C).

The cash balance formula (Parts C and D benefits) uses a participant’s points (age plus years of service) to determine a pay-based credit amount (a percentage of eligible pay) on a monthly basis. Interest is credited monthly on the amount in the participant’s hypothetical individual account. At normal retirement age, a participant’s balance in the hypothetical account is converted into an annuity payable for life, using specified factors. There are various forms of annuities from which the participant can choose, including a single-life annuity or a joint-and-survivor annuity.

Specific Elements of the Plans. The following paragraphs describe specific elements of the plans in more detail.

•	Formulas Under Historical Plans:

•	HII Electronic Systems Pension Plan—This plan is a sub-plan of the Huntington Ingalls Industries Pension Plan and provides a benefit equal to 2% multiplied by the sum of all years of

Executive Compensation (Continued)

pensionable compensation (as limited by IRC Section 401(a)(17)) from January 1, 1995 plus a frozen benefit accrued under the prior Westinghouse Pension Plan, if any. Participants hired prior to January 1,1995 who elect an annuity form of payment for their Westinghouse frozen benefit are eligible for an annual pre-age 62 supplemental benefit equal to $144 per year of service. This supplemental benefit is paid to those who retire prior to age 62 with payments ceasing at age 62. The HII Electronic Systems Pension Plan was a contributory plan until April 1, 2000. Ms. Niland has historical (Part A) benefits under this formula.

•

HII Newport News Shipbuilding, Inc. Retirement Plan. This plan provides a benefit equal to 55% of final average pay (as limited by IRC Section 401(a)(17)) multiplied by benefit service up to a maximum of 35 years divided by 35. Participants with pre-1997 service also have a frozen accrued benefit with the prior NNS parent company, Tenneco. Total benefit service is used for the plan benefit, but the frozen accrued benefit with Tenneco is offset from the total benefit. Final average pay is the average of the final 60 months of base pay multiplied by 12 to determine an annual final average pay. Mr. Petters, Mr. Edenzon and Mr. Mulherin have historical (Part A) benefits under this formula.

•

Cash Balance Formula. Table 1 shows the percentage of pay credit specified at each point level for the Part C benefit for each NEO. Interest is credited monthly based on the 30-year Treasury bond rate.

•	For the Part D benefit, the cash balance formula for all NEOs is based on Table 2.

Table 1 (Heritage)

	Credit Amount
Points (attained age and total service)	All Eligible Pay (%)	Eligible Pay in Excess of Social Security Wage Base (%)
Under 25	6.0	6.0
25 to 34	6.5	6.0
35 to 44	7.0	6.0
45 to 54	7.5	6.0
55 to 64	8.0	6.0
65 to 74	8.5	6.0
75 to 84	9.0	6.0
Over 84	9.5	6.0

Table 2 (Part D Formula)

	Credit Amount
Points (attained age and total service)	All Eligible Pay (%)	Eligible Pay in Excess of Social Security Wage Base (%)
Under 25	3.5	4.0
25 to 34	4.0	4.0
35 to 44	4.5	4.0
45 to 54	5.0	4.0
55 to 64	5.5	4.0
65 to 74	6.5	4.0
75 to 84	7.5	4.0
Over 84	9.0	4.0

Executive Compensation (Continued)

•

Vesting. Participants vest in their program benefits upon completion of three years of service. As of December 31, 2011, each NEO (with the exception of Mr. Hawthorne) has a nonforfeitable right to receive retirement benefits, which are payable upon early (if eligible) or normal retirement, as elected by the NEO.

•

Form of Benefit. The standard form of benefit is an annuity payable for the life of the participant. At normal retirement the annuity for the cash balance formula is equal to the accumulated account balance divided by 9. Other annuity options may be elected; however, each of them is actuarially equivalent in value to the standard form. The HII Electronic Systems Pension Plan also allows a lump-sum form of distribution to be elected on a portion of the historical (Part A) benefit.

•

Pay. Pay for purposes of the cash balance and the HII Electronic Systems Pension Plan formulas is basically salary plus the annual cash bonus. Final average pay for the plan is determined using base salary only.

•

Normal Retirement. Normal retirement means the benefit is not reduced for early commencement. It is generally specified in each formula: age 65 for the historical HII Electronic Systems Pension Plan and HII Newport News Shipbuilding, Inc. Retirement Plan formula and the later of age 65 and three years of vesting service for the cash balance formula.

•

Early Retirement. Early retirement eligibility for the historical HII Newport News Shipbuilding, Inc. Retirement Plan and the cash balance formulas occurs when the participant attains both age 55 and completes 10 years of service. Early retirement for the HII Electronic Systems Pension Plan can occur when the participant attains either age 58 and completes 30 years of service or attains age 60 and completes 10 years of service. Alternatively, an HII Electronic Systems Pension Plan participant may elect to commence an actuarially reduced vested benefit at any time following termination. Early retirement benefits under both the historical and cash balance formulas may be reduced for commencement prior to normal retirement to reflect the longer period of time over which the benefit will be paid.

All NEOs (with the exception of Mr. Hawthorne) have completed 10 or more years of service; hence, Mr. Petters, Ms. Niland, Mr. Edenzon and Mr. Mulherin are each eligible for early retirement under the Huntington Ingalls Industries Pension Plan or the HII Newport News Shipbuilding, Inc. Retirement Plan, as applicable, upon attainment of the early retirement age requirement. Early retirement benefits for each NEO cannot commence prior to termination of employment.

Description of Nonqualified Plans

Huntington Ingalls Industries Supplemental Plan 2 – ERISA Supplemental Program 2. This Plan is a nonqualified plan that provides benefits that would have been paid under the Huntington Ingalls Industries Pension Plan but for the IRC Section 401(a)(17) limit on the amount of compensation that may be taken into account under a qualified plan. The definition of compensation under this plan also includes compensation under deferred compensation plans. Benefits under this plan are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the Officers Supplemental Executive Retirement Program (“OSERP”) for all company pension benefits. Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the benefit. Reductions for early retirement apply in the same manner as under the associated qualified plan.

Ms. Niland began participation under the plan on July 1, 2003, the date the plan was amended to cover HII Electronic Systems Pension Plan participants.

Executive Compensation (Continued)

HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan. This plan is a nonqualified plan that provides benefits that would have been paid under the HII Newport News Inc. Retirement Plan but for the IRC Section 401(a)(17) limit on the amount of compensation that may be taken into account under a qualified plan and the IRC Section 415 limit on benefits that may be paid under a qualified plan. The definition of compensation under this plan also includes compensation under deferred compensation plans. Benefits under the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan are subject to a general limitation of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the OSERP for all pension benefits). Optional forms of payment are the same as those under the HII Newport News Shipbuilding Inc. Retirement Plan. Reductions for early retirement apply in the same manner as under the HII Newport News Shipbuilding Inc. Retirement Plan.

Mr. Petters, Mr. Edenzon and Mr. Mulherin began participation under the HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan when they reached applicable pay grades for inclusion in the plan.

HII Electronic Systems Executive Pension Plan. This plan is a nonqualified plan, frozen to new entrants on July 1, 2003. It provides a gross supplemental pension equal to 1.47% of final average pay for each year or portion thereof that the participant was making maximum contributions to the HII Electronic Systems Pension Plan or predecessor plan. Final average pay is the average of the highest five annualized base salaries at December of each year on or after 1995 plus the average of the highest five annual incentive payments since January 1, 1995. The final HII Electronic Systems Executive Pension Plan benefit is reduced by benefits from the HII Electronic Systems Pension Plan and Huntington Ingalls Industries Supplemental Plan 2 – ERISA Supplemental Program 2. Participants vest in their HII Electronic Systems Executive Pension Plan benefits upon attaining age 58 and completion of 30 years of service, attaining age 60 and completion of 10 years of service or attaining age 65 and completion of 5 years of service. These milestones must be attained prior to termination from the company. Currently, Ms. Niland is not vested in her HII Electronic Systems Executive Pension Plan benefits. Optional forms of payment are the same as those from the HII Electronic Systems Pension Plan.

Officers Supplemental Executive Retirement Program. The Officers Supplemental Executive Retirement Program is a nonqualified plan frozen to new entrants on July 1, 2008; therefore, officers hired on or after this date and any promoted officers who do not participate in a qualified defined benefit pension plan are not allowed to participate in the program. They instead participate in the Huntington Ingalls Industries Officers Retirement Account Contribution Plan, which is a defined contribution plan arrangement.

Ms. Niland, Mr. Edenzon and Mr. Mulherin participate in the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program, which provides a total pension benefit equal to a percentage of final average pay (the average pay without the IRC Section 401(a)(17) limit and including deferred compensation in the three highest-paid plan years during the greater of (i) the last ten consecutive years of participation, or (ii) all consecutive years of participation since January 1, 1997) where the percentage is determined by the following formula: 2% for each year of service up to 10 years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45, less any other HII pension benefits. Under the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program, all years of service with HII are used to determine the final percentage.

Executive Compensation (Continued)

The Huntington Ingalls Industries Officers Supplemental Executive Retirement Program benefit, when combined with all HII pension benefits, cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program). Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the Huntington Ingalls Industries Officers Supplemental Executive Retirement Program benefit.

•	Normal Retirement: Age 65.

•

Early Retirement: Age 55 and completion of 10 years of service. Benefits are reduced by the smaller of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.

•

Vesting: Participants vest in their Huntington Ingalls Industries Officers Supplemental Executive Retirement Program benefits upon attaining age 55 and completion of 10 years of service or attaining age 65 and completion of 5 years of service. These milestones must be attained prior to termination from HII.

Special Officer Supplemental Executive Retirement Plan. The Special Officer Supplemental Executive Retirement Plan is a nonqualified plan, frozen to new entrants on July 1, 2009. Mr. Petters is eligible to participate in the Special Officer Supplemental Executive Retirement Plan, which provides a pension equal to the greater of the amount accrued under the Officers Supplemental Executive Retirement Plan (“OSERP”) formula or the benefit calculated using the Special Officer Supplemental Executive Retirement Program provisions.

The Special Officer Supplemental Executive Retirement Plan benefit, when combined with all pension benefits, cannot exceed the general limit of 60% of final average pay (reduced for early retirement, if applicable, according to the rules of the Special Officer Supplemental Executive Retirement Plan). Optional forms of payment are generally the same as those from the qualified plan, plus a 13-month delayed lump sum option on a portion of the Special Officer Supplemental Executive Retirement Plan benefit.

•	Normal Retirement: Age 65.

•

Early Retirement: The later of the first day of the month following termination or the commencement of the participant’s qualified plan benefit. Benefits are reduced by the smaller of 2.5% for each year between retirement age and age 65, or 2.5% for each point less than 85 at retirement. Points are equal to the sum of age and years of service.

•	Vesting: Participants vest in their Special Officer Supplemental Executive Retirement Plan benefits when they have vested in their qualified plan benefits.

409A Restrictions on Timing and Optional Forms of Payment. Under IRC section 409A, employees who participate in company-sponsored nonqualified plans such as the HII Electronic Systems Executive Pension Plan, Huntington Ingalls Industries Supplemental Plan 2—ERISA Supplemental Program 2, HII Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan, the Officers Supplemental Executive Retirement Program and the Special Officer Supplemental Executive Retirement Plan are subject to special rules regarding the timing and forms of payment for benefits earned or vested after December 31, 2004 (“post-2004 benefits”). Payment of post-2004 benefits must begin on the first day of the month coincident with or following the later of attainment of age 55 and

Executive Compensation (Continued)

termination from the company. The optional forms of payment for post-2004 benefits are limited to a single life annuity or a selection of joint and survivor options.

Specific Assumptions Used to Estimate Present Values. The following assumptions were used to estimate the present values in the 2011 Pension Benefits table.

•

Assumed Retirement Age: For all plans, pension benefits are assumed to begin at the earliest retirement age that the participant can receive an unreduced benefit payable from the plan. Officers Supplemental Executive Retirement Program and Special Officer Supplemental Executive Retirement Plan benefits are first unreduced once an NEO reaches age 55 and accumulates 85 points or reaches age 65. For the HII Electronic Systems Pension Plan (Part A and B benefits), the associated Huntington Ingalls Industries Supplemental Plan 2 – ERISA Supplemental Program 2 (Part B benefits) and the HII Electronic Systems Executive Pension Plan, vested benefits are first unreduced for an NEO at the earlier of age 60 and completion of 30 years of service or age 65. HII Newport News Shipbuilding Inc. Retirement Plan and associated HII Newport News Shipbuilding Inc. Retirement Benefits Restoration Plan benefits (Part A and B benefits), are first unreduced at the earlier of age 62 and completion of 10 years of service or age 65. Given each NEO’s period of service, cash balance benefits (Part C and D benefits) will be converted to an annuity on an unreduced basis at age 55.

When portions of an NEO’s benefit under the “Part A + Part B or Part C + Part D” structure have different unreduced retirement ages, the later unreduced age is used for the entire benefit.

•

Discount Rate: The applicable discount rates are 5.75% as of December 31, 2010 (6.00% for the HII Newport News Shipbuilding Inc. Retirement Plan and 5.07% as of December 31, 2011 (5.31% for the HII Newport News Shipbuilding Inc. Retirement Plan and 5.10% for OSERP).

•

Mortality Table: As was used for financial reporting purposes, RP-2000 11 years without collar adjustment as of December 31, 2010 and RP-2000 projected 27 employees and 19 years for annuitants without collar adjustment as of December 31, 2011.

•

Present Values: Present values are calculated using the Assumed Retirement Age, Discount Rate, and Mortality Table described above; they assume the NEO remains employed until his earliest unreduced retirement age.

•

Future Investment Crediting Rate Assumption: Cash balance amounts are projected to the Assumed Retirement Age based on the future investment crediting rate assumptions of 4.50% as of December 31, 2010 and 3.90% as of December 31, 2011. These rates are used in conjunction with the discount rate to estimate the present value amounts for cash balance benefits.

Information on Executives Eligible to Retire. Mr. Edenzon is eligible to retire early and begin pension benefits immediately under all plans in which he participates. His total annual immediate benefit assuming he had terminated on December 31, 2011 was $199,831.

Executive Compensation (Continued)

2011 Nonqualified Deferred Compensation

The following table summarizes our Named Executive Officers’ compensation under the Huntington Ingalls Industries Savings Excess Plan.

2011 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings/ (Losses) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
C. Michael Petters	Deferred Compensation	—	—	(28,871)	—	2,515,777
	Savings Excess	—	—	—	—	—
Barbara A. Niland	Deferred Compensation	—	—	—	—	—
	Savings Excess	127,919	22,750	12,770	—	476,335
Irwin F. Edenzon	Deferred Compensation	—	—	(6,037)	(44,982)	56,229
	Savings Excess	105,120	23,307	(25,074)	—	256,221
Matthew J. Mulherin	Deferred Compensation	—	—	8,595	—	1,628,226
	Savings Excess	10,512	10,512	(2,312)	—	34,273
Bruce N. Hawthorne	Deferred Compensation	—	—	—	—	—
	Savings Excess	—	5,731	40	—	5,771
	ORAC	—	14,385	106	—	14,491

(1)	Executive contributions in this column also are included in the salary and non-equity incentive plan columns of the Summary Compensation Table.

(2)	Our contributions in this column are included under the All Other Compensation column in the Summary Compensation Table and the All Other Compensation table.

(3)	Aggregate earnings in the last fiscal year are not included in the Summary Compensation Table since they are not above market or preferential.

(4)	The only amounts reflected in this column that previously were reported as compensation to the NEO in the Summary Compensation Table were executive and company contributions for the respective fiscal year-end and only if the NEO was reported as an NEO for each respective year. Aggregate earnings in this column were not reported previously in the Summary Compensation Table.

All deferred compensation plan balances consist of employee contributions and earnings only; there are no company contributions to this plan.

•	Ms. Niland’s account balance consists of $393,799 in employee contributions, as adjusted for investment returns.

•	Mr. Edenzon’s account balance consists of $208,549 in employee contributions, as adjusted for investment returns.

•	Mr. Mulherin’s account balance consists of $17,601 in employee contributions, as adjusted for investment returns.

Outlined below are the material terms of the Savings Excess Plan. No above market earnings are provided under the plan.

•	The Savings Excess Plan allows eligible participants to defer between 1% and 75% of salary and annual incentive above the limits mandated by the Internal Revenue Service. The

Executive Compensation (Continued)

company provides a matching allocation of up to 4%, based on a participant contribution rate of 8%. Participants are immediately 100% vested in their accounts and are allowed to make elections for how their account balances will be deemed invested for purposes of crediting earnings to the account by selecting investments from a limited list of investment options selected by the administrator.

•	Based on an advance election, payment is made in a lump sum or installments over a period of up to 15 years. Neither in-service distributions nor hardship withdrawals are allowed under this plan.

•

All deferred compensation that was not earned and vested before January 1, 2005 is subject to the requirements under IRC Section 409A. Those requirements largely restrict an executive’s ability to control the form and timing of distributions from nonqualified plans such as those listed in this chart.

Potential Payments Upon Termination or Change in Control

The tables below provide estimated payments and benefits that we would have provided each NEO if his or her employment had terminated on December 31, 2011 for specified reasons. This information is based upon the assumption that employment terminates on December 31, 2011 and uses the closing price of our common stock of $31.28, as reported on the NYSE as of December 30, 2011. These payments and benefits are payable based on the following arrangements:

•	The Severance Plan for Elected and Appointed Officers

•	The 2011 Long-Term Incentive Stock Plan and terms and conditions of equity awards

•	The Special Officer Retiree Medical Plan

We summarize below these arrangements before providing the estimated payment and benefit amounts in the tables. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to our NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the NEO’s age.

The amounts described in the tables below are in addition to each NEO’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation Tables, as well as benefits generally available to our employees such as distributions under our 401(k) plan, disability or life insurance benefits and accrued vacation.

Severance Plan

Upon a “qualifying termination” (defined below), we have discretion to provide severance benefits to the NEOs under The Severance Plan for Elected and Appointed Officers of Huntington Ingalls Industries (“Severance Plan”). Provided the NEO signed a release, such executive would have received: (i) a lump sum severance benefit equal to 1.5 times base salary and target bonus; (ii) continued medical and dental premium payments for 18 months following the date of termination; (iii) financial planning expense reimbursement for fees incurred in the year in which the date of termination occurs (limited to $15,000) and any fees incurred in the year following the year in which the date of termination occurs (limited to $15,000); and (iv) outplacement services reimbursement for fees incurred within one year after the date of termination (limited to 15% of base salary as of the date of termination).

Executive Compensation (Continued)

A “qualifying termination” means one of the following:

•	An involuntary termination of employment of the NEO, other than termination for cause or mandatory retirement; or

•	An NEO’s election to terminate employment with us in lieu of accepting a downgrade to a non-officer position or status.

2011 Long-Term Incentive Stock Plan and Terms of Equity Awards

The terms of equity awards to our NEOs under the 2011 Long-Term Incentive Stock Plan provide for prorated or accelerated vesting if an NEO terminates for certain reasons. For stock options and RPSRs, accelerated vesting of a portion of each award results from a termination due to death, disability or retirement (after age 55 with 10 years of service or mandatory retirement at age 65). An extended exercise period is also provided for options under these circumstances. For restricted stock rights, accelerated vesting occurs for a termination due to death or disability.

For purposes of estimating the payments due under RPSRs below, our performance is assumed to be at target levels through the close of each three-year performance period.

The terms of equity awards to our NEOs under the 2011 Long-Term Incentive Stock Plan also provides for accelerated vesting of stock options and RSRs (and for prorated payment in the case of RPSRs) in the event that the NEO is terminated in a qualifying termination related to a change in control. Prorated payment for RPSRs made upon a qualifying termination will be based on the portion of the three-year performance period prior to the qualifying termination. For example, if the qualifying termination occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on our performance for the performance period.

Payout of RPSRs for retirements and terminations is made during the normal process for payouts that occur during the first quarter following the end of the performance period.

Special Officer Retiree Medical Plan

The Special Officer Retiree Medical Plan (“SORMP”) was closed to new participants in 2007. Mr. Petters is the only NEO eligible for SORMP benefits.

NEOs who are vested participants in the SORMP are entitled to retiree medical benefits pursuant to the terms of the SORMP. The coverage is essentially a continuation of the NEO’s medical benefits plus retiree life insurance. A participant becomes vested if he or she has either five years of vesting service as an elected officer or 30 years of total service with the company and its affiliates. A vested participant can commence SORMP benefits at retirement before age 65 if he has attained age 55 and 10 years of service. The estimated cost of the SORMP benefit reflected in the tables below is the present value of the estimated cost to provide future benefits using actuarial calculations and assumptions.

Executive Compensation (Continued)

Potential Payments upon Termination of Employment

The following tables show the value of payments and other benefits due to our Named Executive Officers assuming a termination of employment as of December 31, 2011.

Change in Control Followed by Termination
	Petters	Niland	Edenzon	Mulherin	Hawthorne
Severance ($)	3,037,500	1,402,500	1,275,000	1,275,000	1,275,000
Bonus (Actual Earned in 2011) ($)(1)	2,250,000	770,000	568,750	647,500	700,000
Unvested RSR Value ($)	1,884,307	753,723	753,723	753,723	753,723
Unvested Stock Option Value ($)	265,640	—	16,670	16,670	—
Unvested Performance-Based RPSR/RSR Value ($)	5,961,186	2,269,583	2,259,480	2,259,480	659,508
Health and Welfare Benefits ($)	18,010	14,003	14,003	18,010	14,003
Retiree Medical (SORMP) ($)(2)	395,485	—	—	—	—
Financial Planning and Outplacement ($)	165,000	112,500	105,000	105,000	105,000
Total Payments Before Excise Tax Response ($)	13,977,128	5,322,309	4,992,625	5,075,382	3,507,234
Forfeiture Due to Alternative Cap (If Applicable) ($)	1,894,941	—	—	—	—
Total Payments After Excise Tax Response ($)	12,082,186	5,322,309	4,992,625	5,075,382	3,507,234

(1)	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2011 exceeded target and are shown in the table above
(2)	Represents present value of the vested Special Officer Retiree Medical Plan. Mr.Petters is the only participant in this program.

Involuntary Termination Not For Cause or Good Reason Termination by Executive
	Petters	Niland	Edenzon	Mulherin	Hawthorne
Severance ($)	3,037,500	1,402,500	1,275,000	1,275,000	1,275,000
Bonus (Actual Earned in 2011) ($)(1)	2,250,000	770,000	568,750	647,500	700,000
Unvested RSR Value ($)(2)	—	—	—	—	—
Unvested Stock Option Value ($)(3)	—	—	16,670	—	—
Unvested Performance-Based RPSR/RSR Value ($)(4)	1,840,640	1,136,934	2,082,195	1,299,340	—
Health and Welfare Benefits ($)	18,010	14,003	14,003	18,010	14,003
Retiree Medical (SORMP) ($)(5)	395,485	—	—	—	—
Financial Planning and Outplacement ($)	165,000	112,500	105,000	105,000	105,000
Total Payments ($)	7,706,635	3,435,937	4,061,618	3,344,850	2,094,003

(1)	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2011 exceeded target and are shown in the table above.
(2)	All unvested restricted stock right grants are forfeited upon involuntary termination
(3)	Mr. Edenzon is retirement eligible; the next unvested tranche of options, at least six months removed from the grant date, vests upon termination.
(4)	2009 – 2011 RPSR cycle paid based on actual performance through December 31, 2011. Mr. Edenzon is retirement eligible. Unvested cycles are pro-rated at target.
(5)	Represents present value of the vested Special Officer Retiree Medical Plan. Mr. Petters is the only participant in this program.

Executive Compensation (Continued)

Termination Due to Death or Disability
	Petters	Niland	Edenzon	Mulherin	Hawthorne
Bonus (Actual Earned in 2011) ($)(1)	2,250,000	770,000	568,750	647,500	700,000
Unvested RSR Value ($)(2)	1,884,307	753,723	753,723	753,723	753,723
Unvested Stock Option Value ($)(3)	265,640	—	16,670	16,670	—
Unvested Performance-Based RPSR/RSR Value ($)(4)	3,970,735	1,905,317	2,082,195	2,082,195	219,836
Retiree Medical (SORMP) ($)(5)	395,485	—	—	—	—
Total Payments ($)	8,766,167	3,429,040	3,421,338	3,500,088	1,673,559

(1)	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2011 exceeded target and are shown in the table above.
(2)	All unvested restricted stock right grants are forfeited upon death or disability.
(3)	The next unvested tranche of options, at least six months removed from the grant date, vests upon death or disability.
(4)	2009 – 2011 RPSR cycle paid based on actual performance through December 31, 2011.
(5)	Represents present value of the vested Special Officer Retiree Medical Plan. Mr. Petters is the only participant in this program. Amount shown is applicable only to the termination due to disability scenario.

Retirement
	Petters	Niland	Edenzon	Mulherin	Hawthorne
Bonus (Actual Earned in 2011) ($)(1)	2,250,000	770,000	568,750	647,500	700,000
Unvested RSR Value ($)(2)	—	—	—	—	—
Unvested Stock Option Value ($)(3)	—	—	16,670	—	—
Unvested Performance-Based RPSR/RSR Value ($)(4)	1,840,640	1,136,934	2,082,195	1,299,340	—
Retiree Medical (SORMP) ($)(5)	395,485	—	—	—	—
Total Payments ($)	4,486,125	1,906,934	2,667,615	1,946,840	700,000

(1)	Pro-rata bonus paid upon termination is based on target. Actual bonuses paid for performance during 2011 exceeded target and are shown in the table above.
(2)	All unvested restricted stock right grants are forfeited upon retirement.
(3)	Edenzon is retirement eligible; the next unvested tranche of options, at least six months removed from the grant date, vests upon termination.
(4)	2009 – 2011 RPSR cycle paid based on actual performance through December 31, 2011. Mr. Edenzon is retirement eligible. Unvested cycles are pro-rated at target.
(5)	Represents present value of the vested Special Officer Retiree Medical Plan. Mr. Petters is the only participant in this program.

Executive Compensation (Continued)

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2011 concerning shares of our common stock authorized for issuance under all of our equity compensation plans.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,772,166	(1)	$33.27	(2)	5,363,112	(3)
Equity compensation plans not approved by security holders (4)	—		—		—
Total	3,772,166		$33.27		5,363,112

(1)	Includes grants made under the Huntington Ingalls Industries, Inc. 2011 Long-Term Incentive Stock Plan (the “2011 Plan”), which was approved by the sole stockholder of Huntington Ingalls Industries, Inc. prior to the company’s spin-off from Northrop Grumman Corporation. Of these shares, 1,582,563 were subject to stock options and 976,635 were subject to outstanding restricted performance stock rights granted prior to the spin-off from Northrop Grumman and assumed under the 2011 Plan. In addition, this number includes 677,700 shares that were subject to outstanding restricted stock rights granted under the 2011 Plan pending distribution subject to time-based vesting, 53,019 restricted stock units granted to directors under the 2011 Plan, as well as 482,249 performance shares deliverable upon payment of outstanding restricted performance stock rights, assuming target performance achievement.

(2)	This is the weighted average exercise price of the 1,582,563 outstanding stock options only.

(3)	Under the 2011 Plan, awards granted in 2011 other than stock options and stock appreciation rights count as 2.5 shares against the shares available for issuance under the plan. Accordingly, only 3,543,660 shares can actually be granted under new awards.

(4)	There are no awards made under plans not approved by security holders.

As of February 28, 2012, the company had 4,511,112 shares available for grant under the 2011 Plan. Between February 28, 2012 and our annual stockholder meeting on May 2, 2012, we intend to grant no more than 15,000 shares under the 2011 Plan. As of February 28, 2012, we also had a total of 1,552,475 stock options outstanding with a weighted average exercise price of $33.31 and a weighted average remaining term of 2.78 years, and 668,664 restricted stock rights, 58,612 restricted stock units and 2,355,316 performance shares at target were outstanding.

The material features of the 2011 Plan are described in the Compensation Discussion and Analysis.

Audit Committee Matters

AUDIT COMMITTEE REPORT

As described more fully in its charter, among the purposes of the Audit Committee are to assist the Board in its general oversight of (a) the integrity of the company’s financial statements and the company’s accounting and financial reporting processes and financial statement audits, and (b) the company’s system of internal controls over financial reporting. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and to the auditors on the basis of information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 with management and the company’s independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States and, beginning with our fiscal year ending December 31, 2012, on the effectiveness of the company’s internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, and the Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from HII and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence; and considered whether the provision of nonaudit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions described above, the Audit Committee has recommended to your Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Submitted by the members of the Audit Committee:

Karl M. von der Heyden, Chair

Robert F. Bruner

Thomas C. Schievelbein

Audit Committee Matters (Continued)

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte & Touche audited our consolidated financial statements for the year ended December 31, 2011. During the year ended December 31, 2011, Deloitte & Touche provided both audit and audit-related services. Aggregate fees for professional services rendered to us for the year ended December 31, 2011, were as follows (millions of dollars):

2011
Fees Billed:
Audit Fees	$4,702,000
Audit-Related Fees	42,030
Tax Fees	—

Total	$4,744,030

Audit fees were paid for professional services rendered in connection with the audit of our 2011 annual financial statements, reviews of the financial statements included in our Forms 10-Q filed in 2011, statutory audits, and reviews of accounting and financial matters associated with, and consents issued in connection with, a registration statement filed with the SEC in 2011.

Audit-related fees were incurred for audits of employee benefit plans paid by us and technical accounting software licenses.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

All 2011 services provided by Deloitte & Touche were approved by the Audit Committee. The Audit Committee also reviewed these services to ensure compatibility with maintaining the auditor’s independence.

The Audit Committee has implemented preapproval policies and procedures related to the provision of services provided by Deloitte & Touche. Under these procedures, the Audit Committee preapproves both the type of services to be provided by Deloitte & Touche and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC rules and regulations.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and nonaudit fees initially approved.

Stock Ownership Information

Prior to the date of our spin-off, all of the outstanding shares of our common stock were beneficially owned by Northrop Grumman. After the spin-off, Northrop Grumman no longer owns any shares of our common stock.

STOCK OWNERSHIP OF OFFICERS AND DIRECTORS

The following table provides information with respect to the beneficial ownership of our common stock, as of March 13, 2012, by:

•	each of our directors;

•	each officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Except as otherwise noted in the footnotes below, each person or entity identified in the tables below has sole voting and investment power with respect to the securities owned by such person or entity.

As of March 13, 2012, 48,837,489 shares of our common stock were outstanding.

	Shares Beneficially Owned	Options (1)	Share Equivalents (2)	Restricted Stock Units (3)	Total	Percent of Class (%)
Non-Employee Directors
Thomas B. Fargo	978	—	—	10,438	11,416	*
Robert F. Bruner	—	—	—	8,029	8,029	*
Artur G. Davis	—	—	—	8,029	8,029	*
Anastasia D. Kelly	—	—	—	8,029	8,029	*
Paul D. Miller	—	—	—	8,029	8,029	*
Thomas C. Schievelbein	481	—	—	8,029	8,501	*
Karl M. von der Heyden	—	—	—	8,029	8,029	*
Named Executive Officers
C. Michael Petters	49,170	632,015	181	—	681,366	1.38
Barbara A. Niland	26,012	—	—	—	26,012	*
Irwin F. Edenzon	28,276	12,344	320	—	40,940	*
Matthew J. Mulherin	30,212	40,440	127	—	70,779	*
Bruce N. Hawthorne	—	—	—	—	—	*
Directors and Executive Officers as a Group (18 persons)	196,089	722,812	1,758	58,612	979,271	1.97

*	Less than 1%.

(1)	These shares subject to option are either currently exercisable or exercisable within 60 days of March 13, 2012.

(2)	Represents share equivalents with pass-through voting rights in the Huntington Ingalls Industries Savings Plan and/or the Huntington Ingalls Industries Savings Excess Plan.

Stock Ownership Information (Continued)

(3)	Represents vested restricted stock units, which will generally become payable within 30 days following the date the non-employee director ceases to provide services as a member of the board of directors. A restricted stock unit will be paid either in a share of common stock or, at the discretion of the board of directors, cash of equivalent value at the time of vesting (or a combination of cash and shares).

For a description of our stock ownership guidelines and stock holding requirements, see pages 44-45.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on information to our knowledge, as of March 13, 2012, the following entities beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class (%)
State Street Bank and Trust Company	4,631,719	9.48	(a)
One Lincoln Street, Boston, MA 02111
Pennant Capital Management, L.L.C.	4,347,499	8.90	(b)
26 Main Street, Suite 203, Chatham, NJ 07928
Hotchkis and Wiley Capital Management, LLC	3,933,190	8.05	(c)
725 S. Figueroa Street, 39th Floor, Los Angeles, CA 90017
Franklin Mutual Advisers, LLC	3,832,401	7.85	(d)
101 John F. Kennedy Parkway, Short Hills, NJ 07078
Greenlight Capital, LLC	3,226,458	6.61	(e)
140 East 45th Street, 24th Floor, New York, NY 10017
Southpoint Master Fund, LP	2,374,907	4.86	(f)
623 Fifth Avenue, Suite 2601, New York, NY 10022

(a)	This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by State Street Bank and Trust Company (“State Street”) on February 13, 2012. According to State Street, as of December 31, 2011, State Street had shared voting power over 4,631,719 shares of common stock and shared dispositive power over 4,591,843 shares of common stock.

(b)	This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by Pennant Capital Management, L.L.C. (“Pennant Capital”) on February 9, 2012. According to Pennant Capital, as of December 31, 2011, Pennant Capital and Alan Fournier each had shared voting and dispositive power over 4,347,499 shares of common stock, and Pennant Windward Master Fund, L.P. had shared voting and dispositive power over 2,723,499 shares of common stock.

(c)	This information is derived from information regarding our common stock in a Schedule 13G filed with the SEC by Hotchkis and Wiley Capital Management, LLC (“Hotchkis and Wiley”) on February 13, 2012. According to Hotchkis and Wiley, as of December 31, 2011, Hotchkis and Wiley had sole voting power over 2,633,660 shares of common stock and sole dispositive power over 3,933,190 shares of common stock.

Stock Ownership Information (Continued)

(d)	This information is derived from information regarding our common stock in a Schedule 13G filed with the SEC by Franklin Mutual Advisers, LLC (“Franklin Mutual”) on February 7, 2012. According to Franklin Mutual, as of December 31, 2011, Franklin Mutual had sole voting power over 3,832,401 shares of common stock and sole dispositive power over 3,832,401 shares of common stock.

(e)	This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC on February 14, 2012 by Greenlight Capital, LLC, a Delaware limited liability company (“Greenlight LLC”), Greenlight Capital, Inc., a Delaware corporation (“Greenlight Inc.”), DME Management GP, LLC, a Delaware limited liability company (“DME Management GP”), DME Advisors, LP, a Delaware limited partnership (“DME Advisors”), DME Capital Management, LP, a Delaware limited partnership (“DME CM”), DME Advisors GP, LLC, a Delaware limited liability company (“DME GP” and together with Greenlight LLC, Greenlight Inc., DME Management GP, DME Advisors and DME CM, “Greenlight”), and Mr. David Einhorn, the principal of Greenlight. According to Greenlight, as of December 31, 2011, Greenlight LLC had shared voting and dispositive power over 1,045,720 shares of common stock; Greenlight Inc. had shared voting and dispositive power over 2,332,118 shares of common stock; DME Management had shared voting and dispositive power over 232,770 shares of common stock; DME Advisors had shared voting and dispositive power over 470,230 shares of common stock; DME CM had shared voting and dispositive power over 355,110 shares of common stock; DME GP had shared voting and dispositive power over 825,340 shares of common stock; and Mr. Einhorn had shared voting and dispositive power over 3,226,458 shares of common stock.

(f)	This information is derived from information regarding our common stock in a Schedule 13G/A filed with the SEC by Southpoint Master Fund, LP (“Southpoint”) on February 14, 2012. According to Southpoint, as of February 9, 2012, Southpoint had shared voting and dispositive power over 2,374,907 shares of common stock. As noted in this filing, Southpoint shared voting and dispositive power over such shares of common stock with Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC, and John S. Clark II.

Proposal to Elect Directors

(Item 1 on the proxy card)

The Board of Directors is divided into three classes. Each class of directors is elected for a three-year term of office and until their successors are elected.

NOMINEES FOR DIRECTOR

The Board is nominating the three individuals named below for election as directors at the annual meeting for three-year terms ending at our annual meeting in 2015 and until their successors are elected. Each of the nominees for director is currently serving on the Board with a term that expires at this annual meeting. If any nominee is unable to serve as a director, which we do not anticipate, the Board by resolution may reduce the number of directors or choose a substitute.

•	Paul D. Miller

•	C. Michael Petters

•	Karl M. von der Heyden

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Our Board of Directors” beginning on page 20.

Your Board recommends a vote FOR each of the three nominees for director.

Proposal to Ratify the Appointment of Independent Auditors

(Item 2 on the proxy card)

Deloitte & Touche LLP audited our consolidated financial statements for the year ended December 31, 2011.

The Audit Committee has selected Deloitte & Touche as our independent registered public accounting firm to audit the consolidated financial statements of HII and its subsidiaries for the year ending December 31, 2012 and the effectiveness of our internal control over financial reporting as of December 31, 2012. Your Board has endorsed this appointment.

Although ratification of our selection of Deloitte & Touche is not required by our Bylaws, NYSE listing standards or otherwise, we are asking our stockholders to do so, as a matter of good corporate governance. Your Board values the opportunity to receive input from our stockholders. If the selection of Deloitte & Touche is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Representatives of Deloitte & Touche will be present at the annual meeting, will have an opportunity to make statements if they desire and will be available to respond to questions, as appropriate.

Your Board recommends a vote FOR the ratification of the appointment of the independent auditors.

Proposal Regarding Advisory Approval of Executive Compensation

(Item 3 on the proxy card)

In accordance with the Dodd-Frank Act, stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. This vote is often referred to as “say on pay”. You are being asked to vote on the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the compensation discussion and analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

As described in detail in this proxy statement under “Compensation Discussion and Analysis” beginning on page 30, our compensation programs are designed with the following characteristics:

•	customer-focused, rewarding safety, quality, cost and schedule goals, and stockholder friendly, rewarding consistent achievement of strong financial results and optimization of stockholder value;

•	drive desired behaviors and provide a balance between short- and long-term performance;

•

incorporate clear and measurable financial results and accountabilities, with a bias towards equity-based compensation, formulaic in nature with appropriate levels of discretion and competitive within the market;

•	disclosed and explained in a transparent and understandable manner enabling the assessment of performance by our Compensation Committee and by our stockholders through the CD&A;

•

achievement of business goals relating to both annual operating performance and increased stockholder value produces significant individual rewards, while failure to attain business goals negatively affects compensation;

•	promote alignment of management and stockholder interests by establishing and monitoring stock ownership guidelines;

•	designed to mitigate excessive risk by emphasizing a long-term focus on compensation and financial performance; and

•	consistent in philosophy for all incentive plan participants to ensure proper alignment, accountability and line-of-sight regarding commitments and priorities.

We believe that our compensation program, with its balance of base salary, short-term incentives (annual cash incentive awards) and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the compensation discussion and analysis, the accompanying compensation tables, and the related narrative disclosures contained in this proxy statement.

Your Board values the opportunity to receive input from our stockholders. Although this vote is non-binding, the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions. To the extent there is any significant negative vote, we will consult directly with our stockholders to better understand the concerns that influenced the vote.

Your Board recommends a vote FOR the approval of our executive compensation.

Proposal Regarding Frequency of Future Advisory Approvals of Executive Compensation

(Item 4 on the proxy card)

The Dodd-Frank Act also provides you with the opportunity to vote, on an advisory (non-binding) basis, on your preference as to the frequency of future advisory approvals of named executive officer compensation. This vote is often referred to as “say when on pay.” You can vote on whether future advisory approvals of named executive officer compensation should occur every year, every two years or every three years, or you can abstain from voting.

After careful consideration, your Board recommends that future advisory approvals of executive officer compensation occur every year. The Board believes that this is the optimal frequency, providing you the ability to express your views every year on our named executive officer compensation program.

Your Board values the opportunity to receive input from our stockholders. Although this vote is non-binding, the Board will consider the voting results in making a decision as to the policy to be adopted on the frequency of future advisory approvals of named executive officer compensation. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory approvals on a less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Your Board recommends a vote in favor of future advisory approvals of executive compensation EVERY YEAR.

Proposal to Approve the 2012 Long-Term Incentive Stock Plan

(Item 5 on the proxy card)

Your Board is asking you to approve the Huntington Ingalls Industries, Inc. 2012 Long-Term Incentive Stock Plan (the “2012 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on March 23, 2012. Approval of the 2012 Plan is being sought for purposes of compliance with NYSE rules.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of our company, and that incentive compensation plans like the proposed 2012 Plan are an important attraction, retention and motivation tool for participants in the plan.

Since the company’s spin-off from Northrop Grumman Corporation on March 31, 2011, we have maintained the Huntington Ingalls Industries, Inc. 2011 Long-Term Incentive Stock Plan (the “2011 Plan”). As of March 23, 2012, a total of 4,635,067 shares of our common stock were subject to outstanding awards under the 2011 Plan. Of those shares, 2,871,602 were subject to outstanding awards made prior to the spin-off that we assumed under the terms of the spin-off and 4,511,112 shares remain available for issuance under the 2011 Plan. Our ability to grant additional awards under the 2011 Plan is nearly exhausted. The 2011 Plan was frozen at the time of adoption of the 2012 Plan, and no further grants will be made under the 2011 Plan if the 2012 Plan is approved by stockholders.

Members of the Board of Directors are eligible for awards under the 2012 Plan and thus have an interest in this proposal. We currently intend to continue paying a portion of the compensation of non-employee members of the Board of Directors in stock rights under the 2012 Plan, as described in “Director Compensation.”

Summary Description of the 2012 Plan

The principal terms of the 2012 Plan are summarized below. The full text of the 2012 Plan is attached to this proxy statement as Annex A.

Purpose. The purpose of the 2012 Plan is to promote the long-term success of our company and to increase stockholder value by providing officers, selected employees and directors with incentives to create excellent performance and to continue service with our company, its subsidiaries and affiliates. Both by encouraging officers, employees and directors to become owners of common stock and by providing actual ownership through 2012 Plan awards, we intend for plan participants to view our company from an ownership perspective.

Administration. The Compensation Committee will administer the 2012 Plan, provided that the 2012 Plan will be administered by the non-employee members of the Board of Directors as to any award granted to a member of the Board of Directors who (at the time of grant of the award) is not employed by our company or one of our subsidiaries. The Compensation Committee may delegate its authority to make grants under the 2012 Plan to one or more committees of directors or to senior executives (the appropriate acting body is referred to in this summary as the “Committee”). The Committee determines the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award. Subject to the other provisions of the 2012 Plan, the Committee has the authority to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award pursuant to Section 6 of the 2012 Plan.

Proposal to Approve the 2012 Long-Term Incentive Stock Plan (Continued)

The Committee may allow the purchase price of an award or shares of common stock under the 2012 Plan to be paid in the form of cash, by the delivery of already-owned shares of common stock, by the surrender of an award of equivalent value, through a third-party purchase where the third party agrees to sell a number of shares on behalf of a participant and the participant assigns the right to receive the proceeds from such sale to the company in payment of the purchase price, or any other form permitted by law.

No Repricing. The Committee may not cancel, exchange, or surrender for cash or other awards, or amend an outstanding option or stock appreciation right (“SAR”) for the purpose of replacing or re-granting the award with an exercise price or base price, as applicable, that is less than the exercise or base price of the original award. Underwater stock options or SARs may not be exchanged for other awards or cash. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

Eligibility. Persons eligible to receive awards under the 2012 Plan include employees of our company and of any other entity that is directly or indirectly controlled by our company or in which we have a significant equity interest, non-employee members of the Board of Directors, and independent contractors. Approximately 60 persons received awards under the predecessor 2011 Plan.

Authorized Shares; Limits on Awards. The maximum number of new shares of common stock that may be issued or transferred pursuant to awards under the 2012 Plan may not exceed 3,390,000 shares. All awards will be full value awards that count against this limit on a share-for-share basis.

Recycling. Shares that are subject to awards that expire or for any reason are cancelled or terminated, are forfeited, or fail to vest, under the 2011 Plan or the 2012 Plan, will again be available for subsequent awards under the 2012 Plan. Shares that are exchanged by a participant as payment under an award or withheld by us to pay the exercise price of an award granted under the 2011 Plan or 2012 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will be available again for issuance under the 2012 Plan. Shares repurchased by the company on the open market will not increase the number of shares available for issuance under the 2012 Plan. SARs settled in shares of common stock will count against the shares available for issuance under the 2012 Plan on a gross (rather than net) basis.

To the extent that shares are delivered pursuant to the exercise of a SAR or stock option granted under the 2012 Plan, the number of shares actually issued will be counted against the shares available for issuance under the 2012 Plan. (For example, if a SAR relates to 1,000 shares and is exercised at a time when the payment due to the participant is 500 shares, 500 shares will be counted against the shares available for issuance under the 2012 Plan.) In addition, the 2012 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of our company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2012 Plan.

The following other limits are also contained in the 2012 Plan:

•	The maximum number of shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the plan is 3,390,000 shares.

•	No more than 1,500,000 shares may be awarded to any participant during any three-year period pursuant to stock option grants and SAR grants under the 2012 Plan.

Proposal to Approve the 2012 Long-Term Incentive Stock Plan (Continued)

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“Performance-Based Awards” under Section 7(c)(iv) of the 2012 Plan (other than stock options or SARs, and without giving effect to any related dividend equivalents) that are granted to any participant during any three consecutive years may not relate to or provide for payment of more than 500,000 shares.

As is customary in incentive plans of this nature, the number and kind of shares available under the 2012 Plan and the then outstanding awards, as well as exercise and purchase prices, performance targets under certain performance-based awards, and share limits, are subject to adjustment in the event of certain stock dividends, stock splits, combinations or exchanges of shares, mergers, consolidations, spin-offs, recapitalizations and similar events. The shares available for issuance under the 2012 Plan may be used to pay for awards under the 2011 Plan if necessary.

Types of Awards. The 2012 Plan authorizes the issuance of stock options, SARs, restricted performance stock rights (“RPSRs”), restricted performance stock (“RPSs”), restricted stock rights (“RSRs”), restricted stock, stock units and other forms of awards granted or denominated in common stock or units of common stock. The 2012 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. On March 13, 2012, our closing stock price was $37.50.

A stock option is the right to purchase shares of common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant. The fair market value is the closing price of the common stock on the New York Stock Exchange on the date of grant or the last trading day prior to the date of grant if there is no trading on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described below under “U.S. Federal Income Tax Treatment of Awards Under the 2012 Plan.” Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2012 Plan. Incentive stock options may only be granted to employees of our company or our subsidiaries. “Reload” stock options are expressly prohibited under the 2012 Plan.

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. The base price is established by the Committee at the time of grant of the SAR and cannot be less than the fair market value of a share of common stock on the date of grant. SARs may be granted in connection with other awards or may be granted independently. The maximum term of a SAR is ten years from the date of grant.

Under an RPSR or RPS, shares of common stock are issued upon the achievement of performance conditions. RPSRs and RPSs are subject to a minimum performance period of 12 months. RSRs and restricted stock are subject to vesting based on continued employment over a minimum vesting period of 12 months. Stock units may only be granted to non-employee members of the Board. These stock units are a right to receive a share of common stock that vests immediately but is not payable until the director’s separation from service on the Board.

Performance-Based Compensation Policy. The Committee may grant awards that are intended to qualify as performance-based compensation under, and be exempt from the deductibility limitations of,

Proposal to Approve the 2012 Long-Term Incentive Stock Plan (Continued)

Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards may be in the form of RPSRs, RPSs or other rights. Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). These awards are subject to the terms and limitations in our Performance-Based Compensation Policy, which is being separately submitted to our stockholders for approval and is attached to this proxy statement as Annex B. The Performance-Based Compensation Policy is incorporated into the 2012 Plan.

Dividend Equivalents; Deferrals. The Committee may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Committee may provide that awards under the 2012 Plan (other than options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock. For any dividend equivalent rights granted in connection with an award granted under the 2012 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be).

Acceleration of Awards; Possible Early Termination of Awards. Generally, if a change in control of the company occurs, awards under the 2012 Plan will continue in accordance with their terms, and accelerated vesting will not be triggered under the 2012 Plan so long as the company is the surviving entity in the transaction or the successor to the company (or its parent entity) agrees to assume the awards. However, if the company is liquidated, all or substantially all of the company’s assets are sold, or the company is merged, consolidated or reorganized and stockholders prior to the event do not continue to own more than 60% of the combined voting power of the company or a successor after the event, then, if outstanding 2012 Plan awards are not assumed or continued after the event, generally all stock options and SARs granted under the 2012 Plan will vest and any other types of awards will vest or be paid. The Committee also has the discretion to establish other change in control provisions with respect to awards granted under the 2012 Plan.

An award may be subject to accelerated vesting on the participant’s death, disability or retirement. For performance-based awards that vest on retirement, the amount of the award must be determined based on actual performance as of retirement or at the end of the performance period.

Transfer Restrictions. Subject to certain exceptions contained in Section 10 of the 2012 Plan, awards under the 2012 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative.

Termination of or Changes to the 2012 Plan. The 2012 Plan may be amended by the Compensation Committee as it deems appropriate to better effectuate the purposes of the 2012 Plan, except that no amendment shall be made without stockholder approval that would increase the number of shares available under the 2012 Plan, expand the types of awards under the plan, materially expand the eligible participants, reprice or replace a stock option with a new stock option with a lower exercise price, or if stockholder approval is otherwise required as a matter of law or applicable New York Stock Exchange listing requirements. (Adjustments as a result of stock splits or similar events are not an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2012 Plan will terminate on March 22, 2022.

Proposal to Approve the 2012 Long-Term Incentive Stock Plan (Continued)

2012 Plan Benefits. Because benefits under the 2012 Plan will depend on the Compensation Committee’s actions and the fair market value of the shares at various future dates, it is not possible to determine the benefits that will be received in 2012 under the 2012 Plan by directors, executive officers and other participants.

U.S. Federal Income Tax Treatment of Awards under the 2012 Plan. An employee will not incur federal income tax liabilities when granted any incentive award under the plan, unless the employee makes an election under Section 83(b) of the Internal Revenue Code for a restricted stock grant. Upon exercise of a stock option (other than an incentive stock option) or a SAR, the employee will have ordinary income equal to the difference between the fair market value of our common stock on the date of the exercise and the stock option or SAR price. No income is received for tax purposes when an incentive stock option is exercised, unless an employee is subject to the alternative minimum tax or has not met the holding period requirements.

Unless the employee has made the Section 83(b) election described above, upon lapse of restrictions on restricted stock or upon the issuance of stock under a performance-based award, the employee will have ordinary income equal to the fair market value of the common stock received.

We usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary income. No deduction is allowed in connection with an incentive stock option unless the employee disposes of the common stock received upon exercise in violation of the holding period requirements. We have the right to deduct from any settlement of an award made under the 2012 Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding, and such shares will be valued at the fair market value of our common stock as of the settlement date of the applicable award.

Your Board recommends a vote FOR the approval of the 2012 Long-Term Incentive Stock Plan.

Proposal to Approve the Performance-Based Compensation Policy to Preserve the Tax Deductibility of Performance-Based Payments

(Item 6 on the proxy card)

Your Board is asking you to approve our Performance-Based Compensation Policy (the “policy”). We are seeking stockholder approval of the policy so that certain payments to certain of our officers will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (“IRC”) and will therefore be fully deductible by us as a business expense in the year of payment. As provided under IRC Section 162(m), the policy will apply only to those officers who are our CEO, who is currently a member of our Board, and our next three most highly compensated executive officers (other than our CFO) during a year when these payments are made. The policy would limit the amount of designated annual performance-based cash incentive payments and performance-based stock compensation awards we may make to these individuals. The full text of the policy is attached to this proxy statement as Annex B and is an exhibit to the 2012 Long-Term Incentive Stock Plan attached to this proxy statement as Annex A.

Important facts about this proposal:

•	This proposal does not increase the number of shares of common stock that can be issued under the 2012 Long-Term Incentive Stock Plan; and

•	This proposal does not result in any additional cost to the company.

Preserving the Tax Deductibility of Certain Awards.

IRC Section 162(m) limits the deductibility of compensation of “covered employees” to $1 million per year unless the compensation qualifies as “performance-based.” Our CEO and our next three most highly compensated executive officers (other than our CFO) are “covered employees”. For purposes of the policy, annual cash incentive payments are deductible performance-based compensation if these four conditions are satisfied:

•	The compensation is payable on the attainment of one or more pre-established, objective performance criteria;

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The performance criteria and the formula for setting the maximum compensation payable are fixed or are set by a committee comprised solely of two or more outside directors, like our Compensation Committee;

•	The material terms of the compensation, the performance criteria and the formula for calculation of the compensation are disclosed to and approved by stockholders before payment; and

•	The Compensation Committee certifies that the performance criteria have been satisfied before payment is made.

We are requesting stockholder approval in order to satisfy the third requirement listed above. Your vote for approval of the policy will allow payments under the designated awards to be tax deductible by us as performance-based compensation under IRC Section 162(m).

Proposal to Approve the Performance-Based Compensation Policy to Preserve the Tax Deductibility of Performance-Based Payments (Continued)

Overview of the Performance-Based Compensation Policy

Policy Objective. The policy is intended to limit payments of designated annual cash incentives and performance-based stock compensation to officers covered by the policy to amounts that would be considered “performance-based compensation” within the meaning of IRC Section 162(m). The policy is binding on us with respect to amounts intended to be performance-based compensation.

Eligibility. The officers subject to the limitations under the policy are our chief executive officer and three other most highly compensated executive officers other than our chief financial officer in the year when payment is made.

Administration. The Compensation Committee will administer the policy. Members of the Compensation Committee must qualify as “outside directors” under IRC Section 162(m). Subject to the terms of the policy, the Compensation Committee has sole discretion to designate the incentive awards that are subject to the policy and to interpret the policy.

Annual Cash Incentive Payment Limitations

Appropriated Incentive Compensation. Designated annual cash payments to officers subject to the policy will be limited to set percentages of our “Economic Earnings,” defined as income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense), plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in our annual report.

The maximum aggregate amount that can be paid to officers subject to the policy as annual cash incentive payments under the policy will be computed by first calculating 2.5% of Economic Earnings for a year. This amount constitutes the “Tentative Appropriated Incentive Compensation.”

Allocation of Tentative Appropriated Incentive Compensation. The maximum potential percentage of Tentative Appropriated Incentive Compensation payable to any officer subject to the policy as incentive compensation for any single performance year will not exceed 40% for the CEO and 20% for each of the other three most highly compensated executive officers.

Adjustment to Appropriated Incentive Compensation. After allocation of the Tentative Appropriated Incentive Compensation among the officers subject to the policy, the Tentative Appropriated Incentive Compensation amount allocated to any officer may then be reduced by the Compensation Committee to reflect its evaluation of our overall economic performance for the year. The Compensation Committee currently intends to apply standards and criteria that are used under our Annual Incentive Plan to determine the amounts payable to the officers subject to the policy. The reduced amount constitutes the “Appropriated Incentive Compensation” and is the amount payable to the officer.

Performance-Based Stock Awards

Awards Subject to the Policy. A portion of the policy would apply under our stock compensation plans, including the 2012 Long-Term Incentive Stock Plan, which incorporates the policy. To the extent authorized under these plans, the Committee may grant awards that are intended to qualify as

Proposal to Approve the Performance-Based Compensation Policy to Preserve the Tax Deductibility of Performance-Based Payments (Continued)

performance-based compensation under, and be exempt from the deductibility limitations of IRC Section 162(m) (“Performance-Based Awards”). By designating an award under those plans as subject to the policy, the award becomes a Performance-Based Award. In addition to Performance-Based Awards, options and stock appreciation rights may also qualify as performance-based compensation for Section 162(m) purposes. Performance-Based Awards may be in the form of restricted performance stock, restricted performance stock rights or other performance-based stock rights.

Performance Criteria That May Be Used. The vesting or payment of Performance-Based Awards will depend on the performance of our company relative to pre-established goals on a consolidated, segment, sector, subsidiary, division, or plant basis with reference to any of the following:

Performance Criteria

•    revenue

•    net earnings (on a total or continuing basis) and either before or after interest, taxes, depreciation, amortization and/or net pension income or expense

•    earnings per share (on a total or continuing basis) and either before or after interest, taxes, depreciation, and/or amortization

•    cash flow or free cash flow (either as dollars or as a percentage of net earnings)

•    return on equity, investment, or assets (including on a net basis)

•    cash flow return on equity, investment, assets or net assets

•    stock price or stock price appreciation

•    total stockholder return

•    EVA—defined as operating profit after tax (which means net earnings after tax but before tax-adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (which is based on average total capital and our weighted average cost of capital)

•    overhead or expense containment or reduction

•    working capital level or working capital turnover

•    asset levels or asset turnover

•    new business awards or backlog

•    cost containment or reduction

•    enterprise value

•    operating margin (dollars or rate)

•    Pension Adjusted Operating Margin—defined as operating margin adjusted for the difference in pension cost between FAS (Financial Accounting Standards) and allowable and reimbursable pension costs under CAS (Cost Accounting Standards)

•    debt covenants (including compliance with debt covenants)

•    credit ratings

These financial metrics can be measured on an as reported or pension adjusted basis, on an annual or cumulatively over a defined period of time basis, and on an absolute, relative or growth basis.

Establishing Performance Criteria. The Compensation Committee will establish the criterion or criteria and target(s) on which performance will be measured. The Compensation Committee must establish criteria and targets in advance of applicable deadlines under the IRC and while the attainment of the performance targets remains substantially uncertain. The Compensation Committee has discretion to determine the performance target or targets and any other restrictions or limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Proposal to Approve the Performance-Based Compensation Policy to Preserve the Tax Deductibility of Performance-Based Payments (Continued)

Eligible Participants. Performance-Based Awards may be granted to any employees of our company or our subsidiaries. IRC Section 162(m) may apply in a future year when payment of an award is made. As a result, the participants for Performance-Based Awards are not limited to the individuals who are currently our CEO and our next three most highly compensated executive officers (other than our CFO). To the extent permitted under the IRC, performance goals may be adjusted to mitigate the impact of material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events not foreseen at the time the goals were set.

Performance-Based Awards (other than stock options or stock appreciation rights, and without giving effect to any related dividend equivalents) that are granted to any participant during any three consecutive years may not relate to or provide for payment of more than 500,000 shares.

Administration of Policy by Our Compensation Committee

Payment of Awards. Before payment of any Performance-Based Awards to an officer subject to the policy, the Compensation Committee must certify that the performance criteria have been satisfied by setting the Appropriated Incentive Compensation or certify that the performance target or targets have been satisfied for Performance-Based Awards. The Compensation Committee may impose such conditions, including forfeitures and restrictions, as the Compensation Committee believes will best serve the company’s interests and the purposes of the policy. The Compensation Committee retains complete discretion to adjust Performance-Based Award amounts downward based on such factors as it deems relevant.

Amendment or Termination. The Board may terminate the policy at any time. The Compensation Committee may discontinue designating further awards under the policy at any time. Stockholders must approve any amendment to the policy if stockholder approval is required to preserve the exemption of awards granted to officers subject to the policy as “performance-based compensation” under IRC Section 162(m).

Your Board recommends a vote FOR the approval of the Performance-Based Compensation Policy.

Other Information for Stockholders

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers to file with the SEC reports of initial ownership and changes in ownership of our equity securities. Based solely on a review of the reports furnished to us, we believe that during 2011 all of our directors and executive officers timely filed all reports they were required to file under Section 16(a).

ATTENDING THE ANNUAL MEETING

Only stockholders or their legal proxy holders are invited to attend the annual meeting. To be admitted to the annual meeting, you will need a form of government-issued photo identification. In addition, depending on how you hold your stock, you may need valid proof of ownership of our common stock or a valid legal proxy.

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If you are a stockholder of record, we will be able to verify your name in our share register with your government-issued photo identification. You must present a form of government-issued photo identification that we will verify with our share register to be admitted to the annual meeting.

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If you are a street name stockholder, you must present a form of government-issued photo identification along with proof of your ownership of our common stock as of the record date of March 13, 2012, such as a bank or brokerage account statement, to be admitted to the annual meeting.

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If you are not a stockholder, you will be admitted to the annual meeting only if you have a form of government-issued photo identification and a valid legal proxy from a stockholder that held our stock as of the record date. If you are receiving a legal proxy from a stockholder of record, you must bring to the meeting the legal proxy from the record holder to you. If you are receiving a legal proxy from a street name stockholder, you must bring to the meeting the legal proxy from the record holder (i.e. the bank, broker or other holder of record) to the street name holder that is assignable, and the legal proxy from the street name holder to you. Each stockholder may appoint only one proxy holder to attend the meeting on their behalf.

No cameras, weapons, large bags, briefcases, backpacks or packages will be permitted in the annual meeting, and no audio or video recording of the meeting will be permitted.

Directions to the location of the annual meeting are included on the proxy card.

RELATED PARTY TRANSACTIONS

It is our policy that all employees and directors must avoid any activity that is in conflict with or has the appearance of conflicting with our business interests. This policy is included in our Code of Ethics and Business Conduct. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Process for Review of Related Person Transactions. Our board of directors has adopted a written policy for the review, approval and ratification of transactions to which we are a party and the aggregate amount involved in the transaction will or may be expected to exceed $100,000 in any year if any director, director nominee, executive officer, greater-than-5% beneficial owner or their respective immediate family members have or will have a direct or indirect interest.

Other Information for Stockholders (Continued)

The policy provides that the Governance and Policy Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Governance and Policy Committee takes into account whether the transaction is on terms that are no less favorable to us than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, the materiality of the proposed related person transaction, the actual or perceived conflict of interest between us and the related person, the relationship of the proposed transaction to applicable state corporation and fiduciary obligation laws and rules, disclosure standards, our Corporate Governance Guidelines and Code of Ethics and Business Conduct, and the best interests of us and our stockholders.

The Governance and Policy Committee has adopted standing pre-approvals under the policy for transactions with related persons. Pre-approved transactions include, but are not limited to:

(a) compensation arrangements of executive officers where (i) the officer’s compensation is required to be reported in the proxy statement or (ii) the executive officer is not an immediate family member of another executive officer or director, the related compensation would have been reported in the proxy statement if the officer was a “named executive officer” and the Compensation Committee approved such compensation;

(b) director compensation where such compensation is required to be reported in the proxy statement and the arrangements have been approved by the board of directors;

(c) transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or organization that is a party to the transaction;

(d) transactions with other companies where the related person’s only relationship with the other company is as a director, employee (other than an executive officer) or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues;

(e) our charitable contributions where the related person’s only relationship is as an employee or director of the charitable entity and where the aggregate amount does not exceed the lesser of $1 million or 2% of the charitable entity’s total annual receipts;

(f) transactions where the related person’s interest derives solely from his or her ownership of our common stock and all stockholders receive proportional benefits;

(g) transactions involving competitive bids;

(h) regulated transactions; and

(i) certain banking-related services.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Office of the General Counsel of changes in that information. The Office of the General Counsel receives such information and maintains a master list of related persons for purposes of tracking and reporting related person transactions.

Transactions with Related Persons

There were no related party transactions in 2011 that required review, approval or ratification by our Governance and Policy Committee in accordance with our related person transaction policy.

Other Information for Stockholders (Continued)

Agreements with Northrop Grumman Related to the Spin-Off

Prior to our spin-off from Northrop Grumman Corporation, Northrop Grumman was the sole stockholder of our company. In connection with the spin-off, we and Northrop Grumman entered into material agreements that govern the relationships between the two companies after the spin-off and provide for an orderly transition to our status as an independent, publicly-owned company. Following the spin-off, Northrop Grumman no longer held any of our common stock, and we and Northrop Grumman operate independently. However, because Northrop Grumman held more than 5% of our common stock in 2011, we are required to provide disclosure about the agreements we entered into in connection with the spin-off. The following is a summary of the terms of the material agreements we entered into with Northrop Grumman.

Separation and Distribution Agreement

We and Northrop Grumman Shipbuilding, Inc. (“NGSB”) entered into a Separation and Distribution Agreement with Northrop Grumman and Northrop Grumman Systems Corporation (“NGSC”) before the distribution of our shares of common stock to Northrop Grumman stockholders. The Separation and Distribution Agreement sets forth our agreements with Northrop Grumman regarding the principal actions taken in connection with our separation from Northrop Grumman, including the Internal Reorganization. It also sets forth other agreements that govern certain aspects of our relationship with Northrop Grumman following the spin-off.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement identified certain transfers of assets and assumptions of liabilities that were necessary in advance of our separation from Northrop Grumman so that each of HII and Northrop Grumman retained both the assets of, and the liabilities associated with, our respective businesses. Certain litigation matters that relate to our shipbuilding business have been allocated to us under the Separation and Distribution Agreement. The Separation and Distribution Agreement also provided for the settlement or extinguishment of certain liabilities and other obligations between HII and Northrop Grumman.

All agreements, arrangements, commitments and understandings, including all intercompany accounts payable or accounts receivable, intercompany indebtedness and intercompany work orders, between us and our subsidiaries and other affiliates, on the one hand, and Northrop Grumman and its other subsidiaries and other affiliates, on the other hand, terminated as of the distribution date, except certain agreements and arrangements that were intended to survive the distribution. After the distribution, we issued letter subcontracts for the performance of follow-on work for terminated intercompany work orders. We continue to negotiate and finalize definitive subcontracts with Northrop Grumman and its other subsidiaries and affiliates.

Shared Gains and Shared Liabilities. Subject to certain exceptions, including those set forth in the Tax Matters Agreement, the Separation and Distribution Agreement provides for the sharing of certain gains and liabilities. We and Northrop Grumman are entitled to or responsible for the appropriate proportion of the shared gains or liabilities. The appropriate proportion applicable to any shared gain or liability is determined by the extent to which the shared gain or liability relates to our or Northrop Grumman’s respective businesses. The Separation and Distribution Agreement further provides that where the Separation and Distribution Agreement has not already specified the appropriate proportions applicable to any such shared gain or liability, the applicable appropriate proportions with respect to a shared gain or liability are determined by an allocation committee comprising one representative designated by each of Northrop Grumman and us.

Other Information for Stockholders (Continued)

Representations and Warranties. In general, neither we nor Northrop Grumman made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, all assets were transferred on an “as is,” “where is” basis.

The Distribution. The Separation and Distribution Agreement governs the rights and obligations of the parties regarding the distribution. Prior to the distribution, the number of our shares held by Northrop Grumman increased to the number of shares of our common stock distributable in the distribution. Northrop Grumman caused its agent to distribute all of the issued and outstanding shares of our common stock to Northrop Grumman stockholders who held Northrop Grumman shares as of the record date.

Release of Claims. We and Northrop Grumman agreed to broad releases pursuant to which we released the other and its affiliates, successors and assigns and their respective stockholders, directors, officers, agents and employees from any claims against any of them that arise out of or relate to events, circumstances or actions occurring or failing to occur or any conditions existing at or prior to the time of the distribution. These releases were subject to certain exceptions set forth in the Separation and Distribution Agreement.

Indemnification. We and NGSB on one hand, and Northrop Grumman and NGSC on the other, agreed to indemnify each other and each of our respective affiliates, former, current and future directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing against certain liabilities in connection with the spin-off and our respective businesses.

The amount of any party’s indemnification obligations are subject to reduction by any insurance proceeds received by the party being indemnified. The Separation and Distribution Agreement also specifies procedures with respect to claims subject to indemnification and related matters.

In the event that, prior to the fifth anniversary of the distribution, we experience a change of control and our corporate rating is downgraded to B or B2 or below, as applicable, during the period beginning upon the announcement of such change of control and ending 60 days after the announcement of the consummation of such change of control, we will be required to provide credit support for our indemnity obligations under the Separation and Distribution Agreement in the form of one or more standby letters of credit in an amount equal to $250 million.

Employee Matters Agreement

We entered into an Employee Matters Agreement with Northrop Grumman that sets forth our agreements with Northrop Grumman as to certain employment, compensation and benefits matters.

The Employee Matters Agreement provides for the allocation and treatment of assets and liabilities arising out of employee compensation and benefit programs in which our employees participated prior to the distribution. In connection with the distribution, we provided benefit plans and arrangements in which our employees began participating after the distribution. Generally, we assumed or retained sponsorship of, and liabilities relating to, employee compensation and benefit programs relating to our current and former employees and all employees who were transferred to us from Northrop Grumman in connection with the distribution.

Other Information for Stockholders (Continued)

The Employee Matters Agreement also provided for post-distribution transfers of employees between Northrop Grumman and us. In such event, the recipient employer will generally be responsible for all prospective employment-related liabilities relating to the transferred employees, and, under the Employee Matters Agreement, the transferred employees will be treated in the same manner as other employees of the recipient.

Insurance Matters Agreement

We entered into an Insurance Matters Agreement with Northrop Grumman pursuant to which we allocated rights regarding various policies of insurance.

Under the Insurance Matters Agreement, Northrop Grumman assigned to us its rights and obligations in certain insurance policies that are exclusive to our business. In the event that Northrop Grumman experiences a loss that relates to our business and may be recoverable under the insurance policies transferred to us pursuant to the Insurance Matters Agreement, Northrop Grumman may make the claim directly to the insurer. We are responsible for paying all amounts necessary to exhaust or otherwise satisfy all applicable self-insured retentions, deductibles, and retrospective premium adjustments and similar amounts.

Northrop Grumman retained the rights and obligations to all other insurance policies. Northrop Grumman provides us the benefit of such retained insurance policies, until such policies are exhausted by us or Northrop Grumman, for occurrences prior to the distribution. We have no rights under such policies for occurrences after the distribution.

Intellectual Property License Agreement

We, through NGSB, entered into an Intellectual Property License Agreement with NGSC pursuant to which we may license certain of our intellectual property to NGSC and its affiliates and NGSC and its affiliates may license certain of its intellectual property to us.

The licenses granted by us and NGSC under the Intellectual Property License Agreement permit the licensed party and its affiliates to use certain licensed intellectual property for uses such party has made of the licensed intellectual property in the ordinary course of such party’s business generally in the twelve-month period prior to the distribution, including the general manner and scope of such use in the licensed party’s line of business for which the licensed intellectual property has been used during such period.

We and NGSB each may assign the Intellectual Property License Agreement and the rights granted thereunder, whether in whole or in part, without the other party’s consent if such assignment takes place in an acquisition context, including in connection with the sale of a business unit or a product line. An assignment by either of us to an unaffiliated third party outside of an acquisition context will require the other party’s consent. Any assignee of an assigning party’s license rights is subject to the limitations and restrictions imposed under the Intellectual Property License Agreement, including the restrictions regarding the general manner, scope and line of business for which and by whom the licensed intellectual property will be used.

Tax Matters Agreement

We entered into a Tax Matters Agreement with Northrop Grumman that governs rights and obligations after the spin-off with respect to matters regarding U.S. Federal, state, local and foreign income taxes and other taxes, including tax liabilities and benefits, attributes, returns and contests.

Other Information for Stockholders (Continued)

Under the Tax Matters Agreement, taxes for periods before the spin-off are allocated as follows:

•

We are severally liable with Northrop Grumman for its U.S. Federal income taxes for periods before the spin-off, and this several liability will continue after the spin-off. Under the Tax Matters Agreement, Northrop Grumman has agreed to indemnify us for any portion of such taxes that we pay, subject to our obligation relating to audit adjustments, described below.

•

We are obligated to indemnify Northrop Grumman for audit adjustments that increase our U.S. Federal taxable income for periods before the spin-off and are of a nature that could result in correlative reductions to our taxable income for periods after the spin-off. This indemnity applies only to the extent such adjustments increase our U.S. Federal income tax liability for periods before the spin-off by a total of more $5,000,000.

•

Northrop Grumman generally is responsible for our state, local and foreign income taxes for periods before the spin-off. We are, however, obligated to indemnify Northrop Grumman for audit adjustments that increase such taxes, in accordance with the provisions of the Separation and Distribution Agreement relating to government contract matters.

•

Northrop Grumman generally is responsible for our taxes other than income taxes for periods before the spin-off. We will not indemnify Northrop Grumman for audit adjustments relating to non-income taxes.

The Tax Matters Agreement contains special provisions to allocate tax liabilities resulting from the spin-off or related transactions not being tax-free (notwithstanding the Internal Revenue Service (“IRS”) ruling and tax opinion stating that such transactions are tax-free). Under the Tax Matters Agreement, if our actions could be reasonably likely to cause the spin-off, the Internal Reorganization or any such related transactions not to be tax-free, we will be obligated to indemnify Northrop Grumman for the resulting taxes, professional fees and other expenses. The amount of any such indemnification could be substantial.

The Tax Matters Agreement contains covenants intended to protect the tax-free status of the spin-off, the Internal Reorganization and related transactions. These covenants may restrict our ability to pursue strategic or other transactions that otherwise could maximize the value of our business and may discourage or delay a change of control that you may consider favorable. In general, we covenanted that, until March 31, 2013:

•

We will not take any action inconsistent with continuation of the shipbuilding business. The winding down of our operations at Avondale will not be considered inconsistent with continuation of the shipbuilding business.

•

We will not sell, transfer or otherwise dispose of more than 30% of our gross assets in one or more transactions. Specified transactions, however, including the winding down of our operations at Avondale, will not count against the 30% limitation. These will include sales in the ordinary course of business, payments of interest and principal on indebtedness and stock repurchases to the extent described below.

•	We will not repurchase more than 20% of our stock.

•

We will not take any action (or permit actions by other persons if we can prevent them) that would result in one or more persons, in one or more transactions, selling more than 20% of our stock (including but not limited to stock repurchases).

Other Information for Stockholders (Continued)

•

We will not take any action (or permit actions by other persons if we can prevent them) that would result in one or more persons, in one or more transactions, acquiring 40% or more of our stock (by vote or value) or of the stock of a successor in a merger or consolidation (or, in either case, rights to acquire such stock). Such transactions include mergers and acquisitions, sales of stock between stockholders, issuances of new stock, repurchases of stock, recapitalizations and amendments to our certificate of incorporation affecting stockholder voting rights. Specified transactions, however, will not count against the 40% limitation. These include public trading by persons owning less than 5% of our stock and compensatory grants of stock or stock options to directors or employees or exercises of such stock options.

We covenanted not to take any of the above actions unless either (i) Northrop Grumman requests and obtains from the IRS a supplemental ruling, satisfactory in form and substance to Northrop Grumman, that the contemplated action will not adversely affect the tax-free status of the transactions, or (ii) we obtain, from a nationally recognized law firm, an unqualified opinion to such effect. Both the law firm and the form and substance of the opinion must be satisfactory to Northrop Grumman.

Although valid as between the parties, the Tax Matters Agreement is not binding on the IRS.

Transition Services Agreement

We entered into a Transition Services Agreement with Northrop Grumman, under which Northrop Grumman or certain of its subsidiaries provide us with certain services to help ensure an orderly transition following the distribution.

Services. Under the Transition Services Agreement, Northrop Grumman provides certain enterprise shared services (including information technology, resource planning, financial, procurement and human resource services), benefits support services and other specified services to us. Northrop Grumman is also providing assistance in transitioning these services to HII-led relationships with third-party providers. These services are provided at cost, as determined by Northrop Grumman in a manner consistent with its cost accounting practices.

Indemnification. Under the Transition Services Agreement, we released and will indemnify Northrop Grumman and its affiliates for losses arising from or relating to the provision or use of any service or product provided under the Transition Services Agreement.

Term. The Transition Services Agreement became effective on the distribution date, and will remain in effect until the expiration of the last time period for the performance of services thereunder, which was originally targeted to be no longer than 12 months from the distribution date. A limited number of these services may be extended for a period of approximately six months to enable full information systems transition.

Termination. Each party will be permitted to terminate the Transition Services Agreement if the other party breaches any of its significant obligations under the agreement and does not cure such breach within 30 days of receiving written notice from the other party.

Other Information for Stockholders (Continued)

Other Agreements

NGSC Guaranty Performance, Indemnity and Termination Agreement. We entered into the Guaranty Performance Agreement with NGSC, pursuant to which we agreed to comply on behalf of NGSC with all of its guarantee obligations in relation to the $83.7 million of revenue bonds (the “Revenue Bonds”), which were issued for our benefit, to indemnify NGSC for all costs arising out of or related to its guarantee obligations of the Revenue Bonds and to cause NGSC’s guarantee obligations to terminate or to cause credit support to be provided in the event of a change of control of HII. For any period of time between a change of control and the termination of NGSC’s guarantee obligations, we will be required to cause credit support to be provided for NGSC’s guarantee obligations in the form of one or more letters of credit in an amount reasonably satisfactory to NGSC to support the payment of all principal, interest and any premiums under the Revenue Bonds. In addition, so long as NGSC has any liability under the guaranty, we will be required to pay a fee equal to 1% per annum of the aggregate principal amount of the Revenue Bonds outstanding unless we are providing credit support for NGSC’s obligations under the guaranty.

Annex A

HUNTINGTON INGALLS INDUSTRIES, INC.

2012 LONG-TERM INCENTIVE STOCK PLAN

1. Purpose

The purpose of the Huntington Ingalls Industries, Inc. 2012 Long-Term Incentive Stock Plan (the “Plan”) is to promote the long-term success of Huntington Ingalls Industries, Inc. (the “Company”) and to increase stockholder value by providing its directors, officers, selected employees and other service providers with incentives to create excellent performance and to continue service with the Company, its subsidiaries and affiliates. Both by encouraging such directors, officers, employees and other service providers to become owners of the common stock of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective.

2. Term

The Plan was approved by the Board of Directors of the Company (the “Board”) on March 23, 2012 and shall become effective upon the approval by the stockholders of the Company (the “Effective Time”). Unless previously terminated by the Board, the Plan shall terminate at the close of business on March 22, 2022. After termination of the Plan, no future awards may be granted but previously granted awards (and the Committee’s (as such term is defined in Section 3) authority with respect thereto) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan. No awards shall be granted under the Huntington Ingalls Industries, Inc. 2011 Long-Term Incentive Stock Plan (the “Prior Plan”) on or after the Effective Time.

3. Plan Administration

(a) The Plan shall be administered by the Compensation Committee (or its successor) of the Board; provided that the Plan shall be administered by the members of the Board who are not employed by the Company or one of its subsidiaries or affiliates as to any award granted or to be granted, as the case may be, to a member of the Board who (at the time of grant of the award) is not employed by the Company or one of its subsidiaries or affiliates. Subject to the following provisions of this Section 3(a), the Compensation Committee (or its successor) may delegate different levels of authority to make grants under the Plan to different committees, provided that each such committee consists of one or more members of the Board. The Compensation Committee may also delegate authority to administer the Plan to senior executives of the Company, including the authority to make grants subject to any conditions set by the Compensation Committee and applicable law (including, without limitation, conditions restricting such executives from granting awards to “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or to officers and directors subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Code, the Plan shall be administered by a committee consisting of two or more outside directors (as this requirement is applied under Section 162(m) of the Code). Transactions in or involving awards intended to be exempt under Rule 16b-3 under the 1934 Act (“Rule 16b-3”) must be duly and timely authorized or ratified by the Board or a committee of non-employee directors (as this term is used in or under Rule 16b-3). (The appropriate acting body, be it the Board, Compensation Committee or another duly authorized committee of directors, is referred to as the “Committee.”)

(b) The Compensation Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, including subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company (or its subsidiaries or affiliates, as applicable) operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings. In no event other than as contemplated by Section 6, however, shall the Committee or its designee have the right to cancel or amend outstanding stock options or stock appreciation rights (“SARs”) for the purpose of repricing, replacing or regranting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR or exchanging underwater options or SARs for other awards or cash.

(c) In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including employees of and professional advisors to the Company. Any action taken by, or inaction of, the Committee relating to or pursuant to the Plan shall be within the absolute discretion of the Committee and shall be conclusive and binding on all persons.

4. Eligibility

The Committee may grant one or more awards under the Plan to any individual or individuals who, at the time of grant of the particular award, are employed by, or providing bona fide services (other than in connection with the offer and sale of the Company’s securities in a capital raising transaction or that directly or indirectly promote or maintain a market for the Company’s securities) as a consultant, agent, advisor, or independent contractor to the Company or are a member of the Board. For this purpose, individuals eligible to receive awards include any former employees or other service providers of the Company and former members of the Board eligible to receive an assumed or replacement award as contemplated in Sections 5 and 6. For purposes of this Section 4, “Company” includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

5. Shares of Common Stock Subject to the Plan and Grant Limits

(a) Subject to Section 6 of the Plan, the aggregate number of shares of common stock of the Company (“Common Stock”) which may be issued or transferred pursuant to awards under the Plan shall not exceed the aggregate sum of (i) 3,390,000 plus (ii) any shares subject to outstanding awards under the Prior Plan as of the Effective Time that are subsequently forfeited back to the Company; plus (iii) any shares subject to outstanding awards under the Prior Plan as of the Effective Time that are subsequently exchanged by a participant as full or partial payment to the Company in connection with any such award or exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any such award. For purposes of the Plan, (x) any shares of Common Stock subject to an award under the Plan which is forfeited back to the Company and (y) any shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to an award under the Plan, shall be available for issuance under the Plan in subsequent periods. Shares of Common Stock under the Plan may be used to pay for awards under the Prior Plan and shall count against the shares otherwise available under the Plan.

(b) The maximum number of shares of Common Stock that may be delivered pursuant to stock options qualified as incentive stock options under Section 422 of the Code (“ISOs”) is 3,390,000.

(c) If a SAR is exercised, only the number of shares of Common Stock issued, if any, will be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan. In instances where a SAR or other award is settled in cash or a form other than shares, the shares that would have been issued had there been no cash or other settlement shall not be counted against the shares available for issuance under the Plan. The payment of cash dividends and cash dividend equivalents in conjunction with outstanding awards shall not be counted against the shares available for issuance under the Plan. Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company (or a subsidiary or affiliate) of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company (or a subsidiary or affiliate) in connection with a business or asset acquisition or similar transaction) shall not be counted against the shares available for issuance under the Plan.

(d) Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

(e) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant during any three year period pursuant to stock option grants and SAR grants hereunder exceed the number of shares of Common Stock set forth in Section 3(c) of Exhibit A. In no event shall “Performance-Based Awards” under Exhibit A (other than stock options or SARs, and without giving effect to any related dividend equivalents) that are granted to any eligible participant during any three consecutive years relate to or provide for payment of more than the number of shares of Common Stock set forth in Section 3(d) of Exhibit A.

(f) Adjustments to the Plan’s aggregate share limit pursuant to Section 5(a), as well as the provisions of Section 5(e) and the applicable limits set forth in Exhibit A, are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder. The limits set forth in Sections 5(b), 5(e) and Exhibit A shall apply with respect to all Plan awards regardless of whether the underlying shares are attributable to the fixed number of shares made available for Plan award purposes or otherwise.

6. Adjustments and Reorganizations

(a) Upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of shares of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Committee shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b) Notwithstanding anything to the contrary in Section 6(a), the provisions of this Section 6(b) shall apply to an outstanding Plan award if a Change in Control (as defined in Section 6(e)) occurs. If the Company undergoes a Change in Control triggered by clause (iii) or (iv) of the definition thereof and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, or if for any other reason the award would not continue after the Change in Control, then upon the Change in Control: (i) if the award is a stock option, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; (ii) if the award is a SAR, it shall vest fully and completely, any and all restrictions on such SAR shall lapse, and it shall be fully exercisable; and (iii) if such award is an award or grant under Section 8(c) of the Plan, it shall immediately vest fully and completely, and all restrictions shall lapse, provided, however, that if the award is performance-based, the earnout or payout of the award, as applicable, shall be computed based on the performance terms of the award and based on actual performance achieved to the date of the Change in Control. No acceleration of vesting, exercisability and/or payment of an outstanding Plan award shall occur in connection with a Change in Control if either (i) the Company is the surviving entity, or (ii) the successor to the Company (if any) (or a parent thereof) agrees in writing prior to the Change in Control to assume the award; provided, however, that individual awards may provide for acceleration under these circumstances as contemplated by Section 6(c) below. If a stock option or other award is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to a Change in Control triggered by clause (iii) or (iv) of the definition thereof and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the award following the Change in Control, or if for any other reason the award would not continue after the Change in Control, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change in Control and based upon the then Fair Market Value of a share of Common Stock and subject, in the case of a performance-based award, to the Change in Control payment provisions set forth above). An option or other award so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an option or other award, then upon the Change in Control such option or award shall terminate, subject to any provision that has been made by the Committee through a plan of reorganization or otherwise for the survival, substitution or exchange of such option or right; provided that the option or award holder shall be given reasonable notice of such intended termination and an opportunity to exercise the option or award (to the extent an award other than an option must be exercised in order for the participant to realize the intended benefits) prior to or upon the Change in Control.

(c) Notwithstanding the provisions of Section 6(b), awards issued under the Plan may contain specific provisions regarding the consequences of a Change in Control and, if contained in an award, those provisions shall be controlling in the event of any inconsistency. (For example, and without limitation, an award may provide that acceleration will occur in connection with a Change in Control if the participant is terminated by the Company without cause or the participant terminates employment for good reason.) The occurrence of a particular Change in Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change in Control.

(d) The Committee may make adjustments pursuant to Section 6(a) and/or deem an acceleration of vesting of awards pursuant to Section 6(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee shall reinstate the original terms of an award if the related event does not actually occur.

(e) A “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied after the date of the spin-off of the Company from Northop Grumman Corporation (the “Spin-Off”):

(i) Any Person (other than those Persons in control of the Company as of the Effective Time, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company or a successor) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this clause (i): (A) “Person” or “group” shall not include underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from the Company with a view towards distribution, (B) creditors of the Company who become stockholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not, by virtue of such bankruptcy, be deemed a “group” or a single Person for the purposes of this clause (i) (provided that any one of such creditors may trigger a Change in Control pursuant to this clause (i) if such creditor’s ownership of Company securities equals or exceeds the foregoing threshold), and (C) an acquisition shall not constitute a Change in Control if made by an entity pursuant to a transaction that is covered by and does not otherwise constitute a Change in Control under clause (iii) below;

(ii) On any day after the Effective Time (the “Measurement Date”) Continuing Directors cease for any reason to constitute either: (1) if the Company does not have a Parent, a majority of the Board; or (2) if the Company has a Parent, a majority of the Board of Directors of the Controlling Parent. A director is a “Continuing Director” if he or she either:

(1) was a member of the Board on the applicable Initial Date (an “Initial Director”); or

(2) was elected to the Board (or the Board of Directors of the Controlling Parent, as applicable), or was nominated for election by the Company’s or the Controlling Parent’s stockholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office. A member of the Board (or Board of Directors of the Controlling Parent, as applicable) who was not a director on the applicable Initial Date shall be deemed to be an Initial Director for purposes of clause (2) above if his or her election, or nomination for election by the Company’s or the Controlling Parent’s stockholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office. “Initial Date” means the later of (1) the Effective Time or (2) the date that is two (2) years before the Measurement Date.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than sixty percent (60%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, is a Parent of the Company or the successor of the Company) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent of the Company or any successor of the Company or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or a Parent of the Company or the successor entity) Beneficially Owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of twenty-five percent (25%) existed prior to the Business Combination, and (3) a Change in Control is not triggered pursuant to clause (ii) above with respect to the Company (including any successor entity) or any Parent of the Company (or the successor entity).

(iv) A complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control of the Company under clause (iii) above.

Notwithstanding the foregoing, in no event shall the Spin-Off or a transaction or other event that occurred prior to the Effective Time constitute a Change in Control. Notwithstanding anything in clause (iii) above to the contrary, a change in ownership of the Company resulting from creditors of the Company becoming stockholders of the Company in connection with any bankruptcy of the Company under the laws of the United States shall not trigger a Change in Control pursuant to clause (iii) above.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the 1934 Act. “Controlling Parent” means the Company’s Parent so long as a majority of the voting stock or voting power of that Parent is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. In the event that the Company has more than one “Parent,” then “Controlling Parent” means the Parent of the Company the majority of the voting stock or voting power of which is not Beneficially Owned, directly or indirectly through one or more subsidiaries, by any other Person. “Parent” means an entity that Beneficially Owns a majority of the voting stock or voting power of the Company, or all or substantially all of the Company’s assets, directly or indirectly through one or more subsidiaries. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

7. Fair Market Value

“Fair Market Value” for all purposes under the Plan shall mean a price that is based on the opening, closing, actual, high, low, or average selling price of a share of Common Stock as reported by the New York Stock Exchange (the “Exchange”) for the date in question, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its sole discretion. Unless the Committee determines otherwise, Fair Market Value shall be equal to the reported closing price of a share of the Common Stock as reported by the Exchange for the date in question, and if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported by the Exchange for the preceding day on which sales of Common Stock were made on the Exchange shall be substituted.

8. Awards

The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Subject to any specific limitations in the Plan, awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity. The types of awards that may be granted under the Plan are:

(a) Stock Options—A grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each option shall be not less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of an ISO which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. Any stock option that is not an ISO shall be a nonqualified stock option. If an ISO is granted, the aggregate Fair Market Value (determined on the date the option is granted) of Common Stock subject to an ISO granted to a participant by the Committee which first becomes exercisable in any calendar year shall not exceed $100,000.00 (otherwise, the intended ISO, to the extent of such excess, shall be rendered a nonqualified stock option). ISOs may only be granted to key employees of the Company or a subsidiary. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Common Stock; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (iv) any combination of the above. “Reload” stock option grants that provide for the award of a new option when the exercise price of the option and/or tax withholding obligations related to the exercise of the option have been paid by tendering shares of Common Stock to the Company or by the Company’s reduction of the number of shares otherwise deliverable to the optionee are expressly prohibited.

(b) SARs—A right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement. The maximum term of an SAR shall be ten (10) years.

(c) Other Awards—

(i) Other awards, granted or denominated in Common Stock or units of Common Stock, may be granted under the Plan. These awards may include (without limitation):

(A) Restricted Performance Stock Right— A right to receive a share of Common Stock or cash of equivalent value subject to achievement of performance conditions over a minimum performance period of at least twelve continuous months, except as provided in Section 8(c)(iv);

(B) Restricted Performance Stock—Shares of Common Stock subject to vesting based on the achievement of performance conditions over a minimum performance period of at least twelve continuous months, except as provided in Section 8(c)(iv);

(C) Restricted Stock Right—A right to receive a share of Common Stock or cash of equivalent value subject to continued employment over a minimum vesting period of at least twelve continuous months, except as provided in Section 8(c)(iv);

(D) Restricted Stock—Shares of Common Stock subject to vesting based on continued employment over a minimum vesting period of at least twelve continuous months, except as provided in Section 8(c)(iv); and

(E) Stock Unit—A right to receive a share of Common Stock or cash of equivalent value that is vested immediately but payment of which is deferred until the director’s separation from service from the Board. Stock Units may only be granted to members of the Board who are not employees of the Company or one of its subsidiaries or affiliates.

(ii) Awards not granted or denominated in Common Stock or units of Common Stock (cash awards) also may be granted consistent with the requirements for “Performance-Based Awards” as described in Exhibit A. In addition, any such cash awards or other cash awards granted under the Company’s Annual Incentive Plan or other similar or replacement plans, may be paid in shares of Common Stock in lieu of cash, based on the Fair Market Value of a share of Common Stock as of the payment date. Any shares of Common Stock used for such purpose shall be counted against the shares of Common Stock authorized for issuance under this Plan.

(iii) All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company (or a subsidiary or affiliate), achievement of specific business objectives, and other measurements of individual, business unit or Company performance. Unless the Committee otherwise provides, awards under this Section 8(c) to employees of the Company or a subsidiary or affiliate that are either granted or become vested, exercisable or payable based on attainment of one or more of the performance goals related to the business criteria identified as “Performance Criteria” in Section 8 of Exhibit A, shall be deemed to be intended as “Performance-Based Awards” under Section 3 of Exhibit A.

(iv) The Committee may provide with respect to any award subject to a minimum performance or service-based vesting period for vesting to be accelerated, in whole or in part, upon the participant’s death, disability or retirement or upon the occurrence of a Change in Control; provided that vesting may be accelerated with respect to a “Performance-Based Award” (as defined in Exhibit A) upon retirement only if the amount of the award is determined based on actual performance as of the retirement date or the end of the applicable performance period.

9. Dividends and Dividend Equivalents

The Committee may provide that any awards under the Plan, other than stock options or SARs, earn dividends or dividend equivalents. Such dividends or dividend equivalents shall be credited to a participant’s account, either in cash without interest or as reinvestment in additional shares or share equivalents. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. For avoidance of doubt, dividends or dividend equivalents with respect to any award subject to the achievement of performance goals shall only be paid to the extent the award vests and the performance goals are achieved.

10. Deferrals and Settlements

Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares. Any deferral shall be made in compliance with Section 409A of the Code.

11. Transferability and Exercisability

Unless otherwise expressly provided in (or pursuant to) this Section 11, by applicable law or by the award agreement, (i) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to the Company; (b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercises by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of ISOs, to the extent such transfers are permitted by the Code); (d) if the participant is incapacitated, permitted transfers to or exercises on behalf of the holder by his or her legal representative; or (e) the authorization by the Committee of “cashless exercise” procedures. The Committee by express provision in the award or an amendment thereto may permit an award (other than an ISO) to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company (or a subsidiary or affiliate) to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

12. Award Agreements

Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award; provided, however, that such authority shall not extend to the reduction of the exercise price of a previously granted option or SAR, except as provided in Section 6 hereof. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the respective participant shall constitute agreement to the terms of the award.

13. Plan Amendment

The Plan may only be amended by a majority of the Board as it deems necessary or appropriate to better achieve the purpose of the Plan, except that no such amendment shall be made without the approval of the Company’s stockholders which would increase the number of shares available for issuance under the Plan (except for increases or adjustments expressly contemplated by Sections 5 and 6), expand the types of awards under the Plan, reprice, replace or regrant stock options or SARs with a purchase price that is less than the purchase price of the original stock option or SAR or exchange underwater stock options or SARs for other awards or cash, materially expand the eligible oarticipants or any other amendment requiring approval of the Company’s stockholders under applicable law or Exchange listing standards.

14. Tax Withholding

The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding (at the flat percentage rates applicable to supplemental wages) of any federal, state or local taxes required by law or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

15. Other Company Benefit and Compensation Programs

Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of the Company (or a subsidiary or affiliate), or any severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. Unfunded Plan

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

17. Future Rights

No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained in the employ or service of the Company (or any subsidiary or affiliate).

18. Governing Law; Severability; Legal Compliance

The validity, construction and effect of the Plan, any award agreements or other documents setting forth the terms of an award, and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law. If any provision of the Plan, any award agreement, or any other document setting forth the terms of an award shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan or such other document shall continue in effect.

The Plan, the granting and vesting of awards under the Plan and the issuance and delivery of Common Stock and/or the payment of money under the Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities and banking laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

The Plan and the awards granted under the Plan are intended to comply with (or be exempt from, as the case may be) Section 409A of the Code so as to avoid any tax, penalty or interest under Section 409A of the Code. The Plan shall be construed, operated and administered consistent with this intent.

19. Successors and Assigns

The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant’s creditors.

20. Rights as a Stockholder

Except as otherwise provided in the award agreement, a participant shall have no rights as a stockholder until he or she becomes the holder of record of shares of Common Stock.

Annex B

PERFORMANCE-BASED COMPENSATION POLICY

OF HUNTINGTON INGALLS INDUSTRIES, INC.

1. Purpose

This Policy is intended to allow certain designated annual cash incentives payable to the senior executives of the Company and certain designated equity-based awards under the Company’s 2012 Long-Term Incentive Stock Plan to comply with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.

2. Annual Cash Incentive Compensation

(a) The aggregate maximum potential amount of cash compensation designated as payable under this Policy payable to all of the Section 162(m) Officers for a Performance Year shall equal two and one-half percent (2.5%) of the Economic Earnings for such Performance Year (the “Tentative Appropriated Incentive Compensation”).

(b) The maximum potential amount of Tentative Appropriated Incentive Compensation (as defined in Section 2(a)) payable for any single Performance Year to each Section 162(m) Officer shall be the Tentative Appropriated Incentive Compensation multiplied by the applicable percentage as follows: forty percent (40%) for the Chief Executive Officer and twenty percent (20%) for each of the other up to three (3) Section 162(m) Officers for such Performance Year.

(c) The maximum potential amount of the Tentative Appropriated Incentive Compensation payable to each Section 162(m) Officer as described in Section 2(b) may be reduced (but not increased) by the Compensation Committee, in its sole discretion, as provided in Section 2(d). The Tentative Appropriated Incentive Compensation that is actually allocated among the Section 162(m) Officers for the Performance Year after any reduction pursuant to Section 2(d) shall be the “Appropriated Incentive Compensation.” In no event may the Appropriated Incentive Compensation for a Performance Year exceed the Tentative Appropriate Incentive Compensation for such Performance Year. Any Tentative Appropriated Incentive Compensation for a Performance Year which is not actually allocated to each of the Section 162(m) Officers for a Performance Year shall be forfeited.

(d) The Compensation Committee may, in its sole discretion, exercise negative discretion by reducing amounts of Tentative Appropriated Incentive Compensation to all or any of the Section 162(m) Officers from the maximum potential awards payable by application of Section 2(b). No such reduction shall increase the amount of the maximum award payable to any other Section 162(m) Officer. The Policy anticipates that the Compensation Committee will exercise its negative discretion in the following manner:

(i) In connection with the granting of awards under the Annual Incentive Plan at the beginning of each Performance Year, the Compensation Committee will make an award to each Section 162(m) Officer under the Annual Incentive Plan.

(ii) After the end of the Performance Year, the Compensation Committee will determine the Annual Incentive Plan Compensation for each Section 162(m) Officer. If the Annual Incentive Plan Compensation is more than the Tentative Appropriated Incentive Compensation determined for that Section 162(m) Officer under Section 2(b), the Tentative Appropriated Incentive Compensation for that officer is the maximum amount payable. If the Annual Incentive Plan Compensation for a Section 162(m) Officer is less than the officer’s Tentative Appropriated Incentive Compensation, the Compensation Committee may determine to pay the Annual Incentive Plan Compensation or make an adjustment as provided in Section 2(d)(iii).

(iii) Subject to Section 2(d)(ii), the Compensation Committee may determine the amount of any reduction in a Section 162(m) Officer’s Tentative Appropriated Incentive Compensation on the basis of such factors as it deems relevant, which may include but not be limited to the following factors:

(A) The evaluation of the Section 162(m) Officer’s performance during that Performance Year in relation to any performance objectives and the officer’s contribution during the Performance Year to the success or profit of the Company.

(B) The classification of the Section 162(m) Officer’s position, relative to the position of participants in the Annual Incentive Plan.

The Compensation Committee shall not be required to establish any allocation or weighting component with respect to the factors it considers.

(e) Notwithstanding any other provisions of this Policy, the Appropriated Incentive Compensation payable to a Section 162(m) Officer for a Performance Year must satisfy the requirements of Sections 2(e)-(h). The purpose of these subsections is to ensure compliance by the Policy with the requirements of Section 162(m) of the Code relating to performance-based compensation. To the extent necessary to ensure that Appropriated Incentive Compensation payments comply with the requirements of Section 162(m) of the Code relating to performance based compensation, Appropriated Incentive Compensation payments are subject to:

(i) Approval of this Policy and of the criteria and percentages stated in Sections 2(a) and (b) by the shareholders of the Company following the Spin-Off no later than the first regularly scheduled meeting of the shareholders that occurs more than twelve (12) months after the Spin-Off;

(ii) The maximum amount that may be awarded to any Section 162(m) Officer for any Performance Year as stated in Section 2(b); and

(iii) Approval of this Policy by the Compensation Committee following the Spin-Off and at or prior to the time any Appropriated Incentive Compensation is paid to any Section 162(m) Officers.

(f) The Economic Earnings criterion established in Section 2(a) on which Appropriated Incentive Compensation payments are based shall first apply in the Performance Year beginning January 1, 2011.

(g) Prior to the payment of any Appropriated Incentive Compensation to a Section 162(m) Officer for a Performance Year, the Compensation Committee shall make a determination and certification in writing as to the achievement of the Economic Earnings, and any other material terms with respect to payment of the Appropriated Incentive Compensation to such officer for such Performance Year.

(h) The Compensation Committee shall have no discretion to increase Appropriated Incentive Compensation for a Section 162(m) Officer for a Performance Year above the amount determined by application of Section 2(b). The Compensation Committee shall make the final determination of each Section 162(m) Officer’s Appropriated Incentive Compensation for a Performance Year.

3. Performance-Based Awards

(a) The Compensation Committee may grant Performance-Based Awards under the Long-Term Incentive Stock Plan to key employees of the Company and its subsidiaries, whether in the form of Restricted Performance Stock (as defined in Section 8(c)(i)(B) of the Long-Term Incentive Stock Plan,

Restricted Performance Stock Units (as defined in Section 8(c)(i)(A) of the Long-Term Incentive Stock Plan), or other rights, that are intended to comply with the performance-based compensation exception to the deductibility limitation under Section 162(m) of the Code. Performance-Based Awards shall be subject to all applicable terms and conditions of the Long-Term Incentive Stock Plan and Section 3(b)-(e) below.

(b) The applicable Performance Criteria and the specific performance goals for Performance-Based Awards must be approved by the Compensation Committee in advance of applicable deadlines under the Code and while the performance relating to such goals remains substantially uncertain. The applicable performance period may range from one to ten years. Performance targets shall, to the extent determined by the Compensation Committee to be equitable and appropriate, be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting charges or other extraordinary events not foreseen at the time the targets were set.

(c) In no event shall the total number of shares of Common Stock that may be awarded to any eligible participant in the Long-Term Incentive Stock Plan during any three year period pursuant to stock option grants and SAR grants hereunder exceed 1,500,000 shares.

(d) In no event shall share-based Performance-Based Awards granted to any eligible person under the Long-Term Incentive Stock Plan (without giving effect to any related dividend equivalents) during any three consecutive years relate to or provide for payment of more than 500,000 shares of the Company’s Common Stock. In no event shall grants to any eligible person under the Long-Term Incentive Stock Plan of Performance-Based Awards payable only in cash in any calendar year and not related to shares provide for payment of more than $3,000,000.

(e) Except as otherwise permitted under Section 162(m) of the Code, before any Performance-Based Award is paid, the Compensation Committee must certify that the performance goal and any other material terms of the Performance-Based Award were in fact satisfied. The Compensation Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Policy, the Long-Term Incentive Stock Plan and Section 162(m) of the Code, on the payment of individual Performance-Based Awards. The Compensation Committee may reserve by express provision in any award agreement the right to reduce the amount payable in accordance with any standards or on any other basis (including the Compensation Committee’s discretion), as the Compensation Committee may impose.

4. Administration

The Compensation Committee shall be responsible for the administration of the Policy. The Compensation Committee shall:

(a) Interpret the Policy, make any rules and regulations relating to the Policy, designate the awards that are subject to the Policy, and determine factual questions arising in connection with the Policy, after such investigation or hearing as the Compensation Committee may deem appropriate.

(b) As soon as practicable after the close of each Performance Year and prior to the payment of any Appropriated Incentive Compensation for such Performance Year, review the performance of each Section 162(m) Officer and determine the amount of each such officer’s individual Appropriated Incentive Compensation payment, if any, with respect to that Performance Year.

(c) Have sole discretion in determining the terms of Appropriated Incentive Compensation and Performance-Based Awards that are subject to the Policy, except that in making awards the Compensation Committee may, in its discretion, request and consider the recommendations of the Chief Executive Officer of the Company and others whom it may designate.

Any decisions made by the Compensation Committee under the provisions of this Section 4 shall be conclusive and binding on all parties concerned. Except as otherwise specifically provided in this Policy, the provisions of this Policy shall be interpreted and administered by the Compensation Committee in a manner consistent with the requirements for exemption of Appropriated Incentive Compensation and Performance-Based Awards granted to Section 162(m) Officers as “performance-based compensation” under Code Section 162(m) and regulations and other interpretations issued by the Internal Revenue Service thereunder.

5. Amendment or Termination of Policy

The Board of Directors of the Company shall have the right to terminate or amend this Policy at any time and to discontinue further appropriations thereto, except that that no amendment to the Policy shall be made without the approval of the shareholders of Huntington Ingalls Industries, Inc. if shareholder approval is required to preserve the exemption of Appropriated Incentive Compensation and Performance-Based Awards granted to Long-Term Incentive Stock Plan participants as “performance-based compensation” under Code Section 162(m).

6. Effective Date

This Policy was first effective for Performance Years commencing in 2011. No appropriations will be made, and no Appropriated Incentive Compensation shall be paid or Performance-Based Awards shall be granted, for subsequent Performance Years if the Policy is not approved by the shareholders of Huntington Ingalls Industries, Inc. in accordance with Section 2(e).

7. Miscellaneous

(a) Nothing in this Policy shall constitute an agreement (i) of any Section 162(m) Officer or any other employee to remain in the employ of and to render his/her services to the Company, or (ii) of the Company to continue to employ a Section 162(m) Officer or any other employee, and the Company may terminate the employment of a Section 162(m) Officer or any other employee at any time with or without cause.

(b) In the event any provision of the Policy shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Policy, and the Policy shall be construed and enforced as if the illegal or invalid provision had not been included.

(c) All costs of implementing and administering the Policy shall be borne by the Company.

(d) The Policy shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(e) The Policy shall be governed by and construed in accordance with the state of Delaware.

8. Definitions

The following terms shall have the following meanings (capitalized terms used in the Policy not otherwise defined below shall have the meanings given to such terms under the Long-Term Incentive Stock Plan):

“Annual Incentive Plan”—The Annual Incentive Plan of Huntington-Ingalls Industries, Inc. (or any successor plan). Unless the Committee provides otherwise at the time of an award, awards under the Annual Incentive Plan to Section 162(m) Officers are designated as subject to the Policy.

“Annual Incentive Plan Compensation”—The annual cash-based incentive that would be payable to a Section 162(m) Officer under the Annual Incentive Plan award for the Performance Year.

“Compensation Committee”—The Compensation Committee of the Board of Directors of Huntington Ingalls Industries, Inc. It shall be composed of not less than two members of the Board of Directors, no one of whom shall be an officer or employee of the Company and it shall be constituted so as to comply with the “outside director” requirement of Section 162(m) of the Code.

“Company”—Huntington Ingalls Industries, Inc. and such of its subsidiaries as are consolidated in its consolidated financial statements.

“Economic Earnings”—Income from continuing operations before federal and foreign income taxes and the cumulative effect of accounting changes and extraordinary items, less pension income (or plus pension expense) plus amortization and impairment of goodwill and other purchased intangibles, plus restructuring or similar charges to the extent they are separately disclosed in the annual report.

“EVA”—Operating profit after tax (which means net earnings after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (which is based on average total capital and the weighted average cost of capital).

“Long-Term Incentive Stock Plan”—The 2012 Long-Term Incentive Stock Plan of Huntington-Ingalls Industries, Inc.

“Net Pension Income or Expense”—Any positive (Income) or negative (Expense) difference between income from employee pension plan investments less the cost of employee pension benefits for the relevant period of time.

“Pension Adjusted Operating Margin”—Operating margin adjusted for the difference in pension cost between FAS (Financial Accounting Standards) and allowable and reimbursable pension costs under CAS (Cost Accounting Standards).

“Performance-Based Award”—An award (other than stock options or SAR grants) under the Long-Term Incentive Stock Plan, the vesting of which depends on the absolute or relative performance of the Company on a consolidated, segment, subsidiary, division, or plant basis with reference to one or more Performance Criteria, that is designated by the Compensation Committee as being subject to this Policy.

“Performance Criteria”—Revenue, net earnings (on a total or continuing basis and either before or after interest, taxes, depreciation, amortization and/or Net Pension Income or Expense), earnings per share (either on a total or continuing basis and before or after interest, taxes, depreciation, and amortization), cash flow or free cash flow (either as dollars or as a percentage of net earnings), return on equity or on assets or on investment (in each case which may, but need not, be on a net basis), cash flow return on equity, investments, assets or net assets, cost containment or reduction, new business awards or backlog, stock price or stock price appreciation, total stockholder return, EVA, overhead or expense containment or reduction, working capital level or working capital turnover, asset levels or asset turnover, enterprise value, operating margin (dollars or rate), Pension Adjusted Operating Margin, debt covenants (including compliance with debt covenants), or credit ratings.

The financial metrics identified above can be measured on an as reported or pension adjusted basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative or growth basis. The metrics may be set on a consolidated, segment, sector, subsidiary, division, or plant basis. Any of these metrics also may be based on peer comparisons.

“Performance Year”—The fiscal year of the Company with respect to which an award of Appropriated Incentive Compensation is calculated and paid.

“Policy”—This Performance-Based Compensation Policy of Huntington Ingalls Industries, Inc.

“Section 162(m) Officer”— An employee of the Company or its subsidiaries or affiliates who is a “covered employee” as defined in Section 162(m) of the Code with respect to a Performance Year or with respect to a Performance-Based Award.

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 1, 2012.
Vote by Internet
• Go to www.envisionreports.com/HII
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR the three nominees for director.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Paul D. Miller	☐	☐	02 - C. Michael Petters	☐	☐	03 - Karl M. von der Heyden	☐	☐

B	The Board of Directors recommends a vote FOR Proposals 2, 3, 5 and 6 and 1 YEAR for Proposal 4.

			For	Against	Abstain			For	Against	Abstain

2.	Ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2012.		☐	☐	☐	5.	Approve the 2012 Long-Term Incentive Stock Plan.	☐	☐	☐
			For	Against	Abstain			For	Against	Abstain

3.	Advisory approval of executive compensation.		☐	☐	☐	6.	Approve the Performance-Based Compensation Policy to preserve the tax deductibility of performance-based payments.	☐	☐	☐
		1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of future advisory approvals of executive compensation.	☐	☐	☐	☐

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Huntington Ingalls Industries, Inc.

2012 Annual Meeting of Stockholders

Wednesday, May 2, 2012 at 1:00 p.m. EDT

Newport News Marriott at City Center

740 Town Center Drive, Newport News, Virginia 23606

From Newport News/Williamsburg International Airport (PHF):

Exit Airport on Bland Blvd (0.6 mi.). Turn left onto Jefferson Ave (1.9 mi.). Turn left onto Oyster Point Rd (0.7 mi.). Turn right onto Canon Blvd (1.3 mi.). Turn right onto Town Center Drive. Hotel on the left.

From Norfolk International Airport (ORF):

Start out going toward I-64/Airport Exit (0.1 mi.). Turn left onto Norview Ave (1.1 mi.). Merge onto I-64 West toward Hampton/Richmond (21.5 mi.). Take Exit 258A (J. Clyde Morris Blvd) (0.6 mi.). Merge right onto Diligence Drive (0.4 mi.). Turn right onto Thimble Shoals Blvd (0.1 mi.). Turn right onto Canon Blvd (0.1 mi.). Turn left onto Town Center Drive. Hotel on the left.

From Richmond International Airport (RIC):

Travel toward the Airport Exit on Richard E. Byrd Terminal Drive (0.4 mi.). Continue on S. Airport Drive (1.2 mi.). Take ramp onto I-64 East toward Norfolk/Rocky Mt NC (57.1 mi.). Travel I-64 East and take Exit 258A (J. Clyde Morris Blvd) (0.3 mi.). Merge right onto Diligence Drive (0.4 mi.). Turn right onto Thimble Shoals Blvd (0.1 mi.). Turn right onto Canon Blvd (0.1 mi.). Turn left onto Town Center Drive. Hotel on the left.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Huntington Ingalls Industries, Inc.

Notice of 2012 Annual Meeting of Stockholders

This proxy is solicited on behalf of the Board of Directors of Huntington Ingalls Industries, Inc.

The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, appoints (1) Bruce N. Hawthorne, George M. Simmerman, Jr. and Charles R. Monroe, Jr., and each of them, Proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of Huntington Ingalls Industries, Inc. owned of record by the undersigned, and which the undersigned is entitled to vote, in each case on all matters that may come before the 2012 Annual Meeting of Stockholders to be held on May 2, 2012, at 1:00 p.m. EDT, at the Newport News Marriott at City Center, 740 Town Center Drive, Newport News, Virginia 23606, and any adjournments or postponements thereof.

If shares are held on your behalf under any of the Company savings plans, the proxy serves to provide confidential instructions to the plan Trustee, who then votes the shares. Instructions must be received by 11:59 p.m. EDT on April 29, 2012, to be included in the tabulation to the plan Trustee. For shares represented by proxies not received by this date, the applicable plan Trustee will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote FOR all nominees for Director, FOR Proposals 2, 3, 5 and 6 and 1 YEAR for Proposal 4.

The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)